FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280224-07

Dated May 13, 2025	BMO 2025-C12

Structural and Collateral Term Sheet
BMO 2025-C12 Mortgage Trust
$648,573,834 (Approximate Mortgage Pool Balance)

$[] (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2025-C12

Bank of Montreal

Goldman Sachs Mortgage Company

German American Capital Corporation

Ladder Capital Finance LLC

LMF Commercial, LLC

KeyBank National Association

Zions Bancorporation, N.A.

Societe Generale Financial Corporation

Starwood Mortgage Capital LLC

UBS AG

Natixis Real Estate Capital LLC

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Deutsche Bank Securities	KeyBanc Capital Markets	Société Générale	UBS Securities LLC	Goldman Sachs & Co. LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities	Bancroft Capital, LLC	Drexel Hamilton	Mischler Financial	Natixis
Co-Managers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated May 13, 2025	BMO 2025-C12

This material is for your information, and none of BMO Capital Markets Corp., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., SG Americas Securities, LLC, UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC, Mischler Financial Group, Inc. and Natixis Securities Americas LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-280224) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2025-C12 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

Société Générale is the marketing name for SG Americas Securities, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Dated May 13, 2025	BMO 2025-C12

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BMO 2025-C12
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
GSMC	5	9	$155,190,000	23.9%	$172,780,000	26.6%
BMO	6	6	$78,483,097	12.1%	$117,523,097	18.1%
GACC	5	5	$56,506,460	8.7%	$97,376,460	15.0%
LCF	1	1	$63,859,671	9.8%	$63,859,671	9.8%
LMF	3	3	$54,937,004	8.5%	$54,937,004	8.5%
KeyBank	6	6	$37,805,000	5.8%	$37,805,000	5.8%
ZBNA	2	2	$33,500,000	5.2%	$33,500,000	5.2%
SGFC	3	3	$25,267,603	3.9%	$25,267,603	3.9%
SMC	2	12	$18,525,000	2.9%	$18,525,000	2.9%
UBS AG	1	1	$14,000,000	2.2%	$14,000,000	2.2%
Natixis	1	2	$13,000,000	2.0%	$13,000,000	2.0%
GACC, GSMC, BMO	1	1	$64,500,000	9.9%	-	-
BMO, GACC	1	1	$33,000,000	5.1%	-	-
Total:	37	52	$648,573,834	100.0%	$648,573,834	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$648,573,834
Number of Mortgage Loans:	37
Number of Mortgaged Properties:	52
Average Cut-off Date Balance per Mortgage Loan:	$17,529,023
Weighted Average Current Mortgage Rate:	6.55698%
10 Largest Mortgage Loans as % of IPB:	62.3%
Weighted Average Remaining Term to Maturity:	118 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR:	1.72x
Weighted Average UW NOI Debt Yield:	12.7%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”):	56.0%
Weighted Average Maturity Date/ARD LTV:	53.7%

Other Statistics
% of Mortgage Loans with Additional Debt:	3.1%
% of Mortgage Loans with Single Tenants(1):	5.6%
% of Mortgage Loans secured by Multiple Properties:	7.3%

Amortization
Weighted Average Original Amortization Term:	354 months
Weighted Average Remaining Amortization Term:	352 months
% of Mortgage Loans with Interest-Only:	61.1%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	20.0%
% of Mortgage Loans with Amortizing Balloon:	18.9%

Lockboxes
% of Mortgage Loans with Hard Lockboxes:	61.8%
% of Mortgage Loans with Springing Lockboxes:	28.3%
% of Mortgage Loans with Soft Lockbox:	5.5%
% of Mortgage Loans with No Lockbox:	2.3%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockbox:	2.0%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	64.6%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	32.8%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	63.4%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(2):	61.7%

(1)	Excludes mortgage loans that are secured by multiple properties leased to separate single tenants.
(2)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, industrial and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BMO 2025-C12
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units	Property Type	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV
1	Washington Square	Portland, OR	GACC, GSMC, BMO	1	$64,500,000	9.9%	994,568	Retail	2.07x	12.1%	51.9%	51.9%
2	32 Old Slip - Leased Fee	New York, NY	GSMC	1	$64,500,000	9.9%	42,176	Other	1.10x	6.3%	74.2%	74.2%
3	La Gran Plaza	Fort Worth, TX	LCF	1	$63,859,671	9.8%	1,112,372	Mixed Use	2.29x	19.7%	43.1%	37.5%
4	Dadeland Centre I & II	Miami, FL	GSMC	1	$51,500,000	7.9%	242,598	Office	1.53x	13.5%	59.6%	55.2%
5	Cape Cod Mall	Hyannis, MA	BMO	1	$40,000,000	6.2%	506,308	Retail	2.81x	19.5%	50.0%	50.0%
6	UOVO QPN	Long Island City, NY	BMO, GACC	1	$33,000,000	5.1%	281,494	Self Storage	1.47x	9.7%	60.9%	60.9%
7	Shoppes at Bedford	Bedford, NH	ZBNA	1	$28,000,000	4.3%	267,661	Retail	1.56x	11.7%	64.4%	64.4%
8	Corona Hills Marketplace	Corona, CA	LMF	1	$20,000,000	3.1%	148,805	Retail	1.85x	12.1%	46.0%	46.0%
9	Plymouth Meeting Executive Campus	Plymouth Meeting, PA	GSMC	5	$20,000,000	3.1%	521,288	Office	2.02x	19.9%	51.9%	45.6%
10	Cress Creek Square Shopping Center	Naperville, IL	LMF	1	$19,000,000	2.9%	144,447	Retail	1.38x	11.4%	59.7%	56.5%

	Top 3 Total/Weighted Average			3	$192,859,671	29.7%			1.82x	12.7%	56.4%	54.6%
	Top 5 Total/Weighted Average			5	$284,359,671	43.8%			1.91x	13.8%	56.1%	54.1%
	Top 10 Total/Weighted Average			14	$404,359,671	62.3%			1.82x	13.4%	56.5%	54.6%
	Non-Top 10 Total/Weighted Average			38	$244,214,163	37.7%			1.54x	11.5%	55.1%	52.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BMO 2025-C12
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	Washington Square	GACC, GSMC, BMO	$64,500,000	$275,500,000	BMO 2025-C12	Trimont	Rialto	Future Securitization(s)	275,500,000
2	32 Old Slip - Leased Fee	GSMC	$64,500,000	$102,500,000	BMO 2025-C12	Trimont	Rialto	Future Securitization(s)	$102,500,000
5	Cape Cod Mall	BMO	$40,000,000	$14,000,000	BMO 2025-C12	Trimont	Rialto	Future Securitization(s)	$14,000,000
6	UOVO QPN	BMO, GACC	$33,000,000	$110,000,000	WFCM 2025-C64	Trimont	Rialto	WFCM 2025-C64 BMO 2025-C11	$45,000,000 $65,000,000
9	Plymouth Meeting Executive Campus	GSMC	$20,000,000	$16,000,000	BMO 2025-C12	Trimont	Rialto	Future Securitization(s)	$16,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BMO 2025-C12
Collateral Characteristics
Mortgaged Properties by Type

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date/ARD LTV
Retail	Super Regional Mall	2	$104,500,000	16.1%	2.35x	14.9%	51.2%	51.2%
	Anchored	7	88,591,605	13.7	1.58x	12.1%	57.3%	55.0%
	Single Tenant	9	16,957,856	2.6	1.82x	13.7%	44.7%	44.7%
	Grocery Anchored	1	6,495,597	1.0	1.73x	15.0%	42.2%	36.5%
	Unanchored	1	5,500,000	0.8	2.80x	18.7%	36.4%	36.4%
	Shadow Anchored	1	3,206,999	0.5	1.45x	12.0%	54.4%	54.4%
	Subtotal / Weighted Average:	21	$225,252,056	34.7%	1.99x	13.8%	52.5%	51.5%
Office	Suburban	8	$90,252,500	13.9%	1.72x	15.0%	56.3%	52.1%
Multifamily	Garden	6	$53,389,607	8.2%	1.40x	11.3%	57.6%	50.5%
	Low Rise	2	18,250,000	2.8	1.22x	8.4%	66.6%	66.6%
	Student Housing	1	18,200,000	2.8	1.98x	13.0%	59.3%	59.3%
	Subtotal / Weighted Average:	9	$89,839,607	13.9%	1.48x	11.0%	59.8%	55.5%
Mixed Use	Retail / Office	1	$63,859,671	9.8%	2.29x	19.7%	43.1%	37.5%
	Multifamily / Retail	2	13,000,000	2.0	1.41x	9.6%	55.1%	55.1%
	Industrial / Office	1	6,175,000	1.0	1.40x	9.9%	67.9%	67.9%
	Subtotal / Weighted Average:	4	$83,034,671	12.8%	2.09x	17.4%	46.8%	42.5%
Self Storage	Self Storage	7	$77,770,000	12.0%	1.43x	9.8%	57.5%	56.7%
Other	Leased Fee	1	$64,500,000	9.9%	1.10x	6.3%	74.2%	74.2%
Industrial	Manufacturing / Warehouse	1	$14,000,000	2.2%	1.25x	9.8%	46.7%	43.9%
Manufactured Housing	Manufactured Housing	1	$3,925,000	0.6%	1.43x	10.4%	60.4%	60.4%
Total / Weighted Average:		52	$648,573,834	100.0%	1.72x	12.7%	56.0%	53.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

Washington Square
9585 Southwest Washington Square Road
Portland, OR 97223
PORTLAND
Beaverton
Tigard
Tualatin
Lake Oswego
Aloha
Cedar Hills
West Slope
West Haven-Sylvan
Green Hills
Raleigh Hills
West Beaverton
South Beaverton
Garden Home-Whitford
Metzger
Bull Mountain
Stafford
DOWNTOWN BEAVERTON
DOWNTOWN TIGARD
WASHINGTON COUNTY
MULTNOMAH COUNTY
CLACKAMAS COUNTY
Nike Headquarters
Providence St. Vincent Hospital
World Forestry Center
Oregon Zoo
Cedar Hills Shopping Center
Walker Center
Cedar Hills Crossing
Aloha Market Center
Tualatin Hills Nature Park
Beaverton Town Square
Beaverton Industrial Center
Arctic Business Park
Allen West Business Center
Denney Industrial Park
Scholls Crossing Center
Portland Golf Club
Gabriel Park
RedTail Golf Center
Cascade Plaza
Washington Square Too
Bellingham Herald
Murrayhill Marketplace
Progress Ridge Town Square
Tigard Plaza
George Fox University
Portland Community College Sylvania
Wall Street Industrial Park
Tigard Marketplace
Hilltop Business Center
Pacific Corporate Center
Canterbury Square
Kruse Way
Trimble
Kruse Village
Springbrook City Park
West Waluga Park
Oswego Lake
Tigard Promenade
Tigard Towne Square
Carmen Center
South Lake Center
Bridgeport Village
Lake Oswego Commerce Center
Tualatin Country Club
Tualatin Park
Lam Research Corporate Office
Tualatin Business Center
Nyberg Woods Shopping Center
Legacy Meridian Park Medical Center
Koch Corporate Center
Downtown Portland 5 miles
Portland Intl. Airport 24 miles
MAX LIGHT RAIL
WES COMMUTER RAIL
SW Tualatin Valley Hwy
SW Farmington Rd
SW Canyon Rd
SW Beaverton Hillsdale Hwy
SW Scholls Ferry Rd
SW Allen Blvd
SW Vermont St
SW Hart Rd
SW Multnomah Blvd
SW Hall Blvd
SW Capitol Hwy
SW 170th Ave
SW 175th Ave
Murray Blvd
Walker Rd
Jenkins Rd
SW McDonald St
SW Bull Mtn Rd
SW Durham Rd
SW Hall Rd
Boones Ferry Rd
SW Tualatin Rd
Childs Rd
SW Tualatin Sherwood Rd
SW Borland Rd
26
217
8
10
210
99W
5
205
PORTLAND
Vancouver
WASHINGTON
OREGON
Hillsboro
Aloha
Beaverton
Tigard
Tualatin
Lake Oswego
Milwaukie
Happy Valley
Gresham
Troutdale
Damascus
Oregon City
Wilsonville
Canby
Sherwood
Newberg
CASCADE RANGE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC, GSMC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$64,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$64,500,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	9.9%	Net Rentable Area (SF)(4):	994,568
Loan Purpose:	Recapitalization	Location:	Portland, OR
Borrowers:	PPR Washington Square LLC and MS Washington Square LLC	Year Built / Renovated:	1974, 2005 / 1995, 2008, 2018-2019
Borrower Sponsor:	The Macerich Partnership, L.P.	Occupancy:	85.6%
Interest Rate:	5.57700%	Occupancy Date:	3/27/2025
Note Date:	3/27/2025	4th Most Recent NOI (As of):	$34,916,211 (12/31/2021)
Maturity Date:	4/6/2035	3rd Most Recent NOI (As of):	$40,807,876 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$37,934,316 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$40,052,391 (TTM 12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	93.7%
Amortization Type:	Interest Only	UW Revenues:	$52,293,715
Call Protection(2):	L(26),DorYM1(87),O(7)	UW Expenses:	$11,301,353
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$40,992,362
Additional Debt(1):	Yes	UW NCF:	$39,798,880
Additional Debt Balance(1):	$275,500,000	Appraised Value / Per SF(4)(5):	$655,000,000 / $659
Additional Debt Type(1):	Pari Passu	Appraisal Date(5):	3/1/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(4):	$342
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(4):	$342
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.9%
Replacement Reserves:	$0	Springing	Variable(3)	Maturity Date LTV:	51.9%
TI / LC Reserve:	$0	Springing	Variable(3)	UW NCF DSCR:	2.07x
Gap Rent Reserve:	$155,348	$0	N/A	UW NOI Debt Yield:	12.1%
Outstanding TI / LC Reserve:	$2,752,705	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$340,000,000	100.0%	Return of Equity	$336,001,852	98.8%
			Upfront Reserves	2,908,053	0.9
			Closing Costs	1,090,095	0.3
Total Sources	$340,000,000	100.0%	Total Uses	$340,000,000	100.0%
(1)	The Washington Square Mortgage Loan (as defined below) is part of a whole loan evidenced by 23 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $340.0 million (the “Washington Square Whole Loan”). The Financial Information in the chart above reflects the Washington Square Whole Loan.
(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on May 6, 2025. Defeasance of the Washington Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Washington Square Whole Loan to be securitized (the “Lockout Release Date”) and (ii) May 6, 2028. In addition, on any business day from and after the Lockout Release Date, voluntary prepayment of the Washington Square Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in October 2034, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Washington Square Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 26 payments is based on the expected BMO 2025-C12 securitization closing date in June 2025. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The Washington Square Property (as defined below) is part of a larger retail development consisting of a total of 1,243,621 square feet (“SF”). Macy’s operates 242,505 SF at the larger retail development and Wells Fargo operates 6,548 SF at the larger retail development which are not part of the collateral.
(5)	The appraisal is based on the assumption that Dick’s Sporting Goods, which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s Sporting Goods. There can be no assurance either that Dick’s Sporting Goods will enter into the new lease assumed in the appraisal or that it will continue to lease its current space, or of what the value of the Washington Square Property would be absent such assumption

The Loan. The largest mortgage loan (the “Washington Square Mortgage Loan”) is part of the Washington Square Whole Loan secured by the borrowers’ fee interests in a super-regional mall totaling 994,568 SF located in Portland, Oregon (the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

“Washington Square Property”). The Washington Square Whole Loan consists of 23 pari passu promissory notes and accrues interest at a rate of 5.57700% per annum on an Actual/360 basis. The Washington Square Whole Loan has a 10-year term and is interest only for the entire duration of the term. The Washington Square Whole Loan was co-originated on March 27, 2025 by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GSBI”), Bank of Montreal (“BMO”), JPMorgan Chase Bank, National Association (“JPMCB”), and Morgan Stanley Bank, National Association (“MSBNA”). The Washington Square Mortgage Loan is evidenced by the controlling Note A-1-1 and non-controlling Notes [], contributed by GACC, non-controlling Note A-4-1, contributed by BMO, and the non-controlling Note A-2-1, contributed by GSMC, with an aggregate original principal balance of $64,500,000. The Washington Square Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 trust.

The table below identifies the promissory notes that comprise the Washington Square Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$29,320,000	$29,320,000	BMO 2025-C12	Yes
A-1-2(1)	$10,680,000	$10,680,000	GACC	No
A-1-3(1)	$15,000,000	$15,000,000	GACC	No
A-1-4(1)	$15,000,000	$15,000,000	GACC	No
A-1-5(1)	$15,000,000	$15,000,000	GACC	No
A-1-6(1)	$10,000,000	$10,000,000	GACC	No
A-1-7(1)	$10,000,000	$10,000,000	GACC	No
A-1-8(1)	$8,333,334	$8,333,334	GACC	No
A-2-1	$17,590,000	$17,590,000	BMO 2025-C12	No
A-2-2(1)	$16,410,000	$16,410,000	GSBI	No
A-2-3(1)	$17,000,000	$17,000,000	GSBI	No
A-2-4(1)	$17,000,000	$17,000,000	GSBI	No
A-3-1(1)	$40,000,000	$40,000,000	JPMCB	No
A-3-2(1)	$5,333,333	$5,333,333	JPMCB	No
A-4-1	$17,590,000	$17,590,000	BMO 2025-C12	No
A-4-2(1)	$12,000,000	$12,000,000	BMO	No
A-4-3(1)	$3,410,000	$3,410,000	BMO	No
A-4-4(1)	$9,000,000	$9,000,000	BMO	No
A-4-5(1)	$9,000,000	$9,000,000	BMO	No
A-4-6(1)	$6,000,000	$6,000,000	BMO	No
A-4-7(1)	$6,000,000	$6,000,000	BMO	No
A-4-8(1)	$5,000,000	$5,000,000	BMO	No
A-5-1(1)	$45,333,333	$45,333,333	MSBNA	No
Whole Loan	$340,000,000	$340,000,000
(1)	Expected to be contributed to a future securitization.

The Property. The Washington Square Property is a super-regional shopping center located in the western suburbs of Portland, Oregon. The Washington Square Property is well located at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Washington Square Property generates approximately 9.2 million annual visits and serves a trade area of 1.4 million people and 557,000 households. The Washington Square Property features a customer base with an average household income of approximately $143,000, which is 32.0% greater than the U.S. average. Additionally, the Washington Square Property is located less than 20 miles from the Washington State border, offering a nearby, sales-tax free, shopping destination for Washington State residents. According to the appraisal, the Washington Square Property features 6,488 surface and garage parking spaces, resulting in a parking ratio of 5.24 parking spots per 1,000 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

As of March 27, 2025, the Washington Square Property was 85.6% leased to 128 unique tenants (excluding non-collateral stores). The majority of the vacant space is attributable to the 120,000 SF dark former Sears box, which has been identified for potential development as a Dick’s House of Sport concept store. The Washington Square Property has average total occupancy of 96.3% over the past 10 years, and has historically had limited available space for new tenants or tenants looking to expand. The Washington Square Property is anchored by Nordstrom, Macy’s (non-collateral), Dick’s Sporting Goods (currently on a month-to-month lease), and JCPenney, which collectively generated estimated sales of approximately $137.2 million as of 2024 (approximately $90.2 million excluding Macy’s). In-line stores smaller than 10,000 SF generated sales of approximately $332.6 million in 2024, resulting in a sales volume of approximately $1,275 PSF ($881 PSF excluding Apple) and an occupancy cost of 10.9% (14.3% excluding Apple). Sales PSF excluding Apple, tenants greater than 10,000 SF, stores open less than 12 months, arcades and non-retail stores have increased by 19.4% since 2019. The Washington Square Property is home to several restaurants including Din Tai Fung (9,000 SF / $1,737 PSF) and The Cheesecake Factory (10,178 SF / $1,217 PSF), which collectively generated approximately $28.0 million of sales in 2024.

The borrowers have executed nearly 200,000 SF of new leases, renewals, relocations, and expansions since 2022, with over 80,000 SF signed since 2024, reflecting total annual base rent of approximately $4.9 million. Across 59 same space renewals, relocations, expansions, and new leases executed since 2022, the borrower sponsor has been able to increase rents by 20.5% over prior rents, resulting in approximately $2.9 million of incremental net operating income for the Washington Square Property. To achieve the recent leasing, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements.

Major Tenants.

JCPenney (210,585 SF; 21.2% of NRA; 0.9% of underwritten base rent): JCPenney (Fitch/Moody’s/S&P: NR/NR/NR) was founded in 1902 and is one of the nation’s largest retailers of apparel, home goods, jewelry, and beauty merchandise. JCPenney employs more than 50,000 associates worldwide and operates over 650 stores across the United States and Puerto Rico. With $10.2 million of sales in 2024, JCPenney at the Washington Square Property exceeds its national average sales per store of $10.0 million. Lender underwriting includes JCPenney’s recently executed 5-year lease extension, which nearly doubled the tenant’s prior rents. JCPenney’s lease includes a 1.50% percentage rent rate at a breakpoint of $32,929,515 as of the Cut-off Date. JCPenney owns its box at the Washington Square Property.

Nordstrom (180,000 SF; 18.1% of NRA; 1.2% of underwritten base rent): Nordstrom (Fitch/Moody’s/S&P: BB+/Ba2/BB) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom is a leading fashion designer offering clothing, shoes and accessories for men, women and kids. Nordstrom has more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations. Nordstrom is the highest performing anchor tenant at the Washington Square Property, generating sales of $61.5 million in 2024. Additionally, Nordstrom has a significant online presence and has unofficially reported its Washington Square Property location generates approximately $98.0 million including on-line fulfillments in 2023. Nordstrom recently completed a $15.0 million renovation which included modern cosmetic upgrades, new flooring, café renovation, and department reconfiguration across both levels. Nordstrom’s lease includes a 0.50% percentage rent rate at a breakpoint of $100,000,000 but not in excess of $200,000,000. Nordstrom pays 0.25% percentage rent for sales in excess of $200,000,000. Nordstrom owns its box at the Washington Square Property.

DICK’S Sporting Goods (90,000 SF; 9.0% of NRA; 7.0% of underwritten base rent): DICK’S Sporting Goods (Fitch/Moody's/S&P: NR/Baa2/BBB) (“Dick’s”) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going Going Gone! Having generated $18.6 million of sales in 2023, the Dick’s at the Washington Square Property exceeds its national average sales per store of $13.9 million. The borrower sponsor is negotiating a lease with Dick’s Sporting Goods to open a new House of Sport concept store to be located on the vacant Sears parcel which the borrower sponsor estimates to generate sales of $35 million annually. The borrower sponsor expects to invest approximately $21 million of capital in the proposed new 120,000 SF, two-level location which includes an adjacent athletic field. Dick’s Sporting Goods leases its current space on a month-to-month basis. There can be no assurance that the tenant will either open a House of Sport store or remain in its current location, or that the borrower sponsor will make such investment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

The following table presents certain information relating to the historical and current occupancy of the Washington Square Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
96.5%	98.1%	97.8%	85.6%
(1)	Based on December 31 of each respective year unless otherwise specified.
(2)	Based on the underwritten rent roll as of March 27, 2025. Excludes non-collateral tenants.

The following table presents certain information relating to the largest tenants by net rentable area at the Washington Square Property:

Top Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Anchor Tenants
JCPenney	NR/NR/NR	210,585	21.2%	$1.42	$300,000	0.9%	8/31/2030
Nordstrom	BB+/Ba2/BB	180,000	18.1%	$2.22	$399,600	1.2%	2/28/2035
Dick’s	NR/Baa2/BBB	90,000	9.0%	$26.32	$2,368,800	7.0%	MTM
Anchor Tenants Subtotal / Wtd. Avg.		480,585	48.3%	$6.38	$3,068,400	9.1%

Major Tenants
Pottery Barn	NR/NR/NR	21,246	2.1%	$31.06	$659,900	2.0%	1/31/2026
H&M	NR/NR/BBB	19,481	2.0%	$40.23	$783,659	2.3%	1/31/2027
Victoria’s Secret	NR/B1/BB-	10,187	1.0%	$71.74	$730,815	2.2%	3/31/2030
The Cheesecake Factory	NR/NR/NR	10,178	1.0%	$50.00	$508,900	1.5%	1/31/2031
Apple Store	NR/Aaa/AA+	9,500	1.0%	$116.07	$1,102,665	3.3%	1/31/2028
Janelle James(3)	NR/NR/NR	9,321	0.9%	$0.00(4)	$0(4)	0.0%(4)	Various(5)
Din Tai Fung	NR/NR/NR	9,000	0.9%	$62.41	$561,690	1.7%	2/28/2029
American Eagle Outfitters	NR/NR/NR	8,930	0.9%	$85.45	$763,058	2.3%	1/31/2026
Aritzia	NR/NR/NR	7,880	0.8%	$59.82	$471,382	1.4%	1/31/2033
Hollister Co.	NR/NR/NR	7,626	0.8%	$45.49	$346,932	1.0%	1/31/2026
Major Tenants Subtotal / Wtd. Avg.		113,349	11.4%	$52.31	$5,929,001	17.6%
Remaining Occupied		257,752	25.9%	$95.72	$24,673,120	73.3%
Occupied Collateral Total / Wtd. Avg.		851,686	85.6%	$39.53	$33,670,522	100.0%

Vacant Space		142,882	14.4%

Collateral Total		994,568	100.0%

(1)	Based on the underwritten rent roll dated March 27, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Janelle James sales are excluded as the tenant took occupancy in 2024.
(4)	Janelle James does not have underwritten rent as the store is a categorized as under a Specialty Lease Agreement and is being underwritten separately.
(5)	Janelle James has 7,209 SF expiring on September 30, 2025 and 2,112 SF leased on a MTM basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

The following table presents certain information relating to the sales history of certain tenants of the Washington Square Property:

Tenant Sales(1)(2)
	2019	2022	2023	2024
Gross Mall Sales	$462,146,922	$496,051,790	$517,149,498	$504,269,175(3)
Sales PSF (Inline < 10,000 SF)	$280,020,294	$326,125,793	$349,359,669	$332,638,894
Sales PSF (Inline < 10,000 SF, Excluding Apple)	$151,941,257	$208,286,233	$233,660,240	$246,745,839
SLA	$100,017	$2,572,391	$3,497,853	$5,358,023
Inline > 10,000 SF	$30,160,772	$30,869,484	$30,412,079	$29,045,488
Anchor Tenants(4)	$151,865,839	$136,484,122	$133,879,898	$137,226,771
(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants.
(2)	2020 and 2021 sales are excluded due to the adverse impact of the COVID-19 pandemic.
(3)	Tesla closed in January 2024.
(4)	Includes sales from Macy’s, which is not part of the collateral for the Washington Square Whole Loan.

The following table presents certain information relating to the sales history of major tenants of the Washington Square Property:

Top Tenant Sales(1)(2)
Tenant Name	SF	2019	2022	2023	2024	Occupancy Cost
Anchor Tenants
JCPenney	210,585	$16,600,412	$11,614,465	$10,820,321	$10,200,519	4.9%
Nordstrom	180,000	$66,393,324	$59,200,709	$57,489,636	$61,456,311	1.0%
Dick’s	90,000	$13,372,103	$18,668,948	$18,569,941	NAV(3)	16.3%(4)
Major Tenants
Pottery Barn	21,246	$6,144,052	$7,763,323	$6,153,922	$5,292,034	14.3%
H&M	19,481	$6,995,065	$6,966,381	$6,545,905	$5,392,411	14.6%
Victoria’s Secret	10,187	$5,756,509	$5,984,613	$5,610,653	$5,969,587	18.4%
The Cheesecake Factory	10,178	$11,265,146	$10,155,168	$12,101,598	$12,391,456	7.1%
Apple Store	9,500	$128,079,037	$117,839,560	$115,699,429	$85,893,054	1.5%
Janelle James	9,321	NAV	NAV	NAV	NAV(5)	NAV
Din Tai Fung	9,000	$11,404,828	$15,612,822	$16,886,801	$15,632,089	6.1%
American Eagle Outfitters	8,930	$6,747,987	$5,831,614	$6,190,226	$7,390,233	16.4%
Aritzia	7,880	$3,673,131	$5,940,033	$10,996,292	$11,055,371	7.9%
Hollister Co.	7,626	$2,418,389	$2,829,824	$3,443,065	$4,621,544	19.0%
(1)	All sales information presented herein with respect to the Washington Square Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	2020 and 2021 excluded due to the adverse impact of the COVID-19 pandemic on the Washington Square Property.
(3)	Dick’s sales are excluded due to the disruptions due to the change to Dick’s House of Sport.
(4)	Occupancy Cost is calculated from 2023 sales.
(5)	Sales for the Janelle James store are not included as the tenant took occupancy in 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

The following table presents certain information relating to the lease rollover schedule at the Washington Square Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	148,984	15.0%	NAP	NAP	142,882	14.4%	NAP	NAP
2025 & MTM	31	87,253	8.8%	$5,603,773	16.6%	291,866	29.3%	$5,603,773	16.6%
2026	32	40,444	4.1%	$8,656,859	25.7%	379,119	38.1%	$14,260,632	42.3%
2027	12	26,642	2.7%	$2,810,101	8.3%	419,563	42.2%	$17,070,733	50.6%
2028	8	26,100	2.6%	$2,948,866	8.8%	446,205	44.9%	$20,019,599	59.4%
2029	10	258,142	26.0%	$2,363,731	7.0%	472,305	47.5%	$22,383,330	66.4%
2030	14	24,784	2.5%	$4,588,618	13.6%	730,447	73.4%	$26,971,948	80.0%
2031	5	1,064	0.1%	$1,715,384	5.1%	755,231	75.9%	$28,687,332	85.1%
2032	1	27,153	2.7%	$154,642	0.5%	756,295	76.0%	$28,841,974	85.6%
2033	6	13,606	1.4%	$1,658,856	4.9%	783,448	78.8%	$30,500,830	90.5%
2034	4	197,514	19.9%	$1,051,739	3.1%	797,054	80.1%	$31,552,569	93.6%
2035	8	0	0.0%	$2,117,953	6.3%	994,568	100.0%	$33,670,522	100.0%
2036 & Thereafter	0	148,984	15.0%	$0	0.0%	994,568	100.0%	$33,670,522	100.0%
Total	131	994,568	100.0%	$33,670,522	100.0%
(1)	Based on the underwritten rent roll dated March 27, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental site assessment dated January 10, 2025 there was a recognized environmental condition at the Washington Square Property but no investigation was warranted. See “Description of the Mortgage Pool-Environmental Considerations” in the Preliminary Prospectus .

The following table presents certain information relating to the historical and underwritten cash flows of the Washington Square Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	2024	Underwritten	Per SF	%(2)
Base Rent	$26,319,105	$27,605,675	$29,612,737	$31,678,533	$33,670,522	$33.85	88.4%
Contractual Rent Steps(3)	0	0	0	0	895,145	$0.90	2.4
Gross-Up Vacant Rent	0	0	0	0	3,509,611	$3.53	9.2
Gross Potential Income	$26,319,105	$27,605,675	$29,612,737	$31,678,533	$38,075,277	$38.28	100.0%
Total Recoveries	9,362,302	10,174,065	10,878,330	11,694,598	12,481,747	$12.55	32.8
Vacancy & Bad Debt	331,602	2,017	(194,460)	74,039	(3,509,611)	($3.53)	-9.2
Other Income(4)	7,544,280	12,195,473	7,639,570	6,938,175	5,246,301	$5.27	13.8
Effective Gross Income	$43,557,289	$49,977,230	$47,936,177	$50,385,345	$52,293,715	$52.58	137.3%
Real Estate Taxes	2,413,579	2,491,047	2,572,031	2,602,680	3,074,235	$3.09	5.9
Insurance	528,609	583,308	668,975	817,604	764,945	$0.77	1.5
Management Fee	817,959	966,204	914,934	871,977	1,000,000	$1.01	1.9
Other Expenses	4,880,931	5,128,795	5,845,921	6,040,693	6,462,173	$6.50	12.4
Total Expenses	$8,641,078	$9,169,354	$10,001,861	$10,332,954	$11,301,353	$11.36	21.6%
Net Operating Income	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$40,992,362	$41.22	78.4%
Capital Expenditures	0	0	0	0	198,914	$0.20	0.4
TI/LC	0	0	0	0	994,568	$1.00	1.9
Net Cash Flow	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$39,798,880	$40.02	76.1%
(1)	Based on the underwritten rent roll dated March 27, 2025. Includes rents from Dick’s Sporting Goods, which leases its space on a month-to-month basis.
(2)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Contractual Rent Steps were taken through March 27, 2026.
(4)	Other Income includes Percent in Lieu, Overage Rent, Specialty Leasing, Business Development, Storage Income, and Miscellaneous Income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

The Market. According to the appraisal, the Washington Square Property is located in the Portland retail market and the Beaverton/I-5/217 Corridor submarket. The Washington Square Property benefits from its position at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Portland retail market has one of the nation’s lowest rates of retail space per capita and is sales-tax free, allowing the Washington Square Property to attract 9.2 million visitors annually. Key competitors offer strong regional appeal, but do not match Washington Square’s scale at 1.2 million SF (including non-collateral tenants).

According to the appraisal, the Beaverton/I-5/217 Corridor consists of approximately 7.7 million SF and is the largest of the five submarkets within the approximately 24.8 million SF Portland retail market. As of the third quarter of 2024, the 5.1% vacancy rate in the submarket is lower than the 5.8% vacancy rate for the region. Additionally, the Beaverton/I-5/217 Corridor submarket asking rent of $24.68 per square foot is the highest of all the submarkets in the Portland retail market, which averages $22.83. Asking rent in the submarket and Portland retail market have grown each year since 2021. The appraisal forecasts submarket rents to grow to $25.70 by 2028.

According to the appraisal, the estimated 2023 population within a five-, seven- and 10-mile radius of the Washington Square Property was 324,164, 541,622 and 1,029,104, respectively. Additionally, for the same period, the average household income within the same radii was $127,920, $130,676 and $126,337, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Washington Square Property:

Market Rent Summary(1)
	Market Rent (PSF)	Attained Rent (PSF)	Rent Increase Projections	New Tenant Improvements
Washington Square	$69.91	$68.92	3.0%	$40.00
(1)	Based on the appraisal.

Appraisal. The appraisal is based on the assumption that Dick’s Sporting Goods, which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s Sporting Goods. There can be no assurance either that Dick’s Sporting Goods will enter into the new lease assumed in the appraisal or that it will continue to lease its current space, or what the value of the Washington Square Property would be absent such assumption.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Direct Capitalization Approach	$655,000,000	6.00%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

The following table presents certain information relating to comparable retail centers for the Washington Square Property:

Competitive Retail Center Summary(1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	Distance to Subject	Sales PSF	Anchor Tenants
Washington Square Portland, OR	1974, 2005 / 1995, 2008, 2018-2019	994,568(2)(3)	85.6%(2)(3)	NAP	$1,200 - $1,300(4)	Dick’s Sporting Goods, JCPenney, Macy’s, Nordstrom, Dick’s House of Sport
Bridgeport Village Tigard, OR	2004 / 2022	485,584	96.8%	5.7 miles	$900 - $1,100(4)	Crate & Barrel, Regal Cinemas, Saks Off Fifth Avenue, Barnes & Noble
Nyberg Woods Tualatin, OR	2006 / NAP	367,967	95.1%	6.2 miles	NAV	Best Buy, Old Navy, BootBarn, PetSmart
Nyberg Rivers Tualatin, OR	2014 / 2015	567,479	96.9%	6.1 miles	NAV	Cabela’s, New Seasons Market, LA Fitness, HomeGoods, Michaels
Pioneer Place Portland, OR	1990 / 2000, 2012, 2018	356,223	63.2%	8.7 miles	$450 - $500(5)	Zara, Regal Cinemas, H&M, Apple Flagship, Punch Bowl Social
Clackamas Town Center Happy Valley, OR	1980 / 1994, 2012	1,415,000	84.8%	14.1 miles	$550 - $650	Dick’s Sporting Goods, Macy’s, JCPenney, REI
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll as of March 27, 2025.
(3)	Total NRA (SF) and Occupancy exclude the non-collateral space.
(4)	Sales PSF includes Apple.
(5)	Sales PSF excludes Luxury. Sales PSF including luxury are ($2,500 - $3,000).

The Borrowers. The borrowers for the Washington Square Whole Loan are PPR Washington Square LLC and MS Washington Square LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Washington Square Whole Loan. MS Washington Square LLC owns the portion of the Washington Square Property on which a vacant Sears store is located, and PPR Washington Square LLC owns the remainder of the Washington Square Property.

The Borrower Sponsor. The borrower sponsor is The Macerich Partnership, L.P. (“Macerich”). Macerich is a fully integrated, self-managed and self-administrated real estate investment trust. As an owner, operator and developer of retail real estate in densely populated U.S. markets. Macerich’s portfolio is concentrated in California, the Pacific Northwest, Phoenix/Scottsdale, and the metropolitan New York to Washington, D.C corridor. Macerich currently owns 43 million square feet of real estate consisting primarily of interests in 40 assets.

Since 2016, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements. Further, the borrower sponsor is planning additional leasing-driven investments including a $33 million center court renovation and approximately $21 million for the new Dick’s House of Sport location. Such investments are not required or reserved for under the Washington Square Whole Loan Documents.

Property Management. The Washington Square Property is managed by Macerich Property Management Company, LLC, an affiliate of the borrower sponsor.

Lockbox / Cash Management. The Washington Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within three business days after receipt. During the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept on a weekly basis, and on the second business day preceding each monthly payment date, to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the Washington Square Whole Loan or (ii) if no Trigger Period is continuing, disbursed to the borrower.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $2,752,705 for outstanding tenant improvements and leasing costs and (ii) $155,348 for a gap rent reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

Tax Escrows – On a monthly basis, during the continuance of a Trigger Period or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Trigger Period, except if the Washington Square Property is insured under an acceptable blanket policy, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. An acceptable blanket policy is currently in place.

Replacement Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square Property (excluding non-collateral square footage, excluded replacement reserve premises, which are the premises leased by Nordstrom and Dick’s Sporting Goods pursuant to the House of Sport lease, , if such lease is executed, and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components) multiplied by $0.25 and divided by 12 on a monthly basis for ongoing replacement reserves. The replacement reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

Rollover Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square Property (excluding non-collateral square footage and excluded rollover premises, which are premises leased by Nordstrom and Dick’s Sporting Goods pursuant to the House of Sport lease, if such lease is executed) multiplied by $1.00 and divided by 12 on a monthly basis for ongoing rollover reserves. The rollover reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

A “Trigger Period” commences upon the occurrence of (i) an event of default or (ii) a Low Debt Service Period (as defined below) and will end if, (a) with respect to clause (i), the lender has waived the event of default or the borrowers have cured the event of default and no other event of default is then continuing, and (b) with respect to clause (ii), the Low Debt Service Period has ended pursuant to the definition thereof, or the borrowers have prepaid the Washington Square Whole Loan or provided additional credit support such that the actual debt service coverage ratio is 1.40x or above.

A “Low Debt Service Period” commences upon the actual debt service coverage ratio being less than 1.40x for two consecutive calculation dates, and will end upon the Washington Square Whole Loan achieving an actual debt service coverage ratio of at least 1.40x for two consecutive calculation dates.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The borrowers have the right to obtain releases of outparcels, which include specified portions of the Washington Square Property identified in the Washington Square Whole Loan documents as the “Hotel Release Parcel” (approximately 1.47 acres proposed for future hotel use, and has a separate appraised value of $3,400,000) and the “Multifamily Release Parcel” (approximately 3.77 acres, proposed for future multifamily use and has a separate appraised value of $12,900,000). No release price is required in connection with such a partial release. Further, the borrowers may adjust the boundary lines of such parcels without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral for the Washington Square Whole Loan. In addition, in connection with an expiration (without renewal) of the lease to JCPenney that expires April 20, 2030 or other termination of that lease, the borrowers may obtain the release of a portion of the Washington Square Property identified in the Washington Square Whole Loan documents as the “JCPenney Development Parcel”. Such release requires payment of a release price of $3,250,000. The related appraisal provided two values for the JCPenney Development Parcel, one, which relates solely to the JCPenney store improvements and underlying site, assuming they continue to be leased, was $5,100,000, while the second value, which relates to a 21.4 acre site that includes the foregoing area plus adjoining non-income producing parking areas, and would need to be separately replotted as a development site, was $27,300,000. The Washington Square Whole Loan documents permit release of the larger parcel. The release price for the JCPenney Development Parcel is based on the $5,100,000 value for the smaller parcel, which is included in the valuation of the Washington Square Property (while the $27,300,000 value of the actual release parcel is not included in the valuation of the Washington Square Property). In addition, the Washington Square Whole Loan permits release of unspecified outparcels that are either (A) non-income

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

producing and unimproved for tenant occupancy, the release of which does not have a material adverse effect on (i) the business, operations, or financial condition of the borrowers, (ii) the ability of the borrowers to repay the Washington Square Whole Loan or (iii) the ongoing operations and (B) real property that is as of the date of any potential release non-income producing and improved by structures that (i) were vacant as of the origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least 3 years prior to the date of any potential release. All of such releases are subject to various conditions, including but not limited to (i) except in the case of the release of the JCPenney Development Parcel, the borrower certifies that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the release parcel) the remaining improvements located on the Washington Square Property as a retail shopping center, (ii) compliance with applicable laws, and (iii) satisfaction of REMIC-related conditions.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

MANHATTAN
Tribeca
Financial District
Battery Park City
Hudson River
East River
Brooklyn Bridge
Brooklyn Battery Tunnel
FDR Drive
West St
Church St
West Broadway
Broadway
Centre St
Park Row
Hubert St
Walker St.
White St
Franklin St
Leonard St
Duane St
Reade St
Chambers St
Park Pl
Ann St
Fulton St
John St
Platt St
Maiden Ln
Pine St
Wall St
Nassau St
Water St
Front St
Pearl St
South St
388 Greenwich Street
HUDSON RIVER GREENWAY
Pier 25
BMCC Tribeca Performing Arts Center
Borough of Manhattan Comm. College
Gov. Nelson A. Rockefeller Park
200 West Street
250 Vesey Street
200 Vesey Street
Brookfield Place
North Cove Marina
225 Liberty St
200 Liberty Street
7 World Trade Ctr.
1 World Trade Ctr.
Perelman Performing Arts Center
2 World Trade Ctr.
Westfield WTC
North Pool
National September 11 Memorial
South Pool
3 World Trade Ctr.
5 World Trade Ctr.
50 West Street
33 Thomas Street
Ted Weiss Federal Bldg.
NYC Mun. Building
NY Public Library
Tweed Courthouse
NYC City Hall
City Hall Park
Woolworth Building
Pace University
Schimmel Center
8 Spruce
NY - Presbyterian Lower Manhattan Hospital
55 John Street
Fulton Market Building
SOUTH STREET SEAPORT
Federal Reserve Bank
80 Pine Street
180 Maiden Lane
NY Stock Exchange
120 Wall Street
20 Exchange Place
60 Broad Street
85 Broad Street
7 Hanover Square
55 Water Street
32 Old Slip - Leased Fee
32 Old Slip
New York, NY 10005
NYFA / New York Film Academy
Double Tree NYC - Downtown
The Dead Rabbit
125 Broad Street
The Skyscraper Museum
Museum of Jewish Heritage
The Whitehall Building
Battery Park
American Merchant Mariners' Memorial
Castle Clinton Natl. Monument
Statue of Liberty Vista Point
One New York Plaza
Battery Maritime Building
Downtown Manhattan Heliport
Whitehall Terminal (South Ferry)
North Bergen
West New York
Weehawken
Union City
Hoboken
NEW JERSEY
JERSEY CITY
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
Long Island City
Midtown
Chelsea
MANHATTAN
Greenpoint
Williamsburg
Greenwich Village
Little Italy
Lower East Side
SoHo
Chinatown
Tribeca
BROOKLYN
Downtown Brooklyn
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$64,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$64,500,000	Property Type – Subtype:	Other – Leased Fee
% of IPB:	9.9%	Net Rentable Area (SF)(4):	42,176
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	32 Slipstream, LLC and 32 Old Stream, LLC	Year Built / Renovated:	NAP / NAP
Borrower Sponsor:	Leon Melohn	Occupancy:	NAP
Interest Rate:	5.65000%	Occupancy Date:	NAP
Note Date:	5/5/2025	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	5/6/2035	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$10,481,490
Call Protection(2):	L(25),D(88),O(7)	UW Expenses:	$0
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$10,481,490
Additional Debt(1):	Yes	UW NCF:	$10,481,490
Additional Debt Balance(1):	$102,500,000	Appraised Value / Per SF(6):	$225,000,000 / $5,335
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	3/24/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$3,960
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$3,960
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	74.2%
				Maturity Date LTV(5):	74.2%
				UW NCF DSCR:	1.10x
				UW NOI Debt Yield:	6.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$167,000,000	89.5%	Loan Payoff	$176,544,017	94.6%
Borrower Sponsor Equity	19,685,488	10.5	Closing Costs(6)	10,141,472	5.4
Total Sources	$186,685,488	100.0%	Total Uses	$186,685,488	100.0%
(1)	The 32 Old Slip - Leased Fee Loan (as defined below) is part of the 32 Old Slip - Leased Fee Whole Loan (as defined below), which is evidenced by seven pari passu promissory notes with an aggregate principal balance of $167,000,000. The Financial Information presented above is based on the aggregate original principal balance of the promissory notes comprising the 32 Old Slip - Leased Fee Whole Loan.
(2)	Defeasance of the 32 Old Slip - Leased Fee Whole Loan is permitted in full at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last 32 Old Slip - Leased Fee Whole Loan note to be securitized and (ii) May 5, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BMO 2025-C12 securitization trust in June 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Net Rentable Area (SF) reflects square footage attributable to the parcel of land which serves as collateral for the 32 Old Slip - Leased Fee Mortgage Loan (as defined below).
(5)	Historical NOI data is not available for the ground lease. However, certain historical operating information and occupancy data relating to the Non-Collateral Improvements (as defined below) are available. Please refer to “Underwritten Net Cash Flow” below.
(6)	The Appraised Value of $225.0 million represents the value of the leased fee interest. The appraiser also provided an “as is” land value of $131.8 million, which results in an LTV of 126.7%.
(7)	Closing Costs are inclusive of a rate buydown totaling $8,663,125.

The Loan. The second largest mortgage loan (the “32 Old Slip - Leased Fee Loan”) is part of a whole loan (the “32 Old Slip - Leased Fee Whole Loan”) evidenced by seven pari passu promissory notes with an aggregate original principal balance of $167,000,000. The 32 Old Slip - Leased Fee Loan is evidenced by the controlling Note A-1 and the non-controlling A-3, with an outstanding principal balance as of the Cut-off Date of $64,500,000. The 32 Old Slip - Leased Fee Loan will be included in the BMO 2025-C12 securitization trust and represents approximately 9.9% of the Initial Pool Balance. The 32 Old Slip - Leased Fee Whole Loan was co-originated by Goldman Sachs Bank USA, Barclays Capital Real Estate Inc. (“BCREI”) and Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) on May 5, 2025. The 32 Old Slip - Leased

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

Fee Whole Loan is secured by the borrowers’ fee simple interest in the land beneath a Class-A office building totaling 1,170,997 square feet located in Manhattan, New York (the “32 Old Slip - Leased Fee Property”). The 32 Old Slip - Leased Fee Whole Loan has a 10-year term, is interest-only for the full term of the 32 Old Slip - Leased Fee Whole Loan and accrues interest at a rate of 5.65000% per annum on an Actual/360 basis. The scheduled maturity date of the 32 Old Slip - Leased Fee Whole Loan is May 6, 2035.

The table below identifies the promissory notes that comprise the 32 Old Slip - Leased Fee Whole Loan. The 32 Old Slip - Leased Fee Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 trust securitization. The relationship between the holders of the 32 Old Slip - Leased Fee Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2025-C12	Yes
A-2(1)	$30,500,000	$30,500,000	GSBI	No
A-3	$24,500,000	$24,500,000	BMO 2025-C12	No
A-4(1)	$25,000,000	$25,000,000	BCREI	No
A-5(1)	$11,000,000	$11,000,000	BCREI	No
A-6(1)	$26,000,000	$26,000,000	MSMCH	No
A-7(1)	$10,000,000	$10,000,000	MSMCH	No
Whole Loan	$167,000,000	$167,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The 32 Old Slip - Leased Fee Property consists of approximately 0.97 acres of land located in New York, New York, which is encumbered by a term ground lease (the “Ground Lease”) that commenced on April 13, 2015 and ends on April 29, 2114, with two 25-year extension options and no unilateral termination rights and was entered into by the borrowers, collectively as landlord in connection with the acquisition of the 32 Old Slip - Leased Fee Property. The tenant under the Ground Lease, RXR 32 Old Slip Owner LLC, or any successor tenant under the Ground Lease (the “Ground Tenant”), owns the improvements currently located on the 32 Old Slip - Leased Fee Property (the “Non-Collateral Improvements”) and none of the Non-Collateral Improvements serves as collateral for the 32 Old Slip - Leased Fee Whole Loan. The Ground Tenant may not sell, assign or otherwise transfer its leasehold interest (except for assignments or subleases consented to by the landlord), nor may it engage in any transaction which would (directly or indirectly) result in a change of control of the Ground Tenant. The Non-Collateral Improvements consist of a Class-A office building totaling 1,170,997 square feet constructed in 1987. The Ground Tenant is required to pay ground rent for the current lease year (through April 12, 2026) in the amount of $9,572,381. The ground rent contractually increases by 2.0% annually. The borrowers only receives the rental income from the Ground Lease and not from the operation of the Non-Collateral Improvements.

The Ground Tenant has a right of first offer with respect of the sale of the 32 Old Slip – Leased Fee Property by the landlord, with certain excluded transfers (including foreclosures (or deeds in lieu of foreclosures) by fee mortgagees and the first transfer following a foreclosure (or a deed in lieu of foreclosure) by a fee mortgagee). In addition, in the 60th lease year, the Ground Tenant has an option to purchase the land (together with the landlord’s reversionary interest). Such right does not apply to a foreclosure of a fee mortgage held by a lender that is not an affiliate of the borrowers. The Ground Tenant has no assets other than its leasehold interest under the ground lease and its ownership of the Non-Collateral Improvements.

The Ground Tenant obtained a leasehold mortgage in the amount of $404 million on April 9, 2019, which is secured by (i) the leasehold interest and (ii) the Non-Collateral Improvements, and is scheduled to mature in December 2025. We cannot assure you that the Ground Tenant will be able to repay or refinance such loan or that additional debt will not be imposed on the Non-Collateral Improvements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

The following information presents certain information relating to the current economic occupancy of the 32 Old Slip – Leased Fee Property:

Current Occupancy(1)
100.0%
(1)	Current occupancy is based on the economic occupancy.

Appraisal. According to the appraisal dated May 1, 2025, the 32 Old Slip - Leased Fee Property had an “as-is” appraised value of $225,000,000 as of March 24, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$225,000,000	6.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated March 27, 2025, there are no recognized environmental conditions or current recommendations for further action at the 32 Old Slip - Leased Fee Property. The Phase I environmental site assessment identified the presence of underground storage tanks at the 32 Old Slip - Leased Fee Property, however, which, while not a significant environmental concern to the 32 Old Slip - Leased Fee Property at this time, are recommended to be properly handled in accordance with governmental regulations in the event the 32 Old Slip - Leased Fee Property is redeveloped and/or any onsite excavations occur and disturb the area of the closed underground storage tanks.

Non-Collateral Improvements Major Tenants. The three largest tenants by underwritten base rent at the Non-Collateral Improvements of the 32 Old Slip - Leased Fee Property are Cahill Gordon & Reindel LLP, Daiwa Capital Markets America and PG32OS LLC.

Cahill Gordon & Reindel LLP (201,621 square feet; 17.2% of NRA; 19.8% of base rent): Cahill Gordon & Reindel LLP is an American law firm based in New York City with offices in Washington, D.C. and London. Founded in 1919, the firm has maintained practices in, among others, the areas of capital markets, banking and finance. Cahill Gordon & Reindel uses the 32 Old Slip - Leased Fee Property as its headquarters and occupies 201,621 SF with a lease expiration in September 2040.

Daiwa Capital Markets America (112,270 square feet; 9.6% of NRA; 14.0% of base rent): Daiwa Capital Markets America Inc. is a New York-based registered securities broker-dealer, a futures commission merchant, a primary dealer of U.S. Treasury securities, and a member of the New York Stock Exchange. This tenant currently occupies 112,270 SF with a lease that expires in June 2026.

PG32OS LLC (85,526 square feet; 7.3% of NRA; 9.9% of underwritten base rent): PG32OS is the leasehold owner that occupies 85,526 SF with a lease expiration in September 2032.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

The following table presents certain information relating to the major tenants at the Non-Collateral Improvements:

Non-Collateral Improvements Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Exp. Date
Cahill Gordon & Reindel LLP	NR/NR/NR	201,621	17.2%	$56.50	$11,391,587	19.8%	9/30/2040
Daiwa Capital Markets America	Baa1/BBB+/A-	112,270	9.6%	$72.00	$8,083,440	14.0%	6/30/2026
PG32OS LLC(2)	NR/NR/NR	85,526	7.3%	$66.41	$5,679,696	9.9%	9/30/2032
Tradition America Holdings Inc.	NR/NR/NR	70,120	6.0%	$65.88	$4,619,670	8.0%	6/30/2030
Alliant Insurance Services	NR/NR/NR	55,939	4.8%	$61.00	$3,412,218	5.9%	9/30/2030
Catlin Specialty Insurance Co	NR/NR/NR	47,566	4.1%	$58.00	$2,758,828	4.8%	6/30/2025
CLS Bank International	NR/NR/NR	38,743	3.3%	$65.00	$2,518,295	4.4%	6/30/2027
The Cementbloc Inc.	NR/NR/NR	55,268	4.7%	$44.00	$2,431,792	4.2%	6/30/2031
T.Y. Lin International	NR/NR/NR	50,532	4.3%	$45.77	$2,312,652	4.0%	5/31/2030
Candid	NR/NR/NR	38,723	3.3%	$46.00	$1,781,258	3.1%	1/31/2031
Major Tenants		756,308	64.6%	$59.49	$44,989,435	78.2%
Other Tenants(3)		256,005	21.9%	$49.07	$12,562,717	21.8%
Occupied Total Leasehold		1,012,313	86.4%	$56.85	$57,552,153	100.0%
Vacant Space (Owned)		158,684	13.6%
Leasehold Total		1,170,997	100.0%
(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip - Leased Fee Whole Loan. The tenant summary for the Non-Collateral Improvements is provided above for informational purposes only. Information is based on the rent roll for the Non-Collateral Improvements as of December 31, 2024.
(2)	PG32OS LLC is the leasehold owner.
(3)	Other Tenants includes RXR 32 Old Slip TRS LLC, which is an affiliate of the leasehold owner that occupies 38,750 SF and pays $930,000 of base rent on a lease that expires on January 31, 2032.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

The following table presents certain information relating to the lease rollover schedule at the Non-Collateral Improvements:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	158,684	13.6%	NAP	NAP	158,684	13.6%	NAP	NAP
2025 & MTM	14	108,312	9.2%	$5,391,055	9.4%	266,996	22.8%	$5,391,055	9.4%
2026	3	117,898	10.1%	$8,415,492	14.6%	384,894	32.9%	$13,806,547	24.0%
2027	9	59,697	5.1%	$3,773,955	6.6%	444,591	38.0%	$17,580,502	30.5%
2028	4	15,072	1.3%	$919,392	1.6%	459,663	39.3%	$18,499,894	32.1%
2029	11	70,976	6.1%	$4,426,719	7.7%	530,639	45.3%	$22,926,613	39.8%
2030	11	176,330	15.1%	$10,344,540	18.0%	706,969	60.4%	$33,271,153	57.8%
2031	4	98,297	8.4%	$4,475,716	7.8%	805,266	68.8%	$37,746,869	65.6%
2032	4	124,650	10.6%	$6,647,888	11.6%	929,916	79.4%	$44,394,757	77.1%
2033	2	21,321	1.8%	$530,104	0.9%	951,237	81.2%	$44,924,861	78.1%
2034	0	0	0.0%	$0	0.0%	951,237	81.2%	$44,924,861	78.1%
2035	1	15,949	1.4%	$1,235,705	2.1%	967,186	82.6%	$46,160,566	80.2%
2036 & Beyond	6	203,811	17.4%	$11,391,587	19.8%	1,170,997	100.0%	$57,552,153	100.0%
Total	69	1,170,997	100.0%	$57,552,153	100.0%
(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip - Leased Fee Whole Loan. The tenant summary for the Non-Collateral Improvements is provided above for informational purposes only. Information is based on the rent roll for the Non-Collateral Improvements as of December 31, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 32 Old Slip - Leased Fee Property and Non-Collateral Improvements:

Underwritten Net Cash Flow
	Underwritten	PSF(1)%
Base Rental Revenue(2)	$10,481,490	$248.52	100.0%
Effective Gross Revenue	$10,481,490	$248.52	100.0%
Net Operating Income	$10,481,490	$248.52	100.0%
Net Cash Flow	$10,481,490	$248.52	100.0%
(1)	Based on 42,176 square feet.
(2)	Based on the 10-yr average of contractual ground rent.

Non-Collateral Look-Through Underwritten Net Cash Flow(1)
	2021	2022	2023	2024
Base Rental Revenue	$55,042,000	$56,598,502	$60,857,000	$55,485,161
Expense Reimbursements	5,419,000	4,891,978	6,637,000	7,640,694
Other Revenue	237,000	385,574	316,000	1,348,428
Effective Gross Revenue	$60,698,000	$61,876,054	$67,810,000	$64,474,283
Property Operating Expenses	14,821,000	15,434,204	15,945,000	18,068,419
Real Estate Taxes	11,452,000	10,313,266	11,124,000	12,012,446
Marketing, General & Administrative	2,098,000	1,347,808	2,472,000	1,442,863
Total Reimbursable Expenses	$28,371,000	$27,095,278	$29,541,000	$31,523,727
Fee Simple Net Operating Income	$32,327,000	$34,780,776	$38,269,000	$32,950,555
Ground Rent	8,500,000	8,500,000	8,500,000	8,500,000
Leasehold Net Operating Income	$23,827,000	$26,280,776	$29,769,000	$24,450,555

Ground Rent Coverage	3.80 x	4.09x	4.50x	3.88x
(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip - Leased Fee Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

The Market. The 32 Old Slip - Leased Fee Property is located in the Financial District submarket of Manhattan. According to the appraisal, Financial District vacancy and availability rates are near all-time highs, reported at 12.6% and 25.0%, respectively, for the fourth quarter of 2024 and are already reflective of the significant amount of office space withdrawn due to planned residential conversion.

The following table presents certain information regarding the Financial District Historical Office Market Overview:

Financial District Historical Office Market Overview(1)
Period	Average Asking Rent	Vacancy Rate	Availability Rate	Leasing Activity YTD	Net Absorption YTD
Q4 2024	$55.58	12.60%	25.00%	$1,546,338	$2,863,493
Q3 2024	$55.70	23.30%	27.20%	NAV	NAV
Q2 2024	$55.34	24.50%	28.40%	NAV	NAV
Q1 2024	$55.21	24.70%	28.70%	NAV	NAV
Q4 2023	$55.81	25.50%	29.30%	$1,323,522	($452,881)
Q3 2023	$55.68	24.70%	28.80%	NAV	NAV
Q2 2023	$56.14	24.40%	28.40%	NAV	NAV
Q1 2023	$56.31	23.40%	27.80%	NAV	NAV
Q4 2022	$56.73	23.30%	27.40%	$1,879,198	$61,951
Q3 2022	$56.18	24.30%	28.40%	NAV	NAV
Q2 2022	$56.52	21.70%	28.00%	NAV	NAV
Q1 2022	$57.04	19.80%	27.20%	NAV	NAV
Average	$56.02	22.70%	27.90%	$1,583,019	$824,188
(1)	Source: Appraisal.

The Borrowers. The borrowers are 32 Slipstream, LLC and 32 Old Stream, LLC, as tenants-in-common as to the 32 Old Slip - Leased Fee Property, each a Delaware limited liability company structured to be bankruptcy-remote with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the 32 Old Slip - Leased Fee Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Leon Melohn.

Property Management. The 32 Old Slip - Leased Fee Property is managed by Melohn Enterprises, LLC, a New York limited liability company and an affiliate of the borrowers.

Escrows and Reserves.

Tax Reserve – On a monthly basis during a 32 Old Slip Ground Lease Cessation Period (as defined below), the borrowers are required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance Reserve – On a monthly basis during a 32 Old Slip Ground Lease Cessation Period, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided, however, such insurance reserve will be conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the 32 Old Slip - Leased Fee Whole Loan documents, there is no continuing event of default under the 32 Old Slip - Leased Fee Whole Loan documents and the borrowers provide timely evidence of payment of the applicable premiums. At origination, there was no such a blanket policy in place.

REMIC Payment Reserve – During a 32 Old Slip REMIC Cash Sweep Period (as defined below), all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be deposited into a REMIC payment reserve until such amount deposited in the REMIC payment reserve equals the 32 Old Slip REMIC Payment (as defined below) amount (as reasonably determined by the lender) in accordance with the 32 Old Slip - Leased Fee Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

Upon the completion of any 32 Old Slip Tenant Change (as defined below) for which the borrowers’ consent is required pursuant to the terms of the 32 Old Slip Ground Lease, if the 32 Old Slip - Leased Fee Whole Loan is included in a securitization trust as to which REMIC elections are made (a “REMIC”) and immediately following such completion the 32 Old Slip - Leased Fee Whole Loan fails to satisfy a Lender 80% Determination (as defined below), then the borrowers are required (on the first payment date following the completion of such 32 Old Slip Tenant Change) to prepay the outstanding principal balance of the 32 Old Slip - Leased Fee Whole Loan in an amount equal to either (i) the amounts necessary to cause the Lender 80% Determination to be satisfied or (ii) a lesser amount, provided that the borrowers deliver to the lender an opinion of counsel, in form and substance reasonably satisfactory to the lender and delivered by counsel reasonably satisfactory to the lender, opining that the prosecution and completion of such 32 Old Slip Tenant Change does not cause any portion of the 32 Old Slip - Leased Fee Whole Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (such amount to satisfy the immediately preceding clause (i) or (ii), a “32 Old Slip REMIC Payment”).

A “32 Old Slip Trigger Period” means each period that commences upon the occurrence of any of the following events: (i) there is a default by the 32 Old Slip Ground Tenant (as defined below) under the 32 Old Slip Ground Lease arising out of a failure by the 32 Old Slip Ground Tenant to pay rent required thereunder (after all applicable notice and cure periods afforded to the 32 Old Slip Ground Tenant and the 32 Old Slip Ground Leasehold Mortgagee (as defined below) pursuant to the terms of the 32 Old Slip Ground Lease), (ii) the DSCR, determined as of the first day of any fiscal quarter during any 32 Old Slip Ground Lease Cessation Period, is less than the 32 Old Slip Trigger Level (as defined below), or (iii) upon the 32 Old Slip Ground Tenant commencing any 32 Old Slip Tenant Change for which the borrowers’ consent is required pursuant to the terms of the 32 Old Slip Ground Lease, if the lender reasonably determines that that the 32 Old Slip - Leased Fee Whole Loan would not satisfy the Lender 80% Determination when such 32 Old Slip Tenant Change is completed, which 32 Old Slip Trigger Period concludes upon the earlier to occur of (a) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (i) or (ii), the debt service coverage ratio, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than the 32 Old Slip Trigger Level, (b) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (i), either (x) such default is waived by the borrowers in writing in connection with the borrowers’ actual receipt of the payment in cash of all such outstanding rent under the 32 Old Slip Ground Lease (whether such rent is paid by the 32 Old Slip Ground Tenant or the 32 Old Slip Ground Leasehold Mortgagee), which waiver is subject to the approval of the lender (not to be unreasonably withheld, conditioned or delayed) or (y) the borrowers enter into a replacement 32 Old Slip Ground Lease (subject to and in accordance with the terms of the 32 Old Slip Ground Lease) with the 32 Old Slip Ground Leasehold Mortgagee and the 32 Old Slip Ground Leasehold Mortgagee actually pays to the borrowers in cash all such outstanding rent (under the 32 Old Slip Ground Lease, (c) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (ii), the borrowers enter into a replacement 32 Old Slip Ground Lease in accordance with the terms of the 32 Old Slip - Leased Fee Whole Loan documents, and (d) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (iii), until the earlier to occur of (x) such 32 Old Slip REMIC Payment is paid to the lender in full or (y) the borrowers demonstrate, to the lender’s reasonable satisfaction, that the 32 Old Slip Ground Tenant has ceased the 32 Old Slip Tenant Change giving rise to such 32 Old Slip Trigger Period and has restored the 32 Old Slip - Leased Fee Property to substantially the same condition of the 32 Old Slip - Leased Fee Property as it existed immediately preceding such 32 Old Slip Tenant Change (the period commencing upon such 32 Old Slip REMIC Payment being due until its conclusion pursuant to this clause (d), a “32 Old Slip REMIC Cash Sweep Period”).

A “32 Old Slip Trigger Level” means (i) with respect to each determination of debt service coverage ratio during the period commencing on the origination date of the 32 Old Slip - Leased Fee Whole Loan and ending on May 4, 2026, 1.00x, (ii) with respect to each determination of debt service coverage ratio during the period commencing on May 5, 2026 and ending on May 4, 2027, 1.02x, and (iii) with respect to each determination of debt service coverage ratio during the period commencing on May 5, 2027 and thereafter, 1.04x.

A “32 Old Slip Ground Lease Cessation Period” means the period commencing upon the 32 Old Slip Ground Lease ceasing to be in full force and effect (whether by reason of the 32 Old Slip Ground Lease’s expiration or termination by its terms, any termination of the 32 Old Slip Ground Lease by any party thereunder, any rejection of the 32 Old Slip Ground Lease in bankruptcy or similar proceeding by any party thereunder (provided, that the mere filing of a bankruptcy petition or petition for a similar proceeding by or against the 32 Old Slip Ground Tenant will not in and of itself constitute a 32 Old Slip Ground Lease Cessation Period unless and until the 32 Old Slip Ground Lease is actually rejected in such bankruptcy or similar proceeding) or any finding by a court of competent jurisdiction that the 32 Old Slip Ground Lease is no longer in full force and effect) and ending on the earlier to occur of (x) the date on which the borrowers enter into a replacement 32 Old

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

Slip Ground Lease in accordance with the terms of the 32 Old Slip - Leased Fee Whole Loan documents, (y) the date on which the borrowers enter into a replacement 32 Old Slip Ground Lease with a 32 Old Slip Ground Leasehold Mortgagee in accordance with the 32 Old Slip Ground Lease or (z) the date on which any 32 Old Slip Ground Leasehold Mortgagee unconditionally assumes in writing all of the obligations of the 32 Old Slip Ground Tenant under the applicable 32 Old Slip Ground Lease pursuant to the terms of the 32 Old Slip Ground Lease and the 32 Old Slip Ground Lease is reinstated and is in full force and effect.

A “32 Old Slip Ground Tenant” means RXR 32 Old Slip Owner LLC, a Delaware limited liability company, or any other lessee under any replacement 32 Old Slip Ground Lease entered into in accordance with the 32 Old Slip - Leased Fee Whole Loan documents.

A “32 Old Slip Ground Leasehold Mortgagee” means (i) MESA WEST CORE LENDING FUND, LLC, a Delaware limited liability company (to the extent it is a mortgagee secured by the 32 Old Slip Ground Tenant’s leasehold interest in the 32 Old Slip - Leased Fee Property), and any assignee or transferee thereof (to the extent such transferee or assignee is a qualified leasehold mortgagee under the 32 Old Slip Ground Lease), and (ii) any qualified leasehold mortgagee under the 32 Old Slip Ground Lease.

A “32 Old Slip Tenant Change” means any and all alterations, additions and other changes that the 32 Old Slip Ground Tenant is permitted to make, or may permit to be made, to the improvements on the 32 Old Slip - Leased Fee Property under the 32 Old Slip Ground Lease.

A “Lender 80% Determination” means a determination by the lender that, based on a current or updated appraisal, a broker’s price opinion or other written determination of value by an independent third party that is a broker or appraiser using a valuation method satisfactory to the lender, the fair market value of the 32 Old Slip - Leased Fee Property securing the 32 Old Slip - Leased Fee Whole Loan at the time of such determination (but excluding any value attributable to property that is not an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code of 1986, as amended, and reducing the fair market value of the 32 Old Slip - Leased Fee Property by (a) the amount of any lien on the 32 Old Slip - Leased Fee Property that is senior to the applicable portion of the 32 Old Slip - Leased Fee Whole Loan that is held in the REMIC and (b) a proportionate amount of any lien on the 32 Old Slip - Leased Fee Property that is in parity with the applicable portion of the loan that is held in the REMIC) is at least 80% of the adjusted issue price (within the meaning of the Internal Revenue Code of 1986, as amended) of the applicable portion of the 32 Old Slip - Leased Fee Whole Loan that is held in the REMIC.

Lockbox / Cash Management. The 32 Old Slip - Leased Fee Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to direct the 32 Old Slip Ground Tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues and all other money received by the borrowers or the property manager (other than tenant security deposits) to be deposited into the lockbox account by the end of the first business day following receipt. On each business day during the continuance of a 32 Old Slip Trigger Period or event of default under the 32 Old Slip - Leased Fee Whole Loan documents, all amounts in the lockbox, less the minimum balance as set forth in the 32 Old Slip - Leased Fee Whole Loan documents, are required to be remitted to the cash management account. At the end of each business day that no 32 Old Slip Trigger Period or an event of default under the 32 Old Slip - Leased Fee Whole Loan is continuing, all amounts in the lockbox account, less the minimum balance as set forth in the 32 Old Slip - Leased Fee Whole Loan documents, are required to be remitted to a borrower-controlled operating account.

On each payment date during the continuance of a 32 Old Slip Trigger Period, provided no event of default is continuing (or, at the lender’s discretion, during an event of default under the 32 Old Slip - Leased Fee Whole Loan documents), all funds on deposit in the cash management account after payment of debt service on the 32 Old Slip - Leased Fee Whole Loan, required reserves (including the REMIC payment reserve described above under “Escrows and Reserves”) and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 32 Old Slip - Leased Fee Whole Loan.

Subordinate or Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

Partial Release. Not permitted.

Ground Lease. The borrowers’ interest in the 32 Old Slip - Leased Fee Property is a fee interest, and the borrowers have ground leased the 32 Old Slip - Leased Fee Property to the Ground Tenant.

10- Year Ground Rent Schedule
Start Date	End Date	Monthly Base Rent	Annual Base Rent
4/13/2025	4/12/2026	$797,698	$9,572,381
4/13/2026	4/12/2027	$813,652	$9,763,829
4/13/2027	4/12/2028	$829,925	$9,959,105
4/13/2028	4/12/2029	$846,524	$10,158,287
4/13/2029	4/12/2030	$863,454	$10,361,453
4/13/2030	4/12/2031	$880,724	$10,568,682
4/13/2031	4/12/2032	$898,338	$10,780,056
4/13/2032	4/12/2033	$916,305	$10,995,657
4/13/2033	4/12/2034	$934,631	$11,215,570
4/13/2034	4/12/2035	$953,323	$11,439,881
10-Yr Average		$873,458	$10,481,490

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

Modern Art Museum of Fort Worth
CULTURAL DISTRICT
DOWNTOWN FORT WORTH
Ft. Worth Convention Center
TRE
Lancaster Ave
DFW Intl. Airport 23 miles
Tandy Hills Natural Area
Univ. of North Texas Health Science Center
Kimbell Art Museum
30
377
Historic Southside
35W
287
180
Trinity Park
Arlington Heights
Cook Children's Medical Ctr.
Hattie St
Vickery Blvd
Medical City Ft. Worth
Texas Health Harris Methodist Hosp. Fort Worth
Main St
Glenwood Park
Sycamore Park
Texas Wesleyan University
Rosedale St
MEDICAL DISTRICT
John Peter Smith Hospital
Hillside Park
121
University Park Village
Baylor Scott & White All Saints Medical Ctr.
Allen Ave
Clear Fork Trinity River
Fairmount
Colonial Country Club
Fort Worth Zoo
Forest Park Blvd
8th Ave
Hemphill St
South Frwy
Evans Ave
Riverside Dr
Worth Heights
Cobb Park
Berry St
Texas Christian Univ.
Amon Carter Stadium
University Dr
Tucker Technology Center
Schollmaier Arena
AMTRAK
Southtown Shopping Center
Mitchell Blvd
Renaissance Square
Lupton Baseball Stadium
Benbrook Blvd
Echo Lake Park
Glen Garden Golf & Country
Biddison St
Westcliff Shopping Center
FORT WORTH
Rosemont
Granbury Rd
McCart Ave
Wichita St
La Gran Plaza
4200 South Freeway
Fort Worth, TX 76115
Foster Park
Seminary Dr
Mansfield Hwy
Southwest Baptist Theological Seminary
Amon Carter Park
South Hills
Felix St
Campus Dr
Rolling Hills Park
Forest Hill
Southwest Loop
20
James Ave
Greenbrier Park
Thelin Business Park
Tarrant County College - South Campus
Westcreek Dr
Oak Grove Rd
Walton Ave
Edgecliff Rd
Wedgwood Square
McCart Ave
Edgecliff Village
Crowley Rd
Altamesa McCart Center
Altamesa Blvd
TARRANT COUNTY
Miller Coors
Sycamore School Rd
Tyson Foods
Everman Pkwy
Sycamore Strip Airport
Denton
Prosper
McKinney
Frisco
Allen
Justin
Flower Mound
Lewisville
Carrollton
PLANO
Richardson
Grapevine
Coppell
Farmers Branch
Garland
North Richland Hills
Bedford
Euless
Irving
FORT WORTH
DALLAS
Mesquite
ARLINGTON
Grand Prairie
Benbrook
Duncanville
Mansfield
DeSoto
Lancaster
Burleson
Cedar Hill
Midlothian
Alvarado
Cleburne
Waxahachie

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$64,000,000	Title:	Fee
Cut-off Date Principal Balance:	$63,859,671	Property Type – Subtype:	Mixed Use – Retail / Office
% of IPB:	9.8%	Net Rentable Area (SF):	1,112,372
Loan Purpose:	Refinance	Location:	Fort Worth, TX
Borrower:	Town Center Mall, L.P.	Year Built / Renovated:	1960, 2019 / NAP
Borrower Sponsor:	Boxer Properties	Occupancy:	88.4%
Interest Rate:	6.80000%	Occupancy Date:	2/25/2025
Note Date:	3/6/2025	4th Most Recent NOI (As of):	$7,232,290 (12/31/2021)
Maturity Date:	3/6/2035	3rd Most Recent NOI (As of):	$8,026,638 (12/31/2022)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$10,243,649 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$11,576,007 (TTM 12/31/2024)
Original Amortization Term:	360 months	UW Economic Occupancy:	91.1%
Amortization Type:	Amortizing Balloon	UW Revenues:	$23,211,827
Call Protection:	L(26),D(89),O(5)	UW Expenses:	$10,643,668
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$12,568,158
Additional Debt:	No	UW NCF:	$11,455,786
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$148,000,000 / $133
Additional Debt Type:	NAP	Appraisal Date:	2/8/2025

Escrows and Reserves (1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$57
Taxes:	$404,105	$134,702	N/A	Maturity Date Loan / SF:	$50
Insurance:	$105,678	$35,226	N/A	Cut-off Date LTV:	43.1%
CapEx Reserve:	$500,000	$18,540	$750,000	Maturity Date LTV:	37.5%
TI/LC Reserve (2):	$1,111,407	$74,158	$1,500,000	UW NCF DSCR:	2.29x
Immediate Repair Reserve:	$44,563	$0	N/A	UW NOI Debt Yield:	19.7%
Other Reserve:	$2,282,229	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$64,000,000	100.0%	Loan Payoff	$57,242,486	89.4%
			Upfront Reserves	4,447,982	6.9
			Closing Costs	1,829,345	2.9
			Principal Equity Distribution	480,186	0.8
Total Sources	$64,000,000	100.0%	Total Uses	$64,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Capped at the greater of a) $1,500,000 (inclusive of the upfront deposit) and the product of b) $10 PSF and the aggregate tenants in excess of 10k SF expiring in the succeeding 12 months. At origination, the cap was $1,500,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

The Loan. The third largest mortgage loan (the “La Gran Plaza Mortgage Loan”) is a fixed rate mortgage loan secured by the borrower’s fee interest in a mixed use – retail / office asset located in Fort Worth, Texas (the “La Gran Plaza Property”). The La Gran Plaza Mortgage Loan accrues interest at a rate of 6.80000% per annum on an Actual/360 basis. The La Gran Plaza Mortgage Loan has a 10-year term and amortizes based on a 30-year schedule for the remaining term. The La Gran Plaza Mortgage Loan was originated on March 6, 2025, by Ladder Capital Finance LLC (“LCF”). The scheduled maturity date of the La Gran Plaza Mortgage Loan is March 6, 2035.

The La Gran Plaza Property was previously financed with a $76.0 million ($68/SF) CMBS loan originated by LCF in 2015 and was securitized across three CMBS deals, COMM 2015-LC21, COMM 2015-CCRE23 and COMM 2015-CCRE24. LCF’s $64.0 million ($58/SF) loan represents a 16% ($12 million) discount to the original CMBS loan. The prior loan amortized down to $61.6 million ($55/SF) and performed as agreed since its origination. Additionally, NOI has increased by 48% ($4.1 million), rising from $8.5 million at securitization in 2015 to $12.6 million at the time of the origination of the La Gran Plaza Mortgage Loan.

The Property. The La Gran Plaza Property is a mixed use – retail / office asset located on a 77.09-acre site in Fort Worth, Texas. The La Gran Plaza Property consists of 1,112,372 total SF and it is the second most visited destination in Fort Worth, with over 5.9 million visits annually. Since 2015, visitation at the La Gran Plaza Property has increased by approximately 7% from 5.5 million to 5.9 million. The La Gran Plaza Property is located within Tarrant County, Texas where 31% or 683k people identify as Hispanic, an increase of 40%, or 200k people, since 2010 and is expected to increase another 12% or 82k people through 2029.

The La Gran Plaza Property benefits from anchor tenants Burlington Coat Factory (7.2% NRA), Fiesta Mart (5.3% NRA) and Ross Dress For Less (2.7% NRA). Notable inline tenants include, among others, Five Below (1.0% NRA), Skechers (1.0% NRA), Citi Trends, Inc. (1.8% NRA) and Canales Furniture (1.3% NRA). The La Gran Plaza Property was constructed in 1960 and 2019, and between 2015 and 2023, the borrower sponsor enhanced the collateral through various construction and renovation projects across multiple pad sites, including $615,000 of improvements to a vacant 20,000 SF building on Pad 3; significant upgrades to the longstanding bus station and laundry facilities on Pad 4; $550,000 in tenant improvement reimbursements for the 19,000 SF Chuck E. Cheese on Pad 6; and a $3 million investment to develop a new approximately 15,000 SF outparcel on Pad 7, now home to Spectrum, IHOP, and a furniture store.

The La Gran Plaza Property is host to numerous events and shows during the course of the year, with the highlights including: (i) Le Estrella de la Gran Plaza, a singing competition that occurs every Sunday between July 5th and August 9th, and features an “American Idol-style” singing competition, with results broadcast on local television; (ii) a Mexican Independence Day celebration on September 13th hosted by the Consulate General of Mexico; and (iii) a Mariachi Festival in November that hosts Mariachi bands from throughout Texas and Beyond.

As of February 25, 2025, the La Gran Plaza Property was 88.4% occupied and features a granular and diverse rent roll with over 284 unique tenants, with a weighted average lease term of 4.5 years and with 61% of the rent roll having been at the La Gran Plaza Property for over 10 years. Since 2015, occupancy at the La Gran Plaza Property has not dropped below 80% and the NOI has not dropped below $6.7 million, which equates to a 10.43% NOI DY and 1.18x DSCR on the La Gran Plaza Mortgage Loan. Similarly, over the last 10 years, occupancy at the La Gran Plaza Property has averaged 84% with average NOI of $8.3 million, which equates to an NOI debt yield on the La Gran Plaza Mortgage Loan of 13.0%. The La Gran Plaza Property features over 284 tenants (approximately 3k SF average size) including both national and local ethnic themed retailers and offices. Excluding the Mercado (13.3% UW Base Rent), no tenant accounts for more than 4.6% of UW Base Rent. Similarly, excluding the top five tenants, no tenant accounts for more than 1.3% of UW Base Rent.

The La Gran Plaza Property has experienced significant rent increases on lease trade-outs, including six trade-outs exceeding 10,000 SF since 2020, which achieved an average rent increase of 54%, rising from $7.02/SF to $10.91/SF and adding $435,000 in base rental income. Additionally, from 2015 to 2024, in-place rents at the La Gran Plaza Property increased by 38%, from $13/SF to $18/SF. In total, La Gran Plaza Property revenue has increased by 55% from $15.0 million at securitization of the previous loan in 2014 to $23.2 million in 2025 (in-place UW), reflecting an annual growth rate of 7.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

Major Retail Tenants.

Burlington Coat Factory of Texas, LP (80,000 SF; 7.2% of NRA; 3.6% of underwritten base rent): Burlington Coat Factory of Texas, LP (“Burlington Coat Factory”) (NYSE: BURL; Moody’s/S&P: Ba1/BBB-) was founded in 1924 as a national off-price department store retailer headquartered in New Jersey. Per Burlington Coat Factory’s 2024 Annual Report, as of the end of the fourth quarter of 2024, Burlington Coat Factory operated 1,108 stores in 46 states, Washington D.C. and Puerto Rico, principally under the name Burlington Stores. The company’s stores offer a selection of in-season, fashion-focused merchandise at up to 60% off other retailers’ prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts and coats. Burlington Coat Factory has been in occupancy at the La Gran Plaza Property since February 2008, and in 2023 exercised its as-of-right extension option, extending the lease expiration from May 2023 to April 2028. This extension increased rent from $7.50/SF ($560,000 annually) to $8.00/SF ($640,000 annually). Burlington Coat Factory is within its first option period ($8.00/SF) and has three 5-year extension options remaining ($8.50-$9.50/SF). From 2015 to 2024, sales are up approximately 35% from $7.2 million ($90/SF) to $9.7 million ($102/SF), with base rent increasing 7% from $600k ($7.50/SF) to $640k ($8.00/SF). Additionally, Burlington Coat Factory has experienced a 6.7% year-over-year sales increase from 2023 to 2024, with an occupancy cost of approximately 6.6% (10.0% all costs). 2024 was Burlington Coat Factory’s second best sales year over the last 10 years at the La Gran Plaza Property.

Fiesta Mart Inc. (Store #67) (58,500 SF; 5.3% of NRA; 2.0% of underwritten base rent): Fiesta Mart Inc (Store #67) (“Fiesta Mart”) is a Latino-American supermarket chain based in Houston, Texas, and has served the Texas community since 1972. Fiesta Mart operates over 59 stores across Dallas, Fort Worth, Houston and Austin. Fiesta Mart is best known for its selection of Latino-American food items. Fiesta Mart constructed the improvements at the La Gran Plaza Property in 2008 and subsequently signed a ground lease in July 2008 with an expiration date of July 2028. Fiesta Mart has four, 5-year renewal options remaining ($32,770.83 per month; $36,047.92 per month; $39,652.67 per month; $43,617.92 per month) and is also obligated to pay percentage rent of 1.0% of sales in excess of $35,750,000 in lease years 11 to 20. Additionally, sales grew by $3.6 million or 11.0% since 2015 from $34 million to $38 million, with a current occupancy cost of 1.0% (Fiesta Mart’s occupancy cost has hovered around 1.0% since 2015). Additionally, 2024 has been Fiesta Mart’s best performing year in sales at the La Gran Plaza Property over the last 10 years.

Ross Dress for Less (30,000 SF; 2.7% of NRA; 1.7% of underwritten base rent): Ross Stores, Inc. is an S&P 500, Fortune 500, and Nasdaq 100 (ROST) company headquartered in Dublin, California, with fiscal revenues of $21.1 billion. Currently, Ross Stores operates Ross Dress for Less (“Ross”), that largest off-price apparel and home fashion chain in the United States with 1,847 locations in 44 states, the District of Columbia and Guam. Ross offers first-quality, in-season, name brand and designer apparel, accessories, footwear, and home fashions for the entire family at reduced prices. Ross has been in occupancy at the La Gran Plaza Property since June 2010, and in August 2024 executed its second as-of-right five-year extension, extending the lease expiration from January 2026 to January 2031. Ross has three, 5-year renewal options remaining. Additionally, sales are up $6.2 million, or approximately 103% from $6.0 million in 2015 to $13.0 million in 2024, with a current occupancy cost of approximately 2.5%.

The following table presents certain information relating to the historical and current occupancy of the La Gran Plaza Property:

Historical and Current Occupancy (1)
2020	2021	2022	2023	2024	Current (2)
85.0%	77.2%	81.8%	87.5%	89.9%	88.4%
(1)	Based on December 31 of each respective year.
(2)	Based on the underwritten rent roll as of February 25, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

The following table presents certain information relating to the largest tenants by underwritten base rent at the La Gran Plaza Property:

Top Tenant Summary (1)
Tenant	Ratings (Fitch/Moody’s/S&P) (2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF (1)	UW Base Rent (1)	% of Total UW Base Rent (1)	Lease Expiration Date
Major Tenants
Zocalo Property, LP (Mercado)	NR/NR/NR	124,271	11.2%	$18.98	$2,358,217	13.3%	12/31/2036
Academy of Visual and Performing Arts	NR/NR/NR	62,759	5.6%	$13.00	$815,867	4.6%	6/30/2027
Burlington Coat Factory of Texas	NR/Ba1/BB+	80,000	7.2%	$8.00	$640,000	3.6%	4/30/2028
Amped Fitness	NR/NR/NR	45,887	4.1%	$12.00	$550,644	3.1%	11/30/2034
Fiesta Mart Inc. Store #67(3)	NR/NR/NR	58,500	5.3%	$6.11	$357,500	2.0%	7/31/2028
Canales Furniture	NR/NR/NR	14,734	1.3%	$23.50	$346,260	2.0%	2/28/2026
Ross Dress for Less	NR/A2/BBB+	30,000	2.7%	$10.00	$300,000	1.7%	1/31/2031
CSL Plasma	NR/NR/NR	20,000	1.8%	$15.00	$300,000	1.7%	12/31/2028
CineAmerica	NR/NR/NR	35,695	3.2%	$6.95	$248,251	1.4%	7/31/2027
Rodeo West Fort Worth	NR/NR/NR	24,587	2.2%	$9.75	$239,723	1.4%	10/31/2032
Major Tenants Subtotal / Wtd. Avg.		496,433	44.6%	$12.40	$6,156,462	34.7%
Remaining Occupied		486,519	43.7%	$23.81	$11,585,312	65.3%
Occupied Collateral Total / Wtd. Avg.		982,952	88.4%	$18.05	$17,741,774	100.0%

Vacant Space		129,420	11.6%

Collateral Total		1,112,372	100.00%

(1)	Based on the underwritten rent roll dated February 25, 2025.
(2)	In certain instances, the ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Fiesta Mart Inc. Store #67 is subject to a ground lease.

The following table presents certain information relating to the sales history of certain tenants of the La Gran Plaza Property:

Tenant Sales (1)
	2021	2022	2023	2024	TTM
Gross Mall Sales	NAV	$132,069,171	$136,616,932	$139,491,364	NAV
Sales PSF (Inline < 25,000 SF)	NAV	$234	$252	$232	NAV

Occupancy Cost (Inline < 25,000 SF)	NAV	10.9%	10.1%	11.0%	NAV

(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza
Major Tenant Sales (1)
Tenant Name	SF	2021	2022	2023	2024	Occupancy Cost	9/30/2024 TTM Sales PSF
Anchor Tenants
Burlington Coat Factory	80,000	$9,979,040	$8,280,415	$9,079,724	$9,685,436	6.6%	$121
Fiesta Mart Inc. Store #67	58,500	$31,392,516	$35,250,753	$37,378,945	$37,741,623	0.9%	$645
Ross Dress for Less	30,000	$9,506,305	$10,148,977	$11,867,613	$12,299,486	2.4%	$410

Major Tenants
CineAmerica	35,695	$1,661,469	$2,139,217	$2,116,207	$1,812,517	13.7%	$51
Rodeo West Fort Worth	24,587	NAV	$438,045	$383,912	$506,545	47.3%	$21
Citi Trends, Inc.	18,177	$1,643,433	$1,339,080	$1,375,509	$1,464,587	13.7%	$81
United Fashions of Texas LLC	15,563	$2,623,876	$2,510,874	$2,503,724	$2,419,062	7.2%	$155
Canales Furniture	14,734	$3,347,582	$4,212,281	$4,386,572	$1,978,389	17.5%	$134
CEC Entertainment #952	14,200	$1,644,588	$1,675,140	$1,708,892	$1,634,562	8.1%	$115
(1)	All sales information presented herein with respect to the La Gran Plaza Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.

The following table presents certain information relating to the lease rollover schedule at the La Gran Plaza Property:

Lease Rollover Schedule (1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	129,420	11.6%	NAP	NAP		129,420	11.6%	NAP	NAP
MTM	42	46,320	4.2%	$957,182	5.	4%	175,740	15.8%	$957,182	5.4%
2025	53	63,281	5.7%	$1,656,827	9.	3%	239,021	21.5%	$2,614,010	14.7%
2026	63	105,256	9.5%	$2,647,687	14.9%		344,277	30.9%	$5,261,696	29.7%
2027	47	183,322	16.5%	$3,173,136	17.9%		527,599	47.4%	$8,434,832	47.5%
2028	34	219,651	19.7%	$2,782,509	15.7%		747,250	67.2%	$11,217,342	63.2%
2029	27	68,366	6.1%	$1,733,454	9.8%		815,616	73.3%	$12,950,795	73.0%
2030	12	34,223	3.1%	$804,626	4.5%		849,839	76.4%	$13,755,422	77.5%
2031	1	30,000	2.7%	$300,000	1.7%		879,839	79.1%	$14,055,422	79.2%
2032	4	42,627	3.8%	$483,718	2.7%		922,466	82.9%	$14,539,139	81.9%
2033	2	13,425	1.2%	$209,495	1.2%		935,891	84.1%	$14,748,634	83.1%
2034	1	45,887	4.1%	$550,644	3.1%		981,778	88.3%	$15,299,278	86.2%
2035	1	6,323	0.6%	$84,279	0.5%		988,101	88.8%	$15,383,557	86.7%
2036 & thereafter	1	124,271	11.2%	$2,358,217	13.3%		1,112,372	100.0%	$17,741,774	100.0%
Total	288	1,112,372	100.00%	$17,741,774	100.00%
(1)	Based on the underwritten rent roll dated February 25, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. The Phase I environmental site assessment report dated February 12, 2025, by Nova Group, GBC did not identify any recognized environmental conditions at the La Gran Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

The following table presents certain information relating to the historical and underwritten cash flows of the La Gran Plaza Property:

Operating History and Underwritten Net Cash Flow (1)
	2021	2022	2023	2024	Underwritten	Per SF	% (2)
Gross Potential Rent (3)	$16,052,825	$16,358,531	$17,563,752	$18,372,751	$19,152,317	$17.22	77.50%
Expense Recoveries	2,570,096	2,444,945	3,728,891	4,161,605	4,954,591	$4.45	0.20
Percentage Rent	634,911	878,719	775,898	604,324	604,324	$0.54	0.02
Gross Potential Income	19,257,832	19,682,195	22,068,541	23,138,680	24,711,232	$22.21	1.00
Actual Vacancy	($3,215,254)	($2,631,804)	($1,713,085)	($1,625,804)	$0	$0.00	0.00
Underwriting Vacancy Adjustment	0	0	0	0	(2,197,314)	($1.98)	-0.09
Net Rental Collections	$16,042,579	$17,050,391	$20,355,456	$21,512,876	$22,513,919	$20.24	91.11%
Other Income (4)	$699,902	$467,140	$571,738	$814,993	$684,347	$0.62	0.03
Effective Gross Income	$16,742,481	$17,517,530	$20,927,193	$22,327,868	$23,198,266	$20.85	93.88%
Real Estate Taxes	$1,880,306	$2,095,633	$2,009,642	$1,613,876	$1,593,224	$1.43	6.87%
Insurance	231,584	281,906	352,384	410,756	422,713	$0.38	1.82%
Other Expenses	7,398,300	7,113,353	8,321,518	8,727,230	8,603,905	$7.73	37.09%
Total Expenses	9,510,191	9,490,892	10,683,545	10,751,861	10,619,842	$9.55	45.78%
Net Operating Income	$7,232,290	$8,026,638	$10,243,649	$11,576,007	$12,578,424	$11.31	54.22%
TI/LC	$0	$0	$0	$0	$889,898	$0.80	3.84%
Replacement Reserves	0	0	0	0	222,474	$0.20	0.01
Net Cash Flow	$7,232,290	$8,026,638	$10,243,649	$11,576,007	$11,466,052	$10.31	49.43%

(1)	Based on the underwritten rent roll dated February 25, 2025.
(2)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	UW Gross Potential Rent includes Rent Bumps through October 2025.
(4)	Excluded the following other income line items: Interest Income - Cash Investments, Lease Buy-Out Income.

The Market. The La Gran Plaza Property is located in the Fort Worth SW Quadrant submarket of the broader Dallas-Fort Worth-Arlington, TX retail market. This area is a southern region of Fort Worth which has some attractions, including the Texas Christan University (TCU), the BNSF Railyard, the Fort Worth Zoo, and the Fort Worth Medical District. The La Gran Plaza Property is adjacent to Interstate 35W, which is a main thoroughfare in the area and provides direct access north to downtown Fort Worth. Retail and residential development dominates the area surrounding the La Gran Plaza Property.

According to the appraisal, the Fort Worth SW Quadrant retail submarket consists of approximately 5.2 million SF and ranks 37 of the 72 retail submarkets tracked within the broader Dallas-Fort Worth-Arlington, TX retail market. Per the appraisal, the 4.1% vacancy rate in the submarket is lower than the 4.6% vacancy rate for the Dallas-Fort Worth-Arlington, TX retail market. Additionally, the Fort Worth SW Quadrant retail submarket asking rent of $22.41 per square foot is slightly below the Dallas-Fort Worth-Arlington, TX retail market asking rent of $24.54 per square foot. According to a third party report, the Dallas Fort Worth retail market is one of the largest and most sought after in the country with over 476 million square feet of inventory in the area.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the La Gran Plaza Property was 16,399, 113,804 and 294,676, respectively. Additionally, for the same period, the average household income within the same radii was $61,363, $82,312 and $90,486, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

The following table presents certain information relating to the appraisal’s market rent conclusions for the La Gran Plaza Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
In-Line	$22.00	5	NAP	$15.00
Sm. In-Line	$45.00	5	NAP	$15.00
Micro In-Line	$100.00	5	NAP	$15.00
Lg. In-Line	$12.00	5	NAP	$10.00
Strip Retail	$28.00	5	NAP	$20.00
Supermarket	$7.00	5	NAP	$15.00
Office	$18.00	5	NAP	$10.00
Sm. Office	$15.00	3	NAP	$15.00
Outparcel	$7.00	10	NAP	$10.00
Anchor	$10.00	10	NAP	$10.00
Basement	$3.00	10	NAP	$10.00
Mercado	$19.00	10	NAP	$10.00
Suites 1800s	$10.00	5	NAP	$10.00
Suites 1400s	$275.00	5	NAP	$15.00
Theater	$8.00	10	NAP	$15.00
Med. In Line	$17.00	5	NAP	$15.00
Small Mall Retail	$75.00	5	NAP	$15.00
Food Court	$65.00	5	NAP	$15.00
Vendor/Kiosk	$160.00	5	NAP	None
Non-Revenue	$0.00	5	NAP	$15.00
(1)	Based on the appraisal.

The following table presents certain information relating to comparable retail centers for the La Gran Plaza Property:

Competitive Retail Center Summary(1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	Distance to Subject	Sales PSF	Anchor Tenants
La Gran Plaza Fort Worth, TX	1960, 2019	1,112,372	88.4%(2)	NAP	$254	Burlington Coat Factory, Fiesta Mart
2830 Village Parkway Lewisville, TX	2006 / NAP	148,099	NAV	40 miles	NAV	LA Fitness, HomeGoods/TJ Maxx
13900 Dallas Parkway Dallas, TX	1995 / NAP	152,690	NAV	42 miles	NAV	Nordstrom Rack
6509 W Park Blvd Plano, TX	1999 / NAP	105,786	NAV	46 miles	NAV	None
1565 W Main St Lewisville, TX	1985 / NAP	115,160	NAV	37 miles	NAV	Fitness Connection, Papa Johns, Armed Forces Center
27010-2725 N Hwy 75 Sherman, TX	1994 / NAP	170,455	NAV	103 miles	NAV	Bomgaars, Family Fitness, Texas Roadhouse (Outparcel)
3501 Olton Rd Plainview, TX	1985 / NAP	126,613	NAV	316 miles	NAV	United Supermarkets, Bealls, Harbor Freight, Dollar Tree
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll as of February 25, 2025.

The Borrower. The borrower for the La Gran Plaza Mortgage Loan is Town Center Mall, L.P., a Texas limited partnership and single purpose entity with two independent directors in the general partner.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

The Borrower Sponsor. The borrower sponsor is Boxer Properties and Andrew J. Segal is the non-recourse carveout guarantor. There is also a separate environmental indemnity for the La Gran Plaza Mortgage Loan provided by the borrower and the borrower sponsor.

Andrew J. Segal founded Boxer Property in September 1992, with the purpose of acquiring, managing, leasing, and administering commercial office buildings. The Boxer portfolio currently includes 128 properties totaling 14 million SF of office space, retail and hotels across 16 cities. The properties are located in Texas, Illinois, Georgia, Arizona, Colorado, Massachusetts, California, Ohio, New Jersey, and Minnesota. Boxer Property Management, the management arm of Boxer Property, has managed the acquisition and disposition of over 200 commercial properties to date. Boxer Property has over 1,000 employees. The market value of the owned portfolio was $1.1 billion across 66 properties with $506 million of debt—reflecting a portfolio LTV of 47%. Additionally, Boxer Property Management has been engaged by Eightfold, LNR, C-III and CW Capital to manage over 2 million square feet of properties in special servicing.

Property Management. The La Gran Plaza Property is managed by Grupo Zocalo, L.P., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $1,376,610 for outstanding tenant improvement allowances and leasing commissions; (ii) $905,619 for outstanding free rent; (iii) $500,000 into the replacement reserve; (iv) $1,111,407 into the rollover reserve; and (v) $44,563 for immediate repairs.

Tax Escrows – During the term of the La Gran Plaza Mortgage Loan, on a monthly basis, the borrowers is required to escrow 1/12 of the estimated annual real estate tax payments, initially estimated to be $134,702 per month.

Insurance Escrows – During the term of the La Gran Plaza Mortgage Loan, on a monthly basis, the borrowers is required to escrow 1/12 of the estimated annual insurance payments, initially estimated to be $35,226 per month.

Replacement Reserves – During the term of the La Gran Plaza Mortgage Loan, ongoing replacement reserve collections are required to be $0.20 PSF per year ($222,474 per year), capped at $750,000.

TI/LC Reserves – During the term of the La Gran Plaza Mortgage Loan, ongoing TI/LC collections will be $0.80 PSF per year ($889,898 per year), capped at the greater of a) $1,500,000 (inclusive of the upfront deposit) and b) $10 PSF for the aggregate tenants in excess of 10,000 SF expiring in the succeeding 12 months.

Immediate Repair Reserves – At origination, $44,563 was deposited into the immediate repairs reserve to repair damaged asphalt and crack seal at the La Gran Plaza Property, as per the property condition report. The repairs are required to be completed within 180 days of origination.

Lockbox / Cash Management. The La Gran Plaza Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the La Gran Plaza Property are required to be deposited by the tenants (and, if borrower receives any rents, borrower must deposit such rents into the lockbox account within one business day). During a Trigger Event (as defined below), all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the La Gran Plaza Mortgage Loan documents. Also, during a Trigger Event, all excess cash is retained by the lender and held as additional security for the La Gran Plaza Mortgage Loan.  If no Trigger Event exists, all sums deposited into the lockbox account are transferred to the borrower.  “Trigger Event” means the earlier to occur of (i) an event of default, (ii) any event of default under the property management agreement not cured with 10 business days, (iii) any Significant Tenant (defined below) (x) vacating, surrendering or ceasing to conduct normal business at all or substantially all of the tenant’s premises, or  notifying borrower, property manager or any affiliate that it intends to take any such action or (y) failing to renew or extend its lease in writing at least 6 months prior to the lease expiration date on terms and conditions acceptable to the lender, (iv) any Significant Tenant or its parent company becoming insolvent or a debtor in any bankruptcy action or having its senior unsecured debt rating withdrawn or downgraded below “BBB-“ by S&P or the equivalent of such rating by any other rating agency (to the extent such Significant Tenant or parent company had at least such rating as of the loan origination date), (v) the debt service coverage ratio falls below 1.60x or (vi) the debt yield falls below 13.50%.  “Significant Tenant” means any tenant which, individually or when taken together with any other lease with such tenant or its affiliates (i) covers more than 10% of the total rentable square footage at the La Gran Plaza Property or (ii) constitutes more than 10% of the total annual rents at the La Gran Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$51,500,000	Title:	Leasehold
Cut-off Date Principal Balance:	$51,500,000	Property Type – Subtype:	Office – Suburban
% of IPB:	7.9%	Net Rentable Area (SF):	242,598
Loan Purpose:	Refinance	Location:	Miami, FL
Borrowers:	Dadeland Centre, LTD. and Dadeland Centre II, LTD.	Year Built / Renovated:	2003, 2008 / 2015
Borrower Sponsor:	Elizabeth A. Green	Occupancy:	94.3%
Interest Rate:	7.40000%	Occupancy Date:	4/8/2025
Note Date:	4/15/2025	4th Most Recent NOI (As of):	$6,384,631 (12/31/2021)
Maturity Date:	5/6/2035	3rd Most Recent NOI (As of):	$6,420,256 (12/31/2022)
Interest-only Period:	36 months	2nd Most Recent NOI (As of):	$5,605,664 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$6,092,813 (12/31/2024)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.8%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$12,158,154
Call Protection:	L(25),D(88),O(7)	UW Expenses:	$5,189,845
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,968,310
Additional Debt:	No	UW NCF:	$6,564,442
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$86,400,000 / $356
Additional Debt Type:	N/A	Appraisal Date:	4/1/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$212
Taxes:	$464,360	$66,337	N/A	Maturity Date Loan / SF:	$197
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.6%
Replacement Reserves:	$0	$5,256	N/A	Maturity Date LTV:	55.2%
TI / LC Reserve:	$1,000,000	$20,217	N/A	UW NCF DSCR:	1.53x
Rent Abatement Reserve:	$1,160,353	$0	N/A	UW NOI Debt Yield:	13.5%
Outstanding TI / LC Reserve:	$357,021	$0	N/A
Critical Tenant Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$51,500,000	97.9%	Loan Payoff	$48,180,708	91.6%
Borrower Sponsor Equity	1,104,519	2.1	Upfront Reserves	2,981,734	5.7
			Closing Costs	1,422,077	2.7
Total Sources	$52,604,519	100.0%	Total Uses	$52,604,519	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The fourth largest mortgage loan (the “Dadeland Centre I & II Mortgage Loan”) is secured by the borrowers’ leasehold interest in two office buildings collectively totaling 242,598 SF located in Miami, Florida (individually or collectively, as the context may require, the “Dadeland Centre I & II Property”). The Dadeland Centre I & II Mortgage Loan was originated on April 15, 2025 by Goldman Sachs Bank USA and has an outstanding principal balance as of the Cut-off Date of $51,500,000. The Dadeland Centre I & II Mortgage Loan accrues interest at a fixed rate of 7.40000% per annum on an Actual/360 basis. The Dadeland Centre I & II Mortgage Loan has an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date.

The Property. The Dadeland Centre I & II Property is comprised of two Class A office buildings totaling 242,598 SF located at 9150 and 9155 South Dadeland Boulevard within the Dadeland neighborhood of Miami-Dade County. Dadeland Centre I is a 129,625 SF, 18-story office tower that was developed in 2003 and subsequently renovated in 2015, and Dadeland Centre II is a 112,973 SF, 15-story office tower built in 2008. Both buildings feature hurricane resistant glass which

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

differentiates the asset from proximate buildings of an older vintage. Across the two buildings, the Dadeland Centre I & II Property is currently 94.3% leased by 42 unique tenants and has averaged 91.8% occupancy since 2019. Furthermore, the Dadeland Centre I & II Property also serves as the headquarters for the largest tenant – Cole Scott & Kissane (99,642 SF / 41.1% of Total Dadeland Centre I & II Property SF).

The Dadeland Centre I & II Property is a part of the Dadeland South Metro Rail Building Complex which provides convenient accessibility to and from all areas of Miami-Dade County. This development also houses the Sponsor-developed One & Two Datran Center office towers and the Marriott Miami Dadeland Hotel, and the adjoining metro station serves to connect commuters throughout the greater Miami market via a 20.5-mile rail-based train. The Dadeland Centre I & II Property is located in close proximity with many major thoroughfares (Palmetto Expressway, US-1, North Kendall Drive) which provide an additional means of regional connectivity for employees. Other than Cole Scott & Kissane, no single tenant represents more than approximately 7.2% of UW Base Rent.

The Sponsor recently negotiated an early extension of its ground leases of the Dadeland Centre I & II Property through December 31, 2107, and was successful in negotiating a new rent structure that removed the fair market value reset component, which would have been applicable in 2039. See “Ground Lease” below.

The following information presents certain information relating to the historical and current occupancy of the Dadeland Centre I & II Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current(2)
92.7%	94.3%	87.9%	92.6%	94.3%
(1)	Historical occupancies represent estimated weighted averages for each respective year, unless otherwise noted.
(2)	Current occupancy is based on the underwritten rent roll as of April 8, 2025.

Appraisal. According to the appraisals, the Dadeland Centre I & II Property had an aggregate “as-is” appraised value of $86,400,000 as of April 1, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$86,400,000	7.75%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental site assessment dated April 8, 2025, there was no evidence of any recognized environmental conditions at the Dadeland Centre I & II Property.

Major Tenants. The three largest tenants by underwritten base rent at the Dadeland Centre I & II Property are Cole Scott & Kissane, Sioli & Associates and Fields & Howell LLP.

Cole Scott & Kissane (99,642 SF; 41.1% of NRA; 36.9% of underwritten base rent): Cole, Scott & Kissane is the largest Florida-based law firm with 13 offices across the state. The firm provides counsel and additional legal services across numerous areas of law and is currently ranked 88th on the National Law Journal’s 2024 NLJ 500 ranking, based on size. This tenant has been at Dadeland Centre II since its delivery in 2008 and has continually expanded its space. Presently, the tenant occupies 99,642 SF at Dadeland Centre II and is headquartered at the Dadeland Centre I & II Property with a lease expiration in March 2034. Cole Scott & Kissane has no termination options.

Sioli & Associates (14,349 SF; 5.9% of NRA; 7.2% of underwritten base rent): Sioli & Associates is a law firm that serves a variety of clientele, including employers, underwriters, servicing agents, insurance carriers, and their insureds. This tenant assists clients in claims throughout the United States, Caribbean, and Latin America. This tenant currently occupies 14,349 SF at Dadeland Centre I and is headquartered at the Dadeland Centre I & II Property with current leases expiring in June 2028 and June 2031. Sioli & Associates has a one-time termination option on one of its suites that totals 2,306 SF ($106,422 UW Base Rent) in December 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

Fields & Howell LLP (11,073 SF; 4.6% of NRA; 5.5% of underwritten base rent): Fields Howell LLP is a full-service insurance / reinsurance coverage and defense law firm headquartered in Atlanta, GA. They offer legal services domestically and internationally across a variety of practice areas including business, international markets, transportation, and marine law. The tenant currently occupies 11,073 SF at Dadeland Centre I with a lease expiration in March 2029. Fields & Howell LLP has no termination options.

The following table presents certain information relating to the major tenants at the Dadeland Centre I & II Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Cole Scott & Kissane	NR/NR/NR	99,642	41.1%	$33.90	$3,378,150	36.9%	3/31/2034
Sioli & Associates(2)	NR/NR/NR	14,349	5.9%	$46.15	$662,206	7.2%	Various(3)
Fields & Howell LLP	NR/NR/NR	11,073	4.6%	$45.32	$501,809	5.5%	3/31/2029
Steel Resources(4)	NR/NR/NR	8,972	3.7%	$46.68	$418,813	4.6%	5/31/2031
Arthur J. Gallagher Risk(5)	Baa2/BBB/BBB+	6,794	2.8%	$47.76	$324,496	3.5%	6/30/2027
G. Jackie Yee(6)	NR/NR/NR	5,052	2.1%	$49.17	$248,407	2.7%	11/30/2031
Rossman Baumberger Reboso Spier(7)	NR/NR/NR	5,043	2.1%	$42.75	$215,588	2.4%	7/31/2031
Green Companies(8)	NR/NR/NR	4,660	1.9%	$43.50	$202,696	2.2%	11/30/2025
Angel Oak	NR/NR/NR	3,987	1.6%	$49.55	$197,556	2.2%	8/31/2029
Diaz Law	NR/NR/NR	3,613	1.5%	$46.44	$167,788	1.8%	6/30/2028
Major Tenants		163,185	67.3%	$38.71	$6,317,509	69.0%
Other Tenants		65,645	27.1%	$43.14	$2,831,830	31.0%
Occupied Total Collateral		228,830	94.3%	$39.98	$9,149,339	100.0%
Vacant Space (Owned)		13,768	5.7%
Collateral Total		242,598	100.0%
(1)	Based on the underwritten rent roll dated April 8, 2025, inclusive of contractual rent steps through April 2026.
(2)	Sioli & Associates has a one-time termination option on one of its suites that totals 2,306 SF ($106,422 UW Base Rent) in December 2026.
(3)	Sioli & Associates occupies space under leases expiring on June 30, 2028 (2,306 SF; $106,422 UW Base Rent) and June 30, 2031 (12,043 SF; $555,785 UW Base Rent).
(4)	Steel Resources has a one-time termination option effective in May 2029.
(5)	Arthur J. Gallagher Risk has a one-time termination option in June 2025 with a six-month notice period.
(6)	G. Jackie Yee has two one-time termination options. The first termination option is effective in December 2025 with a 270-day notice period (which has passed). The second termination option is effective in November 2026 with a 180-day notice period.
(7)	Rossman Baumberger Reboso Spier has a one-time termination option in October 2029.
(8)	Green Companies has a currently exercisable ongoing termination option exercisable with 90 days’ prior notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

The following table presents certain information relating to the lease rollover schedule at the Dadeland Centre I & II Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	13,768	5.7%	NAP	NAP	13,768	5.7%	NAP	NAP
2025 & MTM	6	17,172	7.1%	$651,024	7.1%	30,940	12.8%	$651,024	7.1%
2026	7	10,892	4.5%	$504,296	5.5%	41,832	17.2%	$1,155,320	12.6%
2027	8	20,078	8.3%	$872,810	9.5%	61,910	25.5%	$2,028,130	22.2%
2028	9	21,257	8.8%	$981,695	10.7%	83,167	34.3%	$3,009,825	32.9%
2029	6	19,125	7.9%	$885,044	9.7%	102,292	42.2%	$3,894,869	42.6%
2030	2	4,516	1.9%	$205,374	2.2%	106,808	44.0%	$4,100,243	44.8%
2031	9	36,148	14.9%	$1,670,945	18.3%	142,956	58.9%	$5,771,188	63.1%
2032	0	0	0.0%	$0	0.0%	142,956	58.9%	$5,771,188	63.1%
2033	0	0	0.0%	$0	0.0%	142,956	58.9%	$5,771,188	63.1%
2034	4	99,642	41.1%	$3,378,150	36.9%	242,598	100.0%	$9,149,338	100.0%
2035	0	0	0.0%	$0	0.0%	242,598	100.0%	$9,149,338	100.0%
2036 & Beyond	0	0	0.0%	$0	0.0%	242,598	100.0%	$9,149,338	100.0%
Total	51	242,598	100.0%	$9,149,339	100.0%
(1)	Based on the underwritten rent roll dated April 8, 2025, inclusive of contractual rent steps through April 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Dadeland Centre I & II Property:

Historical Operating Performance and Underwritten Net Cash Flow(1)
	2019	2020	2021	2022	2023	2024	Underwritten	PSF	%(3)
Base Rental Revenue(2)	$7,002,051	$7,267,546	$7,755,501	$8,123,735	$7,471,070	$7,795,704	$9,149,339	$37.71	70.6%
Total Commercial Reimbursement Revenue	1,537,861	1,622,599	1,560,244	1,806,608	2,091,997	2,057,075	2,313,841	$9.54	17.9%
Market Revenue from Vacant Units	0	0	0	0	0	0	641,172	$2.64	4.9%
Parking Income	651,991	688,869	715,499	716,482	744,034	798,416	800,004	$3.30	6.2%
Other Revenue	3,373	1,566	1,695	1,376	1,132	1,282	54,700	$0.23	0.4%
Potential Gross Revenue	$9,195,276	$9,580,580	$10,032,940	$10,648,201	$10,308,234	$10,652,477	$12,959,057	$53.42	100.0%
Vacancy Loss	0	0	0	0	0	0	(800,902)	($3.30)	(6.6%)
Effective Gross Revenue	$9,195,276	$9,580,580	$10,032,940	$10,648,201	$10,308,234	$10,652,477	$12,158,154	$50.12	100.0%
Real Estate Taxes	927,192	944,962	926,958	946,457	777,667	772,861	1,116,174	$4.60	9.2%
Insurance	374,475	396,159	448,958	558,669	916,120	955,595	903,458	$3.72	7.4%
Ground Rent	157,410	202,372	211,617	220,863	214,449	219,338	448,068	$1.85	3.7%
Utilities	541,511	466,472	483,615	566,725	617,523	573,030	573,240	$2.36	4.7%
Repairs & Maintenance	957,572	632,281	626,460	797,561	1,008,308	1,010,177	1,135,560	$4.68	9.3%
Management Fee	289,681	327,074	304,217	318,754	312,822	309,127	364,745	$1.50	3.0%
Payroll (Office, Security, Maintenance)	362,880	420,328	419,749	487,500	560,731	495,754	407,760	$1.68	3.4%
General and Administrative - Direct	87,175	65,689	226,735	277,081	261,388	218,258	235,080	$0.97	1.9%
Other Expenses	81,673	0	0	54,335	33,562	5,525	5,760	$0.02	0.0%
Total Expenses	$3,779,569	$3,455,337	$3,648,309	$4,227,944	$4,702,570	$4,559,664	$5,189,845	$21.39	42.7%
Net Operating Income	$5,415,707	$6,125,243	$6,384,631	$6,420,256	$5,605,664	$6,092,813	$6,968,310	$28.72	57.3%
Replacement Reserves	0	0	0	0	0	0	63,075	$0.26	0.5%
TI/LC	0	0	0	11,162	79,550	0	340,792	$1.40	2.8%
Net Cash Flow	$5,415,707	$6,125,243	$6,384,631	$6,409,094	$5,526,114	$6,092,813	$6,564,442	$27.06	54.0%
(1)	Based on the underwritten rent roll dated April 8, 2025, inclusive of contractual rent steps through April 2026.
(2)	Historical base rent is net of free rent credits and includes storage income.
(3)	% column represents percent of Potential Gross Revenue for revenue lines and percent of Effective Gross Revenue for all remaining fields.

The Market. The Dadeland Centre I & II Property is located in the Kendall submarket of Miami-Dade County. As of the fourth quarter of 2024, the Miami-Date County office market had a vacancy rate of 15.9%. Vacancy in the Kendall submarket was 10.5% in the same period, with average asking lease rates of $40.33 PSF.

The following table presents certain information regarding lease comparables of the Dadeland Centre I & II Property:

Lease Comparables(1)
Property Name	Year Built / Renovated	Total NRA	Occupancy	Quoted Rate PSF
Dadeland Centre I(2)	2003 / 2015	129,625	89.6%	$39.51 - $49.58
Dadeland Centre II(2)	2008 / NAP	112,973	99.7%	$22.93 - $44.69
HYVE Dadeland	1971 / 2010	231,416	87.0%	$40.00
One Datran Center & Two Datran Center	1985 / 2003	473,944	68.0%	$47.00
9350 Financial Centre	1989 / NAP	132,360	89.0%	$46.00
The Tate Building at Dadeland Center	1972 / NAP	113,500	100.0%	$36.00 - $40.00
Town Center One	2009 / NAP	210,992	96.0%	$35.00 - $42.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 8, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

The Borrowers. The borrowers are Dadeland Centre, LTD. and Dadeland Centre II, LTD., each a Florida limited partnership and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Dadeland Centre I & II Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Elizabeth A. Green (the “Sponsor”). Elizabeth A. Green serves as Managing Director and Chief Legal Officer of The Green Companies.

Property Management. The Dadeland Centre I & II Property is managed by Green Property Corp., a borrower affiliated entity.

Escrows and Reserves. At loan origination, the borrowers deposited (i) approximately $464,360 into a basic carrying cost account to cover property taxes, (ii) $1,000,000 into a tenant improvement and leasing commission reserve, and (iii) approximately $1,517,373 in connection with certain tenant improvements and leasing commissions and outstanding rent abatements for certain of the tenants at the Dadeland Centre I & II Property.

Tax Reserve - On each payment date, the borrowers are required to fund 1/12th of the taxes (limited to the amount reflected in the real estate tax bills) that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $66,337).

Ground Rents Reserve - On each payment date, the borrowers are required to fund 1/12th of the ground rents that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Parking Lease Rents Reserve - On each payment date, the borrowers are required to fund 1/12th of the parking lease rents that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve - On each payment date, the borrowers are required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $75,288); provided, however, such insurance reserve will be conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Dadeland Centre I & II Mortgage Loan documents, there is no continuing event of default under the Dadeland Centre I & II Mortgage Loan documents and the borrowers provide timely evidence of payment of the applicable premiums. At origination, there was such a blanket policy in place.

Capital Expenditure Reserve - On each payment date, the borrowers are required to fund a capital expenditure reserve in the amount of approximately $5,256.

TI / LC Reserve - On each payment date, the borrowers are required to fund a tenant improvement and leasing commission reserve in the amount of approximately $20,217.

Critical Tenant Reserve – Following the occurrence of a Dadeland Centre I & II Critical Tenant Trigger Event (as defined below) and while the related Dadeland Centre I & II Trigger Period (as defined below) continues (and provided no other Dadeland Centre I & II Trigger Period then exists), to the extent that such Dadeland Centre I & II Trigger Period occurs as a result of a Dadeland Centre I & II Critical Tenant Trigger Event (other than a Dadeland Centre I & II Critical Tenant Non-Renewal Trigger Event (as defined below)), all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be deposited into a critical tenant reserve in accordance with the Dadeland Centre I & II Mortgage Loan documents.

In addition, to the extent that such Dadeland Centre I & II Trigger Period occurs as a result of a Dadeland Centre I & II Critical Tenant Non-Renewal Trigger Event, the borrowers are required to deposit cash or a letter of credit in an amount equal to the Dadeland Centre I & II Monthly Critical Tenant Deposit Amount (as defined below), provided, to the extent the cash management account has not yet been established as of any payment date, the borrowers will be required to deposit into the critical tenant reserve, as of such payment date, cash or a letter of credit in the Dadeland Centre I & II Monthly Critical Tenant Deposit Amount which would otherwise be deposited into the critical tenant reserve in accordance with the Dadeland Centre I & II Mortgage Loan documents.

"Dadeland Centre I & II Monthly Critical Tenant Deposit Amount" means the greater of (i) $332,000.00 and (ii) all excess cash flow which would otherwise be deposited into the critical tenant reserve in accordance with the Dadeland Centre I & II Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

Excess Cash Flow Reserve – The borrowers will have the option, but not the obligation, in their sole discretion, within 10 business days of receipt of notice from the lender of the occurrence of a Dadeland Centre I & II DSCR Trigger Event (as defined below) or any time thereafter during the existence of a Dadeland Centre I & II Trigger Period resulting from a Dadeland Centre I & II DSCR Trigger Event, to deposit into an excess cash flow reserve a letter of credit with a face amount equal to approximately $1,069,727. To the extent any such letter of credit is timely provided, a Dadeland Centre I & II Trigger Period will not commence as a result of a Dadeland Centre I & II DSCR Trigger Event and, to the extent made following the commencement of and during the existence of a Dadeland Centre I & II Trigger Period resulting solely from a Dadeland Centre I & II DSCR Trigger Event, such Dadeland Centre I & II Trigger Period will end and will no longer be deemed to exist.

Lockbox and Cash Management. The Dadeland Centre I & II Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters instructing all tenants of the Dadeland Centre I & II Property to directly deposit all rents into one or more lender-controlled lockbox accounts. In addition, the borrowers are required to cause all revenues relating to the Dadeland Centre I & II Property and all other money received by the borrowers or the property manager with respect to the Dadeland Centre I & II Property (other than tenant security deposits) to be deposited into such lockbox accounts or a lender-controlled cash management account (to the extent there is a continuing cash management period) within one business day of receipt thereof. At the end of each week that no Dadeland Centre I & II Trigger Period or event of default under the Dadeland Centre I & II Mortgage Loan is continuing, and at least one business day prior to each payment date, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Dadeland Centre I & II Trigger Period or event of default under the Dadeland Centre I & II Mortgage Loan is continuing, all funds in the lockbox accounts are required to be swept into the cash management account.

During the continuance of a Dadeland Centre I & II Trigger Period or an event of default under the Dadeland Centre I & II Mortgage Loan (except a Dadeland Centre I & II Trigger Period or event of default occurring as a result of a Dadeland Centre I & II Critical Tenant Trigger Event), all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Dadeland Centre I & II Mortgage Loan.

A “Dadeland Centre I & II Trigger Period” means each period (a) (i) commencing when the debt service coverage ratio (as calculated under the Dadeland Centre I & II Mortgage Loan documents), determined as of the first day of any fiscal quarter, is less than 1.25x (a “Dadeland Centre I & II DSCR Trigger Event”) and the borrowers fail to timely provide a letter of credit as set forth in the Dadeland Centre I & II Mortgage Loan documents and as described above under “Escrows and Reserves” above, and (ii) ending when the debt service coverage ratio (as calculated under the Dadeland Centre I & II Mortgage Loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter is equal to or greater than 1.35x, (b) (i) commencing if the financial reports required under the Dadeland Centre I & II Mortgage Loan documents are not delivered to the lender as and when required (subject to any applicable notice and cure periods), and (ii) ending when such reports are delivered and they indicate, in fact, that no Dadeland Centre I & II Trigger Period is ongoing, and (c) (i) commencing upon the occurrence of a Dadeland Centre I & II Critical Tenant Trigger Event and (ii) ending upon the satisfaction of the applicable Dadeland Centre I & II Critical Tenant Trigger Event disbursement conditions, provided, however, a Dadeland Centre I & II Trigger Period will only commence upon the occurrence of a Dadeland Centre I & II Critical Tenant Non-Renewal Trigger Event to the extent the borrowers fail to timely provide cash or a letter of credit as set forth in the Dadeland Centre I & II Mortgage Loan documents and as described under “Escrows and Reserves” above.

A “Dadeland Centre I & II Critical Tenant Trigger Event” means each period: (i) (a) commencing on the date of a bankruptcy filing by or against any Dadeland Centre I & II Critical Tenant (as defined below) or the guarantor under its Dadeland Centre I & II Critical Tenant Lease (as defined below) or any such Dadeland Centre I & II Critical Tenant or guarantor is deemed legally insolvent or otherwise makes a general assignment for the benefit of creditors (unless the lender has received reasonable satisfactory evidence, in the case of a bankruptcy, that the applicable Dadeland Centre I & II Critical Tenant has affirmed its Dadeland Centre I & II Critical Tenant Lease in bankruptcy and such Dadeland Centre I & II Critical Tenant Lease is in full force and effect, and such Dadeland Centre I & II Critical Tenant is paying unabated rent under such Dadeland Centre I & II Critical Tenant Lease), and (b) ending when either (1) any bankruptcy case is dismissed, the Dadeland Centre I & II Critical Tenant and any lease guarantor is no longer deemed legally insolvent and any general assignment for the benefit of creditors is legally withdrawn without, in any case, any negative impact on the applicable Dadeland Centre I & II Critical Tenant Lease and the Dadeland Centre I & II Critical Tenant thereunder is paying normal monthly rent and otherwise is in compliance with the terms of its Dadeland Centre I & II Critical Tenant Lease and has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

provided an updated estoppel certificate acceptable to the lender, (2) such Dadeland Centre I & II Critical Tenant assumes its Dadeland Centre I & II Critical Tenant Lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its Dadeland Centre I & II Critical Tenant Lease and has provided an updated estoppel certificate acceptable to the lender or (3) the applicable Dadeland Centre I & II Critical Tenant Lease is terminated and the entirety of the applicable Dadeland Centre I & II Critical Tenant Space (as defined below) is leased to one or more approved substitute leases (as defined in the Dadeland Centre I & II Mortgage Loan documents) (collectively, the conditions set forth in this clause (3) are the "Releasing Conditions"); (ii) (a) commencing when any Dadeland Centre I & II Critical Tenant has not given notice to renew or exercise an extension option pursuant to its Dadeland Centre I & II Critical Tenant Lease as of the earlier of (1) the date required under its Dadeland Centre I & II Critical Tenant Lease or (2) 18 months prior to the expiration of its Dadeland Centre I & II Critical Tenant Lease (a “Dadeland Centre I & II Critical Tenant Non-Renewal Trigger Event”), and (b) ending when either (1) such Dadeland Centre I & II Critical Tenant enters a renewal or extension of its Dadeland Centre I & II Critical Tenant Lease pursuant to the existing terms (with the exception, however, of a base term which will expire no earlier than three years beyond the maturity date of the Dadeland Centre I & II Mortgage Loan), and otherwise with base rent, reimbursements for common area maintenance, insurance and taxes, and other economic terms taken as a whole, which are at least equivalent to then-existing market rates for the subject premises and such Dadeland Centre I & II Critical Tenant is in occupancy of all or substantially all of its Dadeland Centre I & II Critical Tenant Space, is paying full monthly rent, is open for business and has provided an updated estoppel certificate satisfactory to the lender or (2) the entirety of the applicable Dadeland Centre I & II Critical Tenant Space is subject to one or more approved substitute leases; (iii) (a) commencing on the date that any Dadeland Centre I & II Critical Tenant either (1) gives notice of an intent to terminate its Dadeland Centre I & II Critical Tenant Lease or vacates its Dadeland Centre I & II Critical Tenant Space or (2) goes dark, discontinues its operations or business in 25% or more of its Dadeland Centre I & II Critical Tenant Space, vacates or is otherwise not in occupancy of at least 75% of its Dadeland Centre I & II Critical Tenant Space, excluding any temporary discontinuance of its business (A) for a period not to exceed thirty (30) consecutive days and not more than ninety (90) days in any 12-month period so long as the Dadeland Centre I & II Critical Tenant is otherwise in compliance with the terms of its Dadeland Centre I & II Critical Tenant Lease, (B) caused solely by casualty or condemnation (not to exceed ninety (90) consecutive days unless covered by business interruption insurance) or renovations undertaken pursuant to the terms of its Dadeland Centre I & II Critical Tenant Lease and (C) caused by force majeure, and any discontinuance of operations under item (C) immediately above does not extend for a period in excess of ninety (90) consecutive days, and (b) ending when either (1) such Dadeland Centre I & II Critical Tenant has recommenced its business and operations in all or substantially all of its Dadeland Centre I & II Critical Tenant Space, is paying full monthly rent and has provided an updated estoppel certificate satisfactory to the lender or (2) the Releasing Conditions are satisfied; or (iv) (a) commencing on the date of the occurrence of a monetary event of default or material non-monetary event of default by a Dadeland Centre I & II Critical Tenant under any Dadeland Centre I & II Critical Tenant Lease beyond any applicable cure or grace period, and (b) ending when either (1) such event of default has been cured, as determined in the reasonable discretion of the lender and no events of default exist under the applicable Dadeland Centre I & II Critical Tenant Lease for a consecutive period of no less than 3 months or (2) the applicable Dadeland Centre I & II Critical Tenant Lease has been terminated and the Releasing Conditions are satisfied.

A “Dadeland Centre I & II Critical Tenant” means (i) Cole, Scott & Kissane and/or (ii) any future tenant (whether one or more) which is subject to a Dadeland Centre I & II Critical Tenant Lease (as defined below).

A “Dadeland Centre I & II Critical Tenant Lease” means (i) the Cole, Scott & Kissane lease, and/or (ii) any future lease (whether one or more) that (a) when aggregated with all other leases at the Dadeland Centre I & II Property with the same tenant (or affiliated tenants), and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, is expected to demise more than 40,000 rentable SF, (b) contains an option or preferential right to purchase all or any portion of the Dadeland Centre I & II Property, (c) is with an affiliate of the borrowers as a tenant, or (d) is entered into during the continuance of an event of default.

A “Dadeland Centre I & II Critical Tenant Space” means any of the following: (i) the leased space occupied by Cole, Scott & Kissane, and (ii) the leased premises occupied by a future Dadeland Centre I & II Critical Tenant pursuant to its Dadeland Centre I & II Critical Tenant Lease.

Subordinate or Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

Partial Release. Not Permitted.

Ground Lease. Each Dadeland Centre I & II Property is subject to an amended ground lease that is scheduled to expire on December 31, 2082; provided, however, the term of each ground lease will automatically renew for one additional term of 25 years, with such extension period expiring on December 31, 2107. The Dadeland Centre I ground lease was entered into between Miami-Dade County, as the lessor, and Dadeland Centre, Ltd., as the lessee. The Dadeland Centre II ground lease was entered into between Miami-Dade County, as the lessor, and Dadeland Centre II, Ltd., as the lessee. The current annual ground lease rent for the Dadeland Centre I ground lease as of the Cut-off Date is equal to the greater of (i) $111,541.50 or (ii) 2.5% of Dadeland Centre I’s gross income as specified in the Dadeland Centre I & II Mortgage Loan documents. The current annual ground lease rent for the Dadeland Centre II ground lease as of the Cut-off Date is equal to the greater of (i) $111,541.50 or (ii) 2.0% of Dadeland Centre II's gross income as specified in the Dadeland Centre I & II Mortgage Loan documents. The annual ground lease rent for each ground lease will increase as set forth in the Dadeland Centre I & II Whole Loan documents. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

Cape Cod Bay
Atlantic Ocean
Cape Cod Mall
769 Iyannough Road
Hyannis, MA 02601
BOSTON
Cohasset
Quincy
Weymouth
Norwood
Milford
Sharon
Brockton
Foxborough
MASS.
Bridgewater
Woonsocket
Attleboro
Taunton
PROVIDENCE
Wareham
Fall River
New Bedford
Bourne
Barnstable
Hyannis
Harwich
Chatham
Portsmouth
Dartmouth
Fairhaven
Newport
RHODE ISLAND
Martha's Vineyard
Nantucket
Cape Cod
Massachusetts Bay
Provincetown
Brewster
Sandwich
Boston 54 miles
Heritage Museums & Gardens
Wing Memorial History Center
East Sandwich
Scorton Neck Beach
Main St
CapeFLYER
Sandwich Hollows GC
GREAT MARSHES
BARNSTABLE COUNTY
Cotuit Rd
Forestdale
Cape Cod Airfield
The Ridge Club
Olde Barnstable Fairgrounds GC
Race Ln
Old Stage Rd
Cape Cod Community College
Hyannis GC
Festival at Hyannis
Wequaquet Lake
The Landing at Hyannis
Cape Cod Gateway Airport
Barnstable
Barnstable Harbor
Cummaquid Golf Course
Mayflower Beach
Chapin Memorial Beach
Dennis
East Dennis
South Dennis
Yarmouth Port
Edward Gorey House
Provincetown 38 miles
Station Ave
Bayberry Hills GC
South Yarmouth
West Dennis
Otis Air National Guard Base
Centerville
HYANNIS
Cape Cod Hospital
West Yarmouth
JFK Hyannis Museum
JFK Memorial
Lewis Bay
Hyannis
West Hyannisport
Hyannisport Club
Covell's Beach
Kennedy Compound
Osterville
Cahoon Museum of American Art
Great Neck Rd
Southport Golf Links
Willowbend
Oyster Harbors Club
Dowses Beach
Centerville Harbor
Wianno Beach
Mashpee Commons
Mashpee Neck
Loop Beach
Seabrook
Popponesset
New Seabury
The Club at New Seabury
South Cape Beach State Park
Hyannis-Oak Bluff Ferry
Hyannis-Nantucket Ferry
6
6A
130
132
28
151

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

Mortgage Loan Information		Property Information
Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	6.2%	Net Rentable Area (SF)(5):	506,308
Loan Purpose:	Refinance	Location:	Hyannis, MA
Borrower:	Mayflower Cape Cod, LLC	Year Built / Renovated:	1970 / 1999
Borrower Sponsor:	Simon Property Group, L.P. and The Canada Pension Plan Investment Board	Occupancy(5)(6):	90.7%
Interest Rate:	6.45500%	Occupancy Date:	4/17/2025
Note Date:	5/8/2025	4th Most Recent NOI (As of):	$11,083,035 (12/31/2022)
Maturity Date:	6/1/2035	3rd Most Recent NOI (As of):	$11,927,945 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$11,862,185 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$11,879,770 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	84.9%
Amortization Type:	Interest Only	UW Revenues:	$17,595,312
Call Protection(2):	L(24),D(89),O(7)	UW Expenses:	$7,057,809
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$10,537,503
Additional Debt(1):	Yes	UW NCF:	$9,929,933
Additional Debt Balance(1):	$14,000,000	Appraised Value / Per SF(5):	$108,000,000 / $213
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/9/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF(5):	$107
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(5):	$107
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	50.0%
TI / LC:	$0	Springing	N/A	Maturity Date LTV:	50.0%
Major Tenant Reserve:	$0	Springing	Various(4)	UW NCF DSCR:	2.81x
				UW NOI Debt Yield:	19.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1):	$54,000,000	100.0%	Loan Payoff:	$52,000,000	96.3%
			Closing Costs:	1,177,194	2.2
			Return of Equity:	822,806	1.5
Total Sources	$54,000,000	100.0%	Total Uses	$54,000,000	100.0%
(1)	The Cape Cod Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate original principal balance of $54,000,000 (the “Cape Cod Mall Whole Loan”). The financial information presented in the chart above is based on the Cape Cod Mall Whole Loan.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on July 1, 2025. Defeasance of the Cape Cod Mall Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) June 1, 2028 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected BMO 2025-C12 securitization trust closing date in June 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The TI/LC reserve is capped (i) $3,184,600 for space occupied by Target and (ii) $1,810,560 for the space occupied by DICK’S Sporting Goods.
(5)	The Cape Cod Mall Property (as defined below) includes 494,308 square feet of borrower owned improvements and 12,000 square feet of leased fee improvements. The Cut-off Date Loan / SF, Maturity Date Loan / SF, and Appraised Value / Per SF are based on the total square feet of 506,308. The Cut-off Date Loan / SF, Maturity Date Loan / SF, and Appraised Value / Per SF based on the Owned SF (as defined below) of 494,308 are $109.24, $109.24, and $218.49, respectively.
(6)	Occupancy represents the occupancy including square footage from the leased fee space occupied by three tenants totaling 12,000 square feet. Occupancy excluding the leased fee tenants is 90.5%.

The Loan. The fifth largest mortgage loan (the “Cape Cod Mall Mortgage Loan”) is part of a fixed rate whole loan evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $54,000,000. The Cape Cod Mall Whole Loan is secured by the borrower’s fee and leasehold interests in a 506,308 square foot super regional mall located in Hyannis, Massachusetts (the “Cape Cod Mall Property”). The Cape Cod Mall Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2-2 with an aggregate outstanding principal balance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

as of the Cut-off Date of $40,000,000. The Cape Cod Mall Whole Loan was originated by Bank of Montreal (“BMO”) on May 8, 2025. The Cape Cod Mall Mortgage Loan has a 10-year interest-only term and accrues interest at a per annum rate of 6.45500% on an Actual/360 basis. The Cape Cod Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Cape Cod Mall Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$38,000,000	$38,000,000	BMO 2025-C12	Yes
A-2-1(1)	$14,000,000	$14,000,000	BMO	No
A-2-2	$2,000,000	$2,000,000	BMO 2025-C12	No
Whole Loan	$54,000,000	$54,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Cape Cod Mall Property is a 506,308 square foot super regional mall, which includes 494,308 of owned square feet (“Owned SF”) and 12,000 of leased fee square feet, whereby three tenants ground lease the land from the borrower and owns their respective improvements. The Cape Cod Mall Property is anchored by Target, Marshalls and DICK’s Sporting Goods. Other major tenants include Planet Fitness, Best Buy, Ten Pin Eatery, Barnes & Noble and Shoe Department Encore. Built in 1970 and renovated in 1999, the Cape Cod Mall Property is situated on a 44.98-acre parcel and contains 3,253 parking spaces, which results in a parking ratio of approximately 6.42 per 1,000 SF. As of April 17, 2025, the Cape Cod Mall Property was 90.7% leased based on Owned SF and 90.5% leased based on total square feet by 71 tenants.

Major Tenants. The largest tenants by underwritten base rent at the Cape Cod Mall Property are DICK’S Sporting Goods, Target and Best Buy.

DICK’S Sporting Goods (45,264 square feet; 8.9% of net rentable area (“NRA”); 9.3% of underwritten base rent). Founded in 1948 and headquartered in Pittsburgh, Pennsylvania, DICK’S Sporting Goods is an American sporting goods retailer that offers sporting apparel and gear as well as other related outdoor recreation equipment. DICK’s Sporting Goods has been a tenant at the Cape Cod Mall Property since July 2019. DICK’S Sporting Goods’ lease has an expiration date of January 31, 2031, with three, 5-year renewal options and no termination options.

Target (79,615 square feet; 15.7% of NRA; 8.8% of underwritten base rent). Founded in 1962 and headquartered in Minneapolis, Minnesota, Target is a general merchandise retailer with 1,978 stores across the entire United States, over 400,000 employees, and 32 office locations worldwide. In 2024, Target reported $107 billion in net sales. Target has been a tenant at the Cape Cod Mall Property since July 2018. Target’s lease has an expiration date of January 31, 2030, with six, 5-year renewal options and no termination options.

Best Buy (29,465 square feet, 8.9% of NRA; 7.2% of underwritten base rent): Founded in 1966 and headquartered in Richfield, Minnesota, Best Buy Co Inc (“Best Buy”) is a retailer of electronic products. Best Buy offers products including consumer electronics, computing and mobile phones, appliances, entertainment products, home office products and more. Best Buy also offers a number of services such as consultation, design, set-up, technical support, delivery and installation for home theater, mobile audio and appliances. Best Buy markets its products under Best Buy, Future Shop, Geek Squad, Magnolia, Yellow Tag, Rocketfish, Modal and My Best Buy brand names. Best Buy operates over 1,000 stores in the United States, Canada, and Mexico with 959 stores in the United States alone as of August 2024. Best Buy has been a tenant at the Cape Cod Mall Property since 1999 and has a lease extending to August 2026. Best Buy renewed its lease in 2025, and has one, five-year extension option remaining. The Best Buy lease has no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

The following table presents certain information relating to the historical occupancy of the Cape Cod Mall Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current(2)
87.1%	90.8%	89.8%	91.8%	90.7%
(1)	Historical Information obtained from the borrower for in-line tenants excluding excluding: Target, Macy's, Macy's Men & Home, DICK'S Sporting Goods, Marshall's, Best Buy, TD Bank, Chic-Fil-A and All Pro Transmissions.
(2)	Current Occupancy is based on the underwritten rent roll dated as of April 17, 2025.

Appraisal. According to the appraisal, the Cape Cod Mall Property had an “as-is” appraised value of $108,000,000 as of April 9, 2025. The table below shows the appraisal’s “as-is” conclusions:

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$108,000,000	10.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated April 14, 2025, there was no evidence of any recognized environmental conditions at the Cape Cod Mall Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Cape Cod Mall Property:

Top Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)(4)	UW Base Rent(3)(4)	% of Total UW Base Rent		Lease Expiration Date
Non-Collateral Anchor Tenants
Macy’s Mens & Home	NR/NR/NR	118,789	NAP	NAP	NAP	N	AP	12/31/2035
Macy’s	NR/NR/NR	80,931	NAP	NAP	NAP	N	AP	6/30/2065
		199,720

Anchor Tenants
DICK'S Sporting Goods	NR/Baa3/BBB	45,264	8.9%	$20.50	$927,912	9.3%		1/31/2031
Target	A/A2/A	79,615	15.7	$11.00	875,765	8.8		1/31/2030
Total/Wtd. Avg.		124,879	24.7%	$14.44	$1,803,677	18.1%

Major Tenants
Best Buy	NR/A3/BBB+	29,465	5.8%	$24.50	$721,893	7.2%		8/31/2026
Ten Pin Eatery	NR/NR/NR	25,128	5.0	$24.12	606,087	6.1		4/30/2028
Marshalls	NR/A2/A	30,728	6.1	$19.00	583,832	5.9		1/31/2030
Planet Fitness	NR/NR/NR	17,311	3.4	$17.33	300,000	3.0		1/31/2030
Shoe Dept. Encore	NR/NR/NR	12,457	2.5	$20.31	253,000	2.5		9/30/2026
Barnes & Noble(5)	NR/NR/NR	25,099	5.0	$0.00	0	0.0		1/31/2027
That's Entertainment(6)	NR/NR/NR	48,299	9.5	$0.00	0	0.0		1/31/2046
Total/Wtd. Avg.		188,487	37.2%	$13.08	$2,464,812	24.7%

Non-Major Tenants(7)		145,869	28.8%	$39.11	$5,704,935	57.2%

Occupied Collateral Total(8)		459,235	90.7%	$21.72	$9,973,424	100.0%
Vacant Space		47,073	9.3%
Total/Wtd. Avg.		506,308	100.0%
(1)	Based on the underwritten rent roll dated as of April 17, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown whether or not the parent guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent includes percentage in-lieu of rents totaling $616,207.
(4)	UW Base Rent PSF and UW Base Rent includes $124,793 of rent steps through April 30, 2026.
(5)	Barnes & Noble’s UW Base Rent PSF and UW Base Rent represents percentage in-lieu of rent based on the tenants’ TTM February 2025 sales.
(6)	That’s Entertainment’s UW Base Rent PSF and UW Base Rent represents percentage in-lieu of rent based equal to $427,887 annually.
(7)	Non-Major Tenants include Metro by T-Mobile, Hannoush Jewelers, AT&T Wireless and Talbots, totaling 8,186 square feet (1.6% of NRA and 3.3% of UW Base Rent) whereby the borrower has submitted lease execution and renewal documentation for execution following discussion of deal terms, but the renewal documentation has not yet been executed by the related tenants. The Cape Cod Mall Whole Loan has been underwritten on the basis that all such renewal documentation is executed as submitted by the borrower.
(8)	Occupied Collateral Total UW Base Rent PSF is based on the Owned SF and includes Net Rentable Area (SF) and U/W Base Rent from the leased fee tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

The following table presents certain information relating to the sales history of certain tenants at the Cape Cod Mall Property:

Tenant Sales(1)
	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	2024 Sales (PSF)	TTM 2/28/2025 Sales (PSF)	TTM 2/28/2025 Occupancy Cost
DICK'S Sporting Goods	NAV	NAV	$233.01	$298.80	$337.98	$340.80	$341.92	6.5%
Target	NAV	NAV	$401.93	$401.93	$389.37	$389.37	$389.37	3.9%
Best Buy	$1,111.40	$982.85	$960.29	$1,366.29	$762.97	$764.20	$776.48	4.1%
Ten Pin Eatery	$195.92	$68.60	$159.55	$176.70	$171.67	$153.91	$149.72	19.9%
Marshalls	$364.03	$233.96	$270.19	$531.25	$478.34	$486.53	$490.22	5.6%
Planet Fitness	NAV	$18.42	$32.51	$83.09	$97.78	$104.76	$106.75	21.3%
Shoe Dept. Encore	$172.50	$151.42	$205.83	$217.11	$217.89	$199.37	$197.77	11.9%
That's Entertainment(2)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Barnes & Noble	$200.01	$147.33	$208.27	$172.81	$215.59	$201.41	$201.95	13.1%
(1)	Information obtained from the borrower.
(2)	Sales information is unavailable for That’s Entertainment, which has a lease commencement date of March 21, 2025

The following table presents certain information relating to the lease rollover schedule at the Cape Cod Mall Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	47,073	9.3%	NAP	NAP	47,073	9.3%	NAP	NAP
MTM	7	12,560	2.5%	322,687	3.2%	59,633	11.8%	$322,687	3.2%
2025	2	4,502	0.9%	369,424	3.7%	64,135	12.7%	$692,111	6.9%
2026	13	64,555	12.8%	1,989,071	19.9%	128,690	25.4%	$2,681,182	26.9%
2027	12	58,863	11.6%	1,356,646	13.6%	187,553	37.0%	$4,037,828	40.5%
2028	8	46,629	9.2%	1,363,647	13.7%	234,182	46.3%	$5,401,476	54.2%
2029	8	20,813	4.1%	452,614	4.5%	254,995	50.4%	$5,854,089	58.7%
2030	12	149,068	29.4%	2,839,165	28.5%	404,063	79.8%	$8,693,255	87.2%
2031	3	50,656	10.0%	1,103,623	11.1%	454,719	89.8%	$9,796,877	98.2%
2032	0	0	0.0%	0	0.0%	454,719	89.8%	$9,796,877	98.2%
2033	2	2,027	0.4%	102,634	1.0%	456,746	90.2%	$9,899,511	99.3%
2034	0	0	0.0%	0	0.0%	456,746	90.2%	$9,899,511	99.3%
2035 & Beyond	2	49,562	9.8%	73,913	0.7%	506,308	100.0%	$9,973,424	100.0%
Total	69	506,308	100.0%	$9,973,424	100.0%
(1)	Based on the underwritten rent roll dated April 17, 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include percentage in-lieu of rent totaling $655,477 and rent steps totaling $124,793 through April 30, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

The following table presents certain information relating to the operating history and underwritten net cash flows of the Cape Cod Mall Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	2024	TTM February 2025(1)	Underwritten	Per Square Foot	%(2)
Base Rent	$10,255,703	$11,137,614	$11,112,588	$10,890,079	$10,931,947	$10,025,657	$10,025,010	$9,848,631	$19.45	48.1%
Contractual Rent Steps(3)	0	0	0	0	0	0	0	124,793	0.25	0.6
Potential Income from Vacant Space	0	0	0	0	0	0	0	2,860,223	5.65	14.0
Percentage in Lieu(4)	102,570	144,387	404,993	880,070	786,222	760,085	755,790	616,207	1.22	3.0
Gross Potential Rent	$10,358,273	$11,282,001	$11,517,581	$11,770,149	$11,718,169	$10,785,742	$10,780,800	$13,449,855	$26.56	65.8%
Reimbursement Revenue	5,358,986	4,971,759	5,038,643	4,934,640	5,234,377	5,824,814	6,035,455	5,510,532	10.88	26.9
Other Income(5)	953,350	498,108	1,167,831	1,331,470	1,481,353	1,562,711	1,563,749	1,495,148	2.95	7.3
Net Rental Income	$16,670,609	$16,751,868	$17,724,055	$18,036,259	$18,433,899	$18,173,267	$18,380,004	$20,455,535	$40.40	100.0%
Less Vacancy	0	0	0	0	0	0	0	(2,860,223)	(5.65)	(14.0)
Effective Gross Income	$16,670,609	$16,751,868	$17,724,055	$18,036,259	$18,433,899	$18,173,267	$18,380,004	$17,595,312	$34.75	86.0%
									-
Real Estate Taxes	1,229,059	1,596,591	2,134,882	1,545,572	1,740,515	1,600,475	1,668,302	1,704,033	3.37	9.7
Insurance	152,471	180,317	204,958	234,408	272,079	320,879	329,380	722,555	1.43	4.1
Management Fee(6)	648,480	582,300	696,309	690,490	693,248	767,811	771,691	698,586	1.38	4.0
Other Expenses	3,798,027	4,727,695	3,333,003	4,482,754	3,800,112	3,621,917	3,730,861	3,932,635	7.77	22.4
Total Expenses	$5,828,037	$7,086,903	$6,369,152	$6,953,224	$6,505,954	$6,311,082	$6,500,234	$7,057,809	$13.94	40.1%

Net Operating Income	$10,842,572	$9,664,965	$11,354,903	$11,083,035	$11,927,945	$11,862,185	$11,879,770	$10,537,503	$20.81	59.9%
TI/LC	0	0	0	0	0	0	0	506,308	1.00	2.9
Capital Expenditures	0	0	0	0	0	0	0	101,262	0.20	0.6
Net Cash Flow	$10,842,572	$9,664,965	$11,354,903	$11,083,035	$11,927,945	$11,862,185	$11,879,770	$9,929,933	$19.61	56.4%

(1)	TTM February 2025 reflects the trailing 12-month period ending February 28, 2025.
(2)	Represents (i) percent of Net Rental Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(3)	Represents rent steps through April 30, 2026.
(4)	Percentage in Lieu rents are underwritten based on the tenants’ TTM February 2025 sales.
(5)	Other Income includes revenue from percentage rent, temporary tenants, media, cellular and storage.
(6)	Management Fee is equal to 4.0% of Effective Gross Income excluding marketing recoveries.

The Market. The Cape Cod Mall Property is located in Hyannis, Massachusetts, approximately 69.2 miles southeast of Downtown Boston and 71.1 miles southeast of Boston Logan International Airport. According to the appraisal, the neighborhood is primarily comprised of retail, industrial and office uses. Primary access to the area is provided by State Route 132, which is adjacent to the Cape Cod Mall Property. According to the appraisal, the top three employers in the surrounding area are Cape Cod Healthcare Inc., Woods Hole Oceanographic Institution and Stop & Shop Supermarket.

Within a one-, three- and five-mile radius of the Cape Cod Mall Property, the 2024 average household income was approximately $98,730, $112,138 and $124,703, respectively; and within the same radii, the 2024 total population was 5,507, 29,543 and 54,144, respectively.

According to the appraisal, the Cape Cod Mall Property is situated within the Hyannis retail submarket of the Barnstable retail market. As of the first quarter of 2025, the Hyannis retail submarket reported total inventory of approximately 4.96 million square feet with a 3.5% vacancy rate and average rents of $20.45 per square foot, and the Barnstable retail market reported total inventory of approximately 16.18 million square feet with a 2.2% vacancy rate and average rents of $18.45 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

The following table presents certain information relating to the appraisal’s market rent conclusions for the Cape Cod Mall Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
0 to 1,500 SF Space	$80.00	5	3.0% annually	$25.00
1,501-2,500 SF Space	$60.00	5	3.0% annually	$25.00
2,501-4,000 SF Space	$55.00	5	3.0% annually	$25.00
4,001-6,500 SF Space	$50.00	5	3.0% annually	$15.00
6,501-10,000 SF Space	$35.00	5	3.0% annually	$15.00
Jewelry Space	$95.00	5	3.0% annually	$35.00
Restaurant Space	$75.00	10	3.0% annually	$50.00
Snack Bars Space	$85.00	5	3.0% annually	$50.00
Food Court Space	$165.00	5	3.0% annually	$35.00
Kiosk Space	$500.00	5	3.0% annually	$0.00
Cinema Space	$20.00	10	10.0% Mid-Term	$25.00
Anchor Space	$12.00	10	10.0% Mid-Term	$5.00
Large Tenants Over 10,000 SF Space	$25.00	10	10.0% Mid-Term	$10.00
(1)	Source: Appraisal.

The table below presents certain information relating to comparable retail centers for the Cape Cod Mall Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy		Anchor / Major Tenants	Distance to Cape Cod Mall Property
Cape Cod Mall	1970/1999	506,308	90.7%	(2)	DICK’s Sporting Goods, Target, Marshalls	NAP
Dartmouth Mall	1971/NAP	582,927	95.0%		JCPenney, Macy's, Burlington	36 miles
Kingston Collection	1989/NAP	903,727	75.0%		Macy's, Target	30 miles
Emerald Square	1989/NAP	1,022,294	85.0%		Macy's, JCPenney	41 miles
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the Owned SF of the underwritten rent roll as of April 17, 2025. Total Occupancy based on total square feet is 90.5%.

The Borrower. The borrower is Mayflower Cape Cod, LLC, a Delaware limited liability company and special purpose entity with no independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cape Cod Mall Whole Loan.

The Borrower Sponsor. The borrower sponsors of the Cape Cod Mall Whole Loan is Simon Property Group, L.P. (“Simon”) and The Canada Pension Plan Investment Board. Simon Property Group, Inc. (NYSE: SPG) is a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations. Simon has approximately 400 retail centers across 24 countries. Simon is also the non-recourse carveout guarantor of the Cape Cod Mall Whole Loan. Pursuant to the Cape Cod Mall Whole Loan documents, so long as Simon is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability under the guaranty for specified carveout events is limited to 20.0% of the then outstanding principal balance of the Cape Cod Mall Whole Loan in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

Property Management. The Cape Cod Mall Property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

Escrows and Reserves.

Tax Reserve – During a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrower prior to the assessment of a penalty, or (y) upon request of the lender, the borrower fails to promptly provide evidence that property taxes have been paid prior to the assessment of a penalty, the Cape Cod Mall Whole Loan documents require the borrower to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance Reserve – During a Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that the Cape Cod Mall Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Cape Cod Mall Whole Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserve – During a Lockbox Event Period, the Cape Cod Mall Whole Loan documents require the borrower to make springing ongoing monthly deposits of approximately $8,238 for replacement reserves.

TI / LC Reserve – During a Lockbox Event Period, the Cape Cod Mall Whole Loan documents require the borrower to make ongoing monthly deposits of approximately $41,192 for tenant improvements and leasing commissions reserves.

Major Tenant Reserve – During a Major Tenant Trigger Event (as defined below) the Cape Cod Mall Whole Loan documents require the borrower to make monthly payments on dates when the balance on deposit in the Major Tenant reserve account is less than the applicable Major Tenant Threshold Amount (as defined below) in an amount equal to 1/12th of the Major Tenant Threshold Amount unless and until the cure of the applicable Major Tenant Trigger Event to be held by the lender with respect to the Major Tenants (as defined below).

A “Major Tenant Trigger Event” means the period commencing on the earlier to occur of a (i) a bankruptcy action of a Major Tenant, (ii) a Major Tenant “goes dark” or vacates the Cape Cod Mall Property on a permanent basis or (iii) the earlier of (x) the date on which such Major Tenant gives notice that it will not be renewing the Major Tenant lease in accordance with its terms, and (y) the date that is six months prior to the date of such Major Tenant Lease expiration.

The “Major Tenant Threshold Amount” means, with respect to: (i) the space occupied by Target as of the origination date, the amount of $3,184,600, and (ii) the space occupied by DICK’s Sporting Goods as of the origination date, the amount of $1,810,560.

A “Major Tenant” means (i) Target, (ii) DICK’s Sporting Goods and/or (iii) any replacement tenant that occupies at least 50% of the square footage of the premises occupied by one or more of the foregoing.

Lockbox / Cash Management. The Cape Cod Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower each Wednesday (or more frequently if required by borrower in accordance with the Cape Cod Mall Whole Loan documents). During the continuance of a Lockbox Event Period, all funds in the lockbox will be transferred weekly to a lender-controlled cash management account to be disbursed in accordance with the Cape Cod Mall Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

A “Lockbox Event Period” will commence upon the earlier of the following (each of the items in clauses (i) through (v), a “Lockbox Event”):

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrower;
(iii)	a bankruptcy action of the property manager if the manager is an affiliate of the borrower, and provided the property manager is not replaced within 60 days with a qualified property manager; or
(iv)	the net operating income debt yield (“NOI DY”), based on the trailing four calendar quarter period, is below 14.5%, for two consecutive calendar quarters.

A Lockbox Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (iii), the borrower replaces the property manager with a qualified manager under a replacement management agreement within 60 days, or the bankruptcy action is discharged or dismissed within 90 days without any adverse consequences to the Cape Cod Mall Property or the Cape Cod Mall Whole Loan; or
●	with regard to clause (iv), the NOI DY being at least 14.5% or greater for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The Cape Cod Mall Whole Loan documents permit the borrower to obtain the free release of non-income producing or vacant portions of the Cape Cod Mall Property (including Doherty Ground Lease Release Parcel (defined below)) in connection with a sale or transfer to third parties or an affiliate of the borrower provided that, among other conditions, (i) after giving effect to such transfer, the remaining portion of the Cape Cod Mall Property complies with applicable zoning, parking and other legal requirements, and (ii) the borrower satisfies customary REMIC requirements.

Upon the satisfaction of certain conditions, including satisfaction of all REMIC requirements, the borrower is also permitted to release its leasehold interest in an outparcel area of the Cape Cod Mall Property containing parking (the “Doherty Ground Lease Release Parcel”). The Doherty Ground Lease Release Parcel was attributed no value to the underwriting of the Cape Cod Mall Whole Loan and is not required for zoning purposes or other legal requirements.

Ground Lease. The borrower owns the Cape Cod Mall Property in both fee and leasehold. The leasehold portions of the estate are subject to three separate ground leases, including two financeable ground leases which were included in the underwriting of the Cape Cod Mall Whole Loan, and the ground lease for the Doherty Ground Lease Release Parcel which was excluded. See “Description of the Mortgage Pool—Leasehold Interests” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Structural and Collateral Term Sheet	BMO 2025-C12
No. 6 – UOVO QPN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Structural and Collateral Term Sheet	BMO 2025-C12
No. 6 – UOVO QPN

UOVO QPN
41-45 21st Street and 41-54 22nd Street
Long Island City, NY 11101
Upper East Side
Astoria
QUEENS
Dutch Kills
Queensbridge
Roosevelt Island
MANHATTAN
Long Island City
East River
Hunters Point
Greenpoint
BROOKLYN
Roosevelt Island Garden Club
Rainey Park
Ravenswood Playground
34th Ave.
35th Ave.
36th Ave.
37th Ave.
38th Ave.
39th Ave.
41st Rd.
43rd Ave.
44th Ave.
47th Ave.
48th Ave.
49th Ave.
Hunters Point Ave
Borden Ave.
Queens Blvd
Vernon Blvd.
21st St.
Crescent St.
Van Dam St.
39th St.
Northern Blvd.
Honeywell St.
York Ave.
FDR Drive
Museum of the Moving Image
Kaufman Astoria Studios
La Guardia Airport 4 miles
JFK Intl. Airport 13 miles
Hospital for Special Surgery
Cornell School of Medicine
Sloan-Kettering Cancer Ctr.
New York Weill Cornell Medical Ctr.
Rockefeller Univ. Hospital
Roosevelt Island Library
Ravenswood Generating Station
Ravenswood Community Center
Roosevelt Island Bridge
Firefighters Field
Queens Bridge Park
Queensboro Bridge
JetBlue Corporate Headquarters
Queensboro Plaza
Silvercup Studios
The Foundry
NYC REACH
Aloft Long Island City-Manhattan View
CUNY School of Law
1 Court Square
Long Island City Courthouse
La Guardia Performing Arts
La Guardia Community College
Long Island Railroad
Cornell Tech
Franklin D. Roosevelt Four Freedoms Park
Murray Playground
4545 Center Blvd.
4540 Center Blvd.
4705 Center Blvd.
4720 Center Blvd.
Gantry Plaza State Park
Pepsi Cola Sign
United Nations Visitors Ctr.
United Nations Headquarters
Long Island Expwy
Silvercup Studios East
Queens-Midtown Tunnel
GUM Studios
Pulaski Bridge
Hunters Point South Park
Newtown Creek
East River Ferry
F. 34th St./Midtown
Brooklyn Ice Cream Factory
The Creamery Studio
The Greenpoint Gallery
Le Fanfare
Eagle St.
Freeman St.
Green St.
Huron St.
West St.
NYU Medical Center
NYU School of Medicine
Bellevue Hospital
25
25A
495
PATERSON
NEW JERSEY
NEWARK
JERSEY CITY
STATEN ISLAND
BROOKLYN
QUEENS
BRONX
LONG ISLAND
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Structural and Collateral Term Sheet	BMO 2025-C12
No. 6 – UOVO QPN
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$33,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$33,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	5.1%	Net Rentable Area (SF):	281,494
Loan Purpose:	Refinance	Location:	Long Island City, NY
Borrowers:	QPN 1 DE LLC and QPN 10 DE LLC	Year Built / Renovated:	2013 / NAP
Borrower Sponsor:	Steven J. Guttman	Occupancy(3):	87.3%
Interest Rate:	6.48500%	Occupancy Date:	11/1/2024
Note Date:	1/22/2025	4th Most Recent NOI (As of):	$11,871,108 (12/31/2021)
Maturity Date:	2/6/2035	3rd Most Recent NOI (As of):	$12,230,675 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$13,136,852 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$12,841,638 (TTM 9/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	78.6%
Amortization Type:	Interest Only	UW Revenues:	$17,547,845
Call Protection:	L(28),DorYM1(85),O(7)	UW Expenses:	$3,643,783
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$13,904,062
Additional Debt(1):	Yes	UW NCF:	$13,861,838
Additional Debt Balance(1):	$110,000,000	Appraised Value / Per SF:	$234,900,000 / $834
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/16/2024

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$508
Taxes:	$183,288	$61,096	N/A	Maturity Date Loan / SF:	$508
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.9%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV:	60.9%
Immediate Repairs:	$14,300	$0	N/A	UW NCF DSCR:	1.47x
				UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$143,000,000	100.0%	Loan Payoff	$75,832,056	53.0%
			Return of Equity	63,964,738	44.7
			Closing Costs	3,005,619	2.1
			Upfront Reserves	197,588	0.1
Total Sources	$143,000,000	100.0%	Total Uses	$143,000,000	100.0%
(1)	The UOVO QPN Mortgage Loan (as defined below) is part of the UOVO QPN Whole Loan (as defined below) which is comprised of six pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $143,000,000. The UOVO QPN Whole Loan was originated by Bank of Montreal (“BMO”) on January 22, 2025. The financial information presented above is based on the UOVO QPN Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Occupancy represents the occupancy percentage for the private storage space (measured in square feet). The managed storage space is measured in cubic feet and is 55.4% leased as of November 1, 2024. See “The Property” below for further discussion of the property type.

The Loan. The sixth largest mortgage loan (the “UOVO QPN Mortgage Loan”) is part of a whole loan (the “UOVO QPN Whole Loan”) secured by the borrowers’ fee interest in a 281,494 SF self-storage property located in Long Island City, New York (the “UOVO QPN Property”). The UOVO QPN Whole Loan is evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $143,000,000. The UOVO QPN Whole Loan was originated on January 22, 2025 by Bank of Montreal (“BMO”) and accrues interest at a fixed rate of 6.48500% per annum on an Actual/360 basis. On January 22, 2025, BMO transferred Notes A-4, A-5 and A-6, with an aggregate original principal balance and Cut-off Date Balance of $50,050,000, to Deutsche Bank AG, New York Branch (“DBNY”). The UOVO QPN Whole Loan has a 10-year term and is interest-only for the full term. The scheduled maturity date of the UOVO QPN Whole Loan is the payment date that occurs on February 6, 2035. The UOVO QPN Mortgage Loan is evidenced by the non-controlling Notes A-3, A-5 and A-6 with an aggregate outstanding principal balance as of the Cut-off Date of $33,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Structural and Collateral Term Sheet	BMO 2025-C12
No. 6 – UOVO QPN

The relationship between the holders of the UOVO QPN Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus. The UOVO QPN Whole Loan will be serviced under the pooling and servicing agreement for the WFCM 2025-C64 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the UOVO QPN Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	WFCM 2025-C64	Yes
A-2	$26,500,000	$26,500,000	BMO 2025-C11	No
A-3	$21,450,000	$21,450,000	BMO 2025-C12	No
A-4	$38,500,000	$38,500,000	BMO 2025-C11	No
A-5	$5,775,000	$5,775,000	BMO 2025-C12	No
A-6	$5,775,000	$5,775,000	BMO 2025-C12	No
Whole Loan	$143,000,000	$143,000,000

The Property. The UOVO QPN Property has 281,494 SF and 282 self-storage units across two interconnected buildings located in Long Island City, New York. The UOVO QPN Property was developed in 2013 and is situated on a 1.27-acre site. The UOVO QPN Property is specially designed for fine art storage and contains two storage components: private storage on floors 3 through 8 (163,150 SF with 282 storage units), and managed/concierge storage on floors 1 through 3 (164,916 cubic feet). The UOVO QPN Property also serves as UOVO’s headquarters and features 20-foot clear heights, four enclosed loading docks, five covered loading docks, five viewing galleries, private meeting rooms, client café and two freight elevators.

Private Storage. According to the appraisal, the private storage (“Private Storage”) is similar to traditional self-storage and is ideal for clients who prefer direct and frequent access to their works. Private storage includes individual locks, roll-up doors and 8- to 10-foot clear heights. Private storage space can be leased at a minimum of 50 SF and may range to over 20,000 SF. According to the appraisal, private storage is tailored to the specific clients’ needs as they partner with an in-house designer to configure a customized plan with racking, lighting, flooring, and climate conditions best suited to their collection.

Managed Storage. According to the appraisal, the managed space (“Managed Storage”) functions on open-air racks within a fully controlled environment in terms of climate, temperature, humidity and UV filtration lighting. Managed storage is considered a more cost-effective option for clients with fluctuating inventory or temporary storage needs and is exclusively accessed and managed by an expert technical team and tracked using digital inventory. The Managed Storage space is leased by cubic feet on floors 1 through 3 as it consists of an open storage area optimized for large and small pieces of artwork.

The following table presents certain information relating to the Private Storage at the UOVO QPN Property:

Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% of UW Rent	Occupied SF	Occupancy % (SF)	# of Units	% of Total Units	Occupied Units	Avg. Actual Rent Per SF(2)	Market Rent Per SF(3)
Private Storage	163,150	82.1%	142,410	87.3%	282	100.0%	249	$98.45	$54.00 - $102.00
(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	Avg. Actual Rent Per SF is calculated using actual rent for occupied square feet.
(3)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Structural and Collateral Term Sheet	BMO 2025-C12
No. 6 – UOVO QPN

The following table presents certain information relating to the Managed Storage at the UOVO QPN Property:

Unit Mix(1)
Unit Type	Net Rentable Area (CF)	% of UW Rent	Occupied CF	Occupancy % (CF)	# of Units	% of Total Units	Occupied Units	Avg. Actual Rent Per CF(2)	Market Rent Per CF(3)
Managed Storage	164,916	17.9%	91,301	55.4%	NAP	NAP	NAP	$33.58	$16.20 - $38.40
(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	Avg. Actual Rent Per CF is calculated using actual rent for occupied cubic feet.
(3)	Source: Appraisal.

The following table presents certain information relating to the historical and current occupancy of the Private Storage at the UOVO QPN Property:

Historical and Current Occupancy(1)(2)
2021	2022	2023	Current(3)
91.9%	91.1%	91.4%	87.3%
(1)	Historical occupancies represent the annual average occupancy of each respective year.
(2)	Occupancy represents the occupancy percentage for the Private Storage space (measured in square feet). The Managed Storage space is measured in cubic feet and is 55.4% leased as of November 1, 2024.
(3)	Current occupancy is based on the underwritten rent roll dated November 1, 2024.

Appraisal. The appraisal concluded to an “as-is” value for the UOVO QPN Property of $234,900,000 as of December 16, 2024.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate(2)
UOVO QPN	$234,900,000	6.25%
(1)	Source: Appraisal.
(2)	The appraisal used a terminal capitalization rate of 6.25% which is based on an assumed sale at the end of the holding period.

Environmental Matters. According to the Phase I environmental site assessment dated December 31, 2024, there was no evidence of any recognized environmental conditions at the UOVO QPN Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Structural and Collateral Term Sheet	BMO 2025-C12
No. 6 – UOVO QPN

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the UOVO QPN Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	9/30/2024 TTM	Underwritten	Underwritten Per SF	%(1)
In-Place Rent (Private)	$12,987,102	$13,375,690	$13,627,670	$13,442,957	$13,782,417	$48.96	63.0%
In-Place Rent (Managed)	2,056,784	2,514,142	3,075,775	2,996,002	3,065,534	10.89	14.0
Vacancy Lease-Up (Private)	0	0	0	0	2,215,620	7.87	10.1
Vacancy Lease-Up (Managed)	0	0	0	0	2,471,707	8.78	11.3
Contractual Rent Steps	0	0	0	0	237,174	0.84	1.1
Expense Recoveries	93,476	79,734	107,350	107,189	108,407	0.39	0.5
Gross Potential Rent(2)	$15,137,362	$15,969,566	$16,810,795	$16,546,148	$21,880,859	$77.73	100.0%

Other Income(3)	(1,914)	232,314	346,630	343,631	370,989	1.32	1.7
Net Rental Income	$15,135,447	$16,201,880	$17,157,425	$16,889,779	$22,251,847	$79.05	101.7%

Discount Units (Private)	(5,270)	(36,025)	(16,330)	(16,265)	(16,676)	(0.06)	(0.1)
Discount Units (Managed)	(13,400)	(13,598)	(3,816)	0	0	0.00	0.0
In-Place Vacancy (Private)	0	0	0	0	(2,215,620)	(7.87)	(10.1)
In-Place Vacancy (Managed)	0	0	0	0	(2,471,707)	(8.78)	(11.3)
Effective Gross Income	$15,116,777	$16,152,257	$17,137,279	$16,873,514	$17,547,845	$62.34	80.2%

Real Estate Taxes(4)	428,914	511,658	563,172	623,887	751,970	2.67	4.3
Insurance	161,940	254,884	266,436	258,860	225,164	0.80	1.3
Other Operating Expenses	2,654,815	3,155,041	3,170,819	3,149,129	2,666,649	9.47	15.2
Total Operating Expenses	$3,245,669	$3,921,582	$4,000,428	$4,031,876	$3,643,783	$12.94	20.8%

Net Operating Income	$11,871,108	$12,230,675	$13,136,852	$12,841,638	$13,904,062	$49.39	79.2%
Replacement Reserves	0	0	0	0	42,224	0.15	0.2
Net Cash Flow	$11,871,108	$12,230,675	$13,136,852	$12,841,638	$13,861,838	$49.24	79.0%
(1)	% column represents percentage of Gross Potential Rent for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(2)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated November 1, 2024.
(3)	Other Income includes viewing room rent, private workspace, and fortress payments.
(4)	The UOVO QPN Property benefits from an ICAP tax abatement program for 25 years. The UOVO QPN Property receives 100% of the exemption benefit, upon property improvements, for the first 16 years commencing in 2016, which then decreases each year thereafter by 10%. The UOVO QPN Property will be fully taxable in year 26. See “Description of the Mortgage Pool – Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Structural and Collateral Term Sheet	BMO 2025-C12
No. 6 – UOVO QPN

The Market. The UOVO QPN Property is located in Long Island City, Queens County, New York. Long Island City is a residential and commercial neighborhood in the most western part of Queens, bordering the neighborhood of Astoria to the north, Sunnyside to the east, and Greenpoint to the South. The Long Island City neighborhood has undergone a transformation in recent years due to new high-rise developments, making the neighborhood increasingly residential, as well as new office and retail developments. The neighborhood’s mass transit infrastructure provides easy access to Manhattan, Brooklyn, the Bronx, and surrounding areas. Twelve New York City subway lines travel through Queens, as well as buses and the Long Island Railroad. Both the Long Island Expressway and the Brooklyn Queens Expressway run through the neighborhood. Additionally, two of three major airports serving the New York City metropolitan area (LaGuardia Airport and JFK International Airport) are located in Queens. According to the appraisal, as of 2024, the total population in Queens is 2,356,325, the median household income is $83,331, and the most common job type is health care/social assistance.

According to the appraisal, the national art industry revenue is expected to have grown at a CAGR of 0.9% to $13.1 billion over the last 5 years up through 2024. The national art industry is expected to grow at a CAGR of 2.3% to $15.5 billion by the end of 2029. Additionally, the major concentrations of art dealership establishments in the United States are in California, Florida, and New York with New York being home to 14.1% of establishments in the country.

In New York City, several industrial, office, special-use, and retail buildings have converted to self-storage. In May 2023, 41 East 21st Street completed the conversion of a four story, 50,000 SF parking garage into a self-storage facility to be managed by CubeSmart. The CMX Cinema at 400 East 62nd Street is being converted into a 65,000 SF self-storage facility by Manhattan Mini Storage. The Shell industrial building at 78 Walker Street has also been proposed for conversion.

The following table presents information regarding certain competitive properties to the UOVO QPN Property:

Competitive Property Summary(1)
Property Name/Location	Year Built / Renovated	Private Occupancy	Square Feet (Private)	Managed Occupancy	Cubic Feet (Managed)	Unit Type	Actual ($/SF)	Actual ($/CF)	Rent Per Annum (SF/CF)
UOVO QPN(2) Long Island City, NY	2013 / NAP	87.3%	163,150	55.4%	164,916	Private Storage Managed Storage	$8.20	$2.80	$98.45 $33.58
105 Evergreen Ave Brooklyn, NY	1955 / 2019	86.0%	48,145	58.0%	330,000	Private Storage Managed Storage	$8.22	$1.60	$98.64 $19.20
4200 Westgate Avenue Westgate, FL	2023 / NAP (Lease-Up)	41.0%	9,765	9.0%	177,000	Private Storage Managed Storage	$6.77	$2.25	$81.24 $27.00
346 NW 29th Street Miami, FL	2008 / NAP	89.0%	55,063	70.0%	42,670	Private Storage Managed Storage	$5.91	$2.94	$70.92 $35.28
1333 Lowrie Ave South San Francisco, CA	2022 / NAP	N/A	N/A	68.0%	177,222	Private Storage Managed Storage	N/A	$1.93	N/A $23.16
101 Lake Drive Newark, DE	1986 / NAP	53.0%	7,675	24.0%	238,000	Private Storage Managed Storage	$4.92	$1.06	$59.04 $12.72
130 South Myers Street Los Angeles, CA	2024 / NAP (Lease-Up)	80.0%	3,675	12.0%	118,000	Private Storage Managed Storage	$9.20	$1.09	$110.40 $13.08
(1)	Source: Appraisal, unless noted otherwise.
(2)	Based on the underwritten rent roll dated November 1, 2024.

The Borrowers. The borrowers are QPN 1 DE LLC and QPN 10 DE LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the UOVO QPN Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Structural and Collateral Term Sheet	BMO 2025-C12
No. 6 – UOVO QPN

The Borrower Sponsor. The borrower sponsor and the non-recourse carveout guarantor is Steven J. Guttman. Steven J. Guttman is the founder of Storage Deluxe Management Company (“Storage Deluxe”), a self-storage developer in the New York City metropolitan area. Storage Deluxe has 84 projects completed and in development, totaling 8 million SF for a total investment in excess of $2.5 billion. Mr. Guttman is also an avid art collector and founded Storage Deluxe affiliate UOVO Fine Art Storage in 2014. Such affiliate was designed for the sole purpose of safe-guarding collections. UOVO’s privately-owned, state-of-the-art facilities are ideal for the long-term preservation and care of art, fashion, wine, archives, cultural artifacts, and rare objects. UOVO has art storage facilities (inclusive of the UOVO QPN Property) in major markets such as Los Angeles, Orange County, San Francisco, Aspen, Denver, Delaware, Miami, West Palm Beach, Brooklyn, Long Island City, Rockland County and Dallas.

Property Management. The UOVO QPN Property is managed by UOVO Management LLC, a borrower-affiliated property management company.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $183,288 for real estate taxes and (ii) $14,300 for deferred maintenance.

Tax Escrows. On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $61,096.

Insurance Escrows. If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The UOVO QPN Property is currently insured under a blanket insurance policy.

Replacement Reserve. On a monthly basis during a Triggering Event (as defined below), the borrowers are required to deposit approximately $3,519 for replacement reserves.

Lockbox / Cash Management. The UOVO QPN Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the UOVO QPN Property are required to be deposited by the borrowers. During a Triggering Event, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the UOVO QPN Whole Loan documents. Also, during a Triggering Event, all excess cash is required to be collected by the lender and held as additional security for the UOVO QPN Whole Loan.

A “Triggering Event” will commence upon the earliest of (i) the occurrence of an event of default under the UOVO QPN Whole Loan documents or (ii) the debt yield being less than 9.0%, and will expire upon (a) with respect to clause (i) above, the event of default has been cured or (b) with respect to clause (ii) above, the debt yield being at least 9.0% for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Structural and Collateral Term Sheet	BMO 2025-C12
No. 7 – Shoppes at Bedford

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Structural and Collateral Term Sheet	BMO 2025-C12
No. 7 – Shoppes at Bedford

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Structural and Collateral Term Sheet	BMO 2025-C12
No. 7 – Shoppes at Bedford

Bow
Concord
10 miles
Hooksett
MERRIMACK
COUNTY
Merrimack River
Dunbarton Rd.
Southern
New Hampshire
University
RK
Center
South
Hooksett
Intervale
Country
Club
New Hampshire
Job Corps
Center
River Rd.
Union St.
Manchester
VA Medical
Center
Pinardville
Black
Brook
Park
Rock
Rimmon Park
Currier
Museum
of Art
Catholic
Medical
Center
Univ. of
New Hampshire
at Manchester
Derryfield
Country
Club
Thomas F.
Sullivan
Ice Arena
Piscataquog
River Park
Grappone
Stadium
SNHU
Arena
DOWNTOWN
MANCHESTER
Elliot
Hospital
Saint
Anselm
College
Delta Dental
Stadium
Boynton St.
MANCHESTER
New Boston Rd.
Shoppes at Bedford
79 South River Road
Bedford, NH 03110
Bedford
Grove
Brown-
Mitchell
Park
Manchester
Commons
Market
and Main
The
Mall of
New Hampshire
Bedford
Manchester
Country
Club
Triangle
Shopping
Center
Bodwell Rd.
Liberty Hill Rd.
Village
Shoppes
Of Bedford
Bedford
Highlands
Manchester-
Boston Regional
Airport
Aviation
Museum
of NH
ROCKINGHAM
COUNTY
Wallace Rd.
NH
Sportsplex
UPS Northeast
Logistics Center
Londonderry Tpke.
Gage Girls Rd.
Harvey Rd.
Mammoth Rd.
Rockingham Rd.
Derry
HILLSBOROUGH
COUNTY
F.E. Everett Tpke.
Merrimack River
Londonderry
Country
Club
Nashua Rd.
Parkland
Medical
Center
Merrimack
Londonderry
Turkey Hill Rd.
Passaconaway
Country
Club
South Rd.
Litchfield
Nashua
6 miles
Boston
38 miles
Massabesic
Lake
Auburn
Claremont
MAINE
NEW
HAMPSHIRE
Concord
Rochester
Portsmouth
Keene
Manchester
Bedford
Merrimack
Exeter
Hampton
Haverhill
Newburyport
Nashua
Lawrence
Atlantic
Ocean
Fitchburg
Lowell
Gloucester
Peabody
Leominster
Burlington
Salem
Lynn
MASS.
Cambridge
Massachusetts
Bay
Worcester
BOSTON
Newton
Framingham
Quincy
Brockton
Plymouth
Provincetown
CONN.
Woonsocket
Providence
Pawtucket
Taunton
Cranston
Cape Cod
Bay
RI
Warwick
Fall
River
New
Bedford
Barnstable
Harwich
Chatham

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Structural and Collateral Term Sheet	BMO 2025-C12
No. 7 – Shoppes at Bedford
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$28,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	4.3%	Net Rentable Area (SF):	267,661
Loan Purpose:	Refinance	Location:	Bedford, NH
Borrowers:	Shoppes at Bedford 15 A, LLC and Shoppes at Bedford 15 B, LLC	Year Built / Renovated:	1967, 1995, 2011, 2012 / 2023
Borrower Sponsors:	Alan C. Fox and The Alan C. Fox Revocable Trust (2007 Restatement) U/A/D 11/15/2007	Occupancy:	98.1%
Interest Rate:	6.80000%	Occupancy Date:	3/13/2025
Note Date:	2/3/2025	4th Most Recent NOI (As of):	$2,476,642 (12/31/2022)
Maturity Date:	2/6/2035	3rd Most Recent NOI (As of):	$2,346,827 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,431,136 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$2,456,599 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,187,543
Call Protection:	L(28),D(87),O(5)	UW Expenses:	$924,114
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,263,429
Additional Debt:	No	UW NCF:	$3,014,504
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$43,500,000 / $163
Additional Debt Type:	N/A	Appraisal Date:	12/31/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$105
Taxes:	$105,063	$35,021	N/A	Maturity Date Loan / SF:	$105
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.4%
Replacement Reserves:	$0	$4,015	N/A	Maturity Date LTV:	64.4%
TI / LC:	$250,000	$16,729	$750,000	UW NCF DSCR:	1.56x
Rent Concession / Gap Rent Reserves(2):	$342,619	$0	N/A	UW NOI Debt Yield:	11.7%
Existing TI / LC Reserve:	$3,346,275	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,000,000	93.2%	Loan Payoff	$25,465,225	84.8%
Borrower Sponsor Equity	2,033,197	6.8	Upfront Reserves	4,043,957	13.5
			Closing Costs	524,015	1.7
Total Sources	$30,033,197	100.0%	Total Uses	$30,033,197	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Includes the TableTop Tycoon and World Market Rent Reserve, the Bay State Physical Therapy Gap Rent Reserve and the Ledyard Financial Group Gap Rent Reserve.

The Loan. The seventh largest mortgage loan (the “Shoppes at Bedford Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $28,000,000 and is secured by the borrowers’ fee interest in an anchored retail shopping center located in Bedford, New Hampshire (the “Shoppes at Bedford Property”). The Shoppes at Bedford Mortgage Loan was originated on February 3, 2025 by Zions Bancorporation, N.A. (“ZBNA”) and the proceeds, along with approximately $2.0 million of equity contributed by the borrower sponsors, were used to refinance existing debt on the Shoppes at Bedford Property, fund upfront reserves and pay closing costs. The Shoppes at Bedford Mortgage Loan accrues interest at a fixed rate of 6.80000% per annum on an Actual/360 basis, has a 10-year term and is interest-only for the full term. The scheduled maturity date of the Shoppes at Bedford Mortgage Loan is February 6, 2035.

The Property. The Shoppes at Bedford Property is a five building, anchored retail shopping center totaling 267,661 square feet, situated along the South River Road (Route 3) retail corridor, between Park Drive and Main Street, in Bedford, New Hampshire. The Shoppes at Bedford Property is located along South River Road, a major commercial corridor bisecting

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Structural and Collateral Term Sheet	BMO 2025-C12
No. 7 – Shoppes at Bedford

Bedford, which includes complimentary non-collateral retailers Hannaford, Trader Joes, HomeGoods, REI and Whole Foods Market. Combined traffic counts at the Shoppes at Bedford Property feature approximately 23,982 vehicles per day. Constructed in various phases in 1967, 1995, 2011 and 2012 and most recently renovated in 2023, the Shoppes at Bedford Property is situated on a 21.1-acre parcel and is anchored by national department store retail chains Kohl’s, which operates its space pursuant to a ground lease, and Marshalls and is junior anchored by World Market, LLC (“World Market”), Homesense and Sierra Trading Post. Additional notable in-line tenants include Hand & Stone Massage & Facial Spa, Pure Barre and Pet Supplies ‘PLUS’, plus several dining options including Chipotle and Starbucks. Reporting in-line tenants have weighted average sales of $452 per square foot, representing a 10.0% weighted average occupancy cost as of year-end 2023. As of the Cut-off Date, tenants have been in occupancy at the Shoppes at Bedford Property for a weighted average of 10.1 years. The borrower sponsors completed approximately $1,320,744 in capital expenditures at the Shoppes at Bedford Property from 2021-2024, including capital roofing, walkway maintenance and repairs, parking lot repairs and electrical maintenance and repairs.

As of March 13, 2025, the Shoppes at Bedford Property is 98.1% leased to 19 tenants. No single tenant, besides Kohl’s, which owns its own improvements and operates its space pursuant to a ground lease, represents more than 11.6% of the net rentable area or 11.9% of underwritten base rent. Per the zoning report, the Shoppes at Bedford Property contains 1,157 parking spaces, resulting in a parking ratio of approximately 4.3 spaces per 1,000 square feet of rentable area.

On November 3, 2024, Franchise Group, Inc. and its affiliates, which include Pet Supplies ‘PLUS’, commenced voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware. Notably, Pet Supplies ‘PLUS’ is open for business at the Shoppes at Bedford Property and is current with its rent obligations.  As of year-end 2023, Pet Supplies ‘PLUS’ reported sales for its store at the Shoppes at Bedford Property of $4,818,700 (approximately $575 per square foot), with an occupancy cost of approximately 5.2% (calculated on underwritten base rent and reimbursements).

Major Tenants. The three largest tenants based on underwritten base rent are Kohl’s, Homesense and World Market.

Kohl’s (87,000 square feet; 32.5% of NRA, 13.8% of underwritten base rent, Moody’s/S&P/Fitch: Ba3/BB-/BB-): Founded in 1988, Kohl’s operates 1,175 Kohl’s stores, including in-store Sephora shops, and employs 87,000 associates across the United States. In 2024, its national sales totaled approximately $15.4 billion. Kohl’s, which operates its space pursuant to a ground lease, has been a tenant at the Shoppes at Bedford Property since 2011, with the current lease expiration date in January 2033, and has eight, 5-year extension options remaining, with no unilateral termination options. The base rent for the next renewal option, if exercised, would increase to $6.13 per square foot from February 2033 to January 2038. Notably, the appraisal concluded to a $7.50 per square foot market rent for the Kohl’s anchor space at the Shoppes at Bedford Property (for a full description of the market and the appraisal’s conclusions, please refer to “The Market” below).

Homesense (27,353 square feet; 10.2% of NRA, 11.9% of underwritten base rent, Moody’s/S&P/Fitch: A2/A/NR): Homesense originally launched in Canada in 2001 and in the United States in 2017, is an off-price home furnishings retailer operating under the umbrella of TJX Companies. Homesense currently operates a total of 292 stores in the United States, Canada, and Europe, with the majority of the stores located in Canada. Homesense has been a tenant since August 2019 and the current lease expiration date is in September 2029 and has four, 5-year extension options remaining, with no unilateral termination options. The base rental rate for the next renewal option, if exercised, would increase to $16.25 per square foot from October 2029 to September 2034.

World Market (21,265 square feet; 7.9% of NRA, 9.7% of underwritten base rent): With more than 240 stores in the United States, World Market is a national specialty retailer offering a broad assortment of specialty/imported home furnishings, décor, apparel, and food and beverage products. World Market has been a tenant at the Shoppes at Bedford Property since June 2024, with its current lease expiration date in January 2035 and has three, 5-year extension options remaining, with no unilateral termination options. The base rental rate for the next renewal option, if exercised, would increase to $19.36 per square foot from February 2035 to January 2040.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Structural and Collateral Term Sheet	BMO 2025-C12
No. 7 – Shoppes at Bedford

The following table presents certain information relating to the historical and current occupancy of the Shoppes at Bedford Property:

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	2023(1)	2024(1)	Current(2)
86.1%	85.5%	88.0%	81.8%	91.6%	98.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated March 13, 2025.

Appraisal. According to the appraisal, the “as-is” appraised value of the Shoppes at Bedford Property as of December 31, 2024 was $43,500,000. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Shoppes at Bedford	$43,500,000	7.25%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment at the Shoppes at Bedford Property dated January 16, 2025 did not identify any recognized environmental conditions.

The following table presents certain information relating to the largest tenants based on underwritten base rent at the Shoppes at Bedford Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Sales PSF/Year(4)	UW Occ. Costs(5)	Lease Exp. Date
Kohl's(6)	Ba3/BB-/BB-	87,000	32.5%	$5.57	$485,000	13.8%	NAV	NAV	1/31/2033
Homesense	A2/A/NR	27,353	10.2	$15.25	417,133	11.9	NAV	NAV	9/30/2029
World Market, LLC	NR/NR/NR	21,265	7.9	$16.00	340,240	9.7	NAV	NAV	1/31/2035
Marshalls	A2/A/NR	31,000	11.6	$10.50	325,500	9.2	$513	2.6%	3/31/2026
Sierra Trading Post	A2/A/NR	18,341	6.9	$15.25	279,700	7.9	NAV	NAV	9/30/2029
Staples	B3/B-/NR	18,000	6.7	$15.00	270,000	7.7	NAV	NAV	4/30/2026
Pet Supplies ‘PLUS’(7)	NR/D/NR	8,383	3.1	$27.21	228,101	6.5	$575	5.2%	3/31/2027
TableTop Tycoon(8)	NR/NR/NR	17,624	6.6	$12.50	220,300	6.3	NAV	NAV	7/1/2035
Tucker’s	NR/NR/NR	6,718	2.5	$20.10	135,000	3.8	NAV	NAV	8/31/2031
Bay State Physical Therapy	NR/NR/NR	4,500	1.7	$28.00	126,000	3.6	NAV	NAV	5/1/2035
Top 10 Tenants		240,184	89.7%	$11.77	$2,826,975	80.3%
Other Tenants		22,517	8.4%	$30.73	$692,007	19.7%
Occupied Collateral Total / Wtd. Avg.		262,701	98.1%	$13.40	$3,518,981	100.0%

Vacant Space		4,960	1.9%

Collateral Total		267,661	100.0%

(1)	Based on the underwritten rent roll dated March 13, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent PSF include contractual rent steps through March 1, 2026 for five tenants totaling $9,013.
(4)	Sales PSF/Year are as of the trailing 12-month period ending December 31, 2023, as provided by the tenants to the borrowers.
(5)	UW Occ. Costs are based on underwritten base rent and reimbursements and most recently reported sales.
(6)	Kohl’s occupies its space on a ground lease.
(7)	On November 3, 2024, Franchise Group, Inc. and its affiliates, which include Pet Supplies ‘PLUS’, commenced voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware. Notably, Pet Supplies ‘PLUS’ is open for business at the Shoppes at Bedford Property and is current with its rent obligations.
(8)	TableTop Tycoon is expected to commence rent payments upon the date the tenant opens for business, which is estimated to be in or around July 2025. All applicable tenant improvements, leasing commissions and approximately nine and a half months of gap rent were escrowed upfront in connection with the origination of the Shoppes at Bedford Mortgage Loan. There can be no assurance that the tenant will open for business at the Shoppes at Bedford Property as expected or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Structural and Collateral Term Sheet	BMO 2025-C12
No. 7 – Shoppes at Bedford

The following table presents certain information relating to the tenant lease expirations at the Shoppes at Bedford Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	4,960	1.9%	NAP	NAP	4,960	1.9%	NAP	NAP
2025 & MTM	0	0	0.0%	0	0.0%	4,960	1.9%	$0	0.0%
2026	3	51,269	19.2%	678,387	19.3%	56,229	21.1%	$678,387	19.3%
2027	3	11,975	4.5%	365,578	10.4%	68,204	25.5%	$1,043,965	29.7%
2028	1	1,861	0.7%	90,072	2.6%	70,065	26.2%	$1,134,037	32.2%
2029	4	49,841	18.6%	821,443	23.3%	119,906	44.8%	$1,955,480	55.6%
2030	0	0	0.0%	0	0.0%	119,906	44.8%	$1,955,480	55.6%
2031	1	6,718	2.5%	135,000	3.8%	126,624	47.3%	$2,090,480	59.4%
2032	0	0	0.0%	0	0.0%	126,624	47.3%	$2,090,480	59.4%
2033	2	93,185	34.8%	565,405	16.1%	219,809	82.1%	$2,655,885	75.5%
2034	1	1,704	0.6%	57,919	1.6%	221,513	82.8%	$2,713,804	77.1%
2035 & Beyond	4	46,148	17.2%	805,177	22.9%	267,661	100.0%	$3,518,981	100.0%
Total	19	267,661	100.0%	$3,518,981	100.0%
(1)	Based on the underwritten rent roll dated March 13, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through March 1, 2026 for five tenants totaling $9,013.

The following table presents certain information relating to the operating history and underwritten cash flows of the Shoppes at Bedford Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 2/28/2025	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$2,778,088	$2,689,799	$2,702,699	$2,731,222	$3,518,981	$13.15	79.8%
Grossed Up Vacant Space	0	0	0	0	166,160	0.62	3.8
Gross Potential Rent	$2,778,088	$2,689,799	$2,702,699	$2,731,222	$3,685,141	$13.77	83.6%
Other Income(3)	775	33,290	5	0	0	0.00	0.0
Total Reimbursements	652,707	569,093	593,715	618,502	722,799	2.70	16.4
Net Rental Income	$3,431,570	$3,292,181	$3,296,418	$3,349,725	$4,407,940	$16.47	100.0%
(Vacancy & Credit Loss)(4)	0	0	0	0	(220,397)	(0.82)	(5.0)
Effective Gross Income	$3,431,570	$3,292,181	$3,296,418	$3,349,725	$4,187,543	$15.64	95.0%
Total Expenses(5)	$954,928	$945,354	$865,282	$893,125	$924,114	$3.45	22.1%
Net Operating Income	$2,476,642	$2,346,827	$2,431,136	$2,456,599	$3,263,429	$12.19	77.9%
Capital Expenditures	0	0	0	0	48,179	0.18	1.2
TI / LC	0	0	0	0	200,746	0.75	4.8
Net Cash Flow	$2,476,642	$2,346,827	$2,431,136	$2,456,599	$3,014,504	$11.26	72.0%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Base Rent includes contractual rent steps through March 1, 2026 for five tenants totaling $9,013.
(3)	Historically, Other Income reflects immaterial late fees, insufficient funds fees and lease cancellation fees, which are non-recurring, one-time events. No Other Income was underwritten.
(4)	The underwritten economic occupancy is 95.0%, based on Net Rental Income. The Shoppes at Bedford Property was 98.1% leased based on the March 13, 2025 rent roll.
(5)	The management fee is underwritten to reflect 3.0% of Effective Gross Income and is subordinate to the Shoppes at Bedford Mortgage Loan. The Shoppes at Bedford Property is managed by a borrower sponsor affiliate.

The Market. The Shoppes at Bedford Property is located between US-3 and Interstate 293 in Bedford, New Hampshire, approximately 3.7 miles southwest of the Manchester, New Hampshire central business district (“CBD”). Per a third-party

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Shoppes at Bedford

market research report, traffic counts total approximately 25,661 vehicles per day at the Shoppes at Bedford Property. Primary access to the area is provided by Interstate 293 and Beech Street, with approximate driving times to the Manchester CBD, Manchester-Boston Regional Airport and the Boston, Massachusetts metropolitan statistical area (“MSA”) of 12, 9 and 53 minutes, respectively. According to the appraisal, the major employment sectors in the greater Manchester MSA include education, health services, trade, transportation, utilities, manufacturing and professional and business services.

According to the appraisal, the immediate area surrounding the Shoppes at Bedford Property includes a mix of retail and commercial uses. Demand generators include several large employers such as Kentico, Callogix and Coastal Forest Products. Complimentary non-collateral retailers Hannaford and HomeGoods are situated 0.3 miles due west of the Shoppes at Bedford Property, directly across South River Road/US-3, while non-collateral Whole Foods and Traders Joe’s are located approximately 0.4 miles south.

According to a third-party market research report, within a one-, three- and five-mile radius of the Shoppes at Bedford Property, the 2024 average household income was approximately $96,711, $86,936 and $98,955, respectively; and within the same radii, the estimated population was 5,951, 79,472 and 144,458, respectively. According to a third-party market research report, the Shoppes at Bedford Property is situated within the Hillsborough retail submarket of the Manchester – NH retail market. As of March 10, 2025, the submarket reported total retail inventory of approximately 29.0 million square feet with a 2.7% vacancy rate and average asking rents of $19.09 per square foot. The submarket vacancy rate has decreased from 4.1% in 2015 and has averaged 3.2% from 2013-2024.

The following table presents certain information relating to the comparable anchor and junior anchor leases for the Shoppes at Bedford Property:

Comparable Anchor / Junior Anchor Rental Summary(1)
Property Name/Location	Tenant	Suite Size (SF)	Rent PSF (NNN)	Escalations	Lease Start Date	Lease Term (Years)
Shoppes at Bedford Bedford, NH (Subject)	Kohl’s(2)	87,000(2)	$5.57(2)	Flat	Jul-2011(2)	21.6(2)
Willimantic Plaza Windham, CT	Ollie’s Bargain Outlet	31,240	$9.00	Flat	Jun-2024	16.0
100 William Loeb Drive Manchester, NH	PickUp USA Fitness	25,188	$8.45	Flat	Jul-2024	10.0
Cloverleaf Mall Natick, MA	Boot Barn	18,210	$10.50	Flat	Dec-2023	10.0
Shoppes at Hooksett Landing Hooksett, NH	Planet Fitness	19,950	$20.45	Flat	Nov-2023	NAV
Save A Lot Plaza Manchester, CT	Ollie’s Bargain Outlet	30,450	$6.50	Flat	Jul-2023	5.0
Post Road Shopping Center Marlborough, MA	Ocean State Job Lot	14,000	$6.00	Flat	Apr-2023	10.0
Sherwood Plaza Natick, MA	MOM’s Organic Market	16,675	$18.00	Flat	Apr-2023	10.0
Post Road Shopping Center Marlborough, MA	Harbor Freight Tools	17,000	$10.00	Flat	Mar-2023	10.0
Lafayette Plaza Shopping Center Portsmouth, NH	NamCo Pools and Spa	23,000	$12.00	Flat	Nov-2022	7.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 13, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Shoppes at Bedford

The following table presents certain information relating to the comparable in-line retail leases for the Shoppes at Bedford Property.

Comparable In-Line Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
Shoppes at Bedford 79 South River Road Bedford, NH	1967, 1995, 2011, 2012 / 2023	267,661(2)	Various(2)	1,392 – 6,185(2)	$13.00 –$36.53(2)	Various(2)	Various(2)
Eaglewood Shops 93 Turnpike Street North Andover, MA	2005	47,170	Confidential	2,129	$37.00	Jan-2025	5.0
1274 Osgood Street 1274 Osgood Street North Andover, MA	2021	28,014	Confidential	1,716	$34.00	Nov-2024	NAV
The Piazza on South Willow 50 South Willow Street Manchester, NH	1999	11,000	Confidential	690	$26.50	Aug-2024	3.0
350 Amherst Street 350 Amherst Street Nashua, NH	2025	17,400	Evviva Trattoria	6,000	$38.00	Nov-2024	NAV
Webster Square 266 Daniel Webster Highway Nashua, NH	1990	165,889	European Wax Center	2,135	$30.00	Jan-2026	10.0
240 Loudon Road 240 Loudon Road Concord, NH	2006	13,952	Confidential	2,700	$33.00	Nov-2023	NAV
TJ Maxx Plaza 14 March Avenue Manchester, NH	1987	95,038	Puppy Palace	3,700	$28.00	Apr-2023	NAV
902 South Willow Street 902 South Willow Street Manchester, NH	2002	8,056	Confidential	2,689	$32.00	Apr-2023	3.0
Market & Main 7 Market Street Bedford, NH	2018	185,100	REI	22,000	$22.00	Oct-2022	10.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 13, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Shoppes at Bedford

The following table presents certain information relating to the comparable pad site leases for the Shoppes at Bedford Property.

Comparable Pad Site Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
Shoppes at Bedford 79 South River Road Bedford, NH	1967, 1995, 2011, 2012 / 2023	267,661(2)	Various(2)	1,861 – 8,383(2)	$20.10 –$48.40(2)	Various(2)	Various(2)
South Willow Shops 926-950 South Willow Street Manchester, NH	1988	9,869	The Greek Mediterranean Grill	2,271	$40.00	Jan-2025	10.0
203 Lowell Street 203 Lowell Street Wilmington, MA	2024	2,448	Starbucks	2,448	$74.75	Mar-2025	10.0
1A Newbury Street 1A Newbury Street Peabody, MA	2024	2,400	Starbucks	2,400	$83.33	Oct-2024	10.0
Market & Main 7 Market Street Bedford, NH	2018	185,100	Sweetgreen	2,423	$43.25	-	10.0
66 Gilcreast Road 66 Gilcreast Road Londonderry, NH	2024	3,200	JPMorgan Chase	3,200	$70.31	Aug-2024	15.0
782 South Willow Street 782 South Willow Street Manchester, NH	2024	3,396	Raising Cane’s Chicken Fingers	3,396	$54.96	Jun-2024	15.0
343-345 Broadway 349 Broadway Somerville, MA	1993	12,500	APDerm	3,000	$50.00	Mar-2024	10.0
Ranger Plaza 151 Pelham Street Methuen, MA	2011	44,400	Confidential	6,200	$30.00	Mar-2024	10.0
Market & Main 10 Main Street Bedford, NH	2018	185,100	Charles Schwab	4,805	$42.00	Nov-2023	10.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 13, 2025.

The table below presents certain information relating to comparable sales pertaining to the Shoppes at Bedford Property identified by the appraisal:

Comparable Sales(1)
Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price (PSF)
North End Shops at Livingston Park	Manchester, NH	51,048	Nov-2024	$229
Acton Plaza I & II	Acton, MA	137,572	Aug-2024	$276
Colony Place	Plymouth, MA	399,554	Apr-2024	$215
RK Bristol Place	Attleboro, MA	415,404	Sep-2023	$170
Walpole Mall	Walpole, MA	429,285	Jul-2023	$168
777 Willow Street Plaza	Manchester, NH	74,935	Jul-2022	$184
The Crossings at Fox Run	Newington, NH	509,749	Apr-2022	$204
(1)	Source: Appraisal.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Shoppes at Bedford Property:

Market Rent Summary(1)
	Anchor	Junior Anchor	In-line	Multi-Tenanted Pad Site	Pad Site
Market Rent (PSF)	$7.50	$17.50	$33.50	$45.00	$30.00
Lease Term (Years)	20	20	5	10	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN
Tenant Improvements (New)	$5.00 per SF	$10.00 per SF	$15.00 per SF	$20.00 per SF	$15.00 per SF
Tenant Improvements (Renewal)	$2.50 per SF	$2.50 per SF	$0.00 per SF	$5.00 per SF	$5.00 per SF
Free Rent (New / Renewal)	12 / 3 months	12 / 3 months	3 / 0 months	6 / 2 months	6 / 2 months

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Shoppes at Bedford

The Borrowers. The borrowers for the Shoppes at Bedford Mortgage Loan are tenants-in-common, Shoppes at Bedford 15 A, LLC and Shoppes at Bedford 15 B, LLC, each, a Delaware limited liability company, and a bankruptcy remote single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Shoppes at Bedford Mortgage Loan.

The Borrower Sponsors. The non-recourse carveout guarantors are Alan C. Fox and The Alan C. Fox Revocable Trust (2007 Restatement) U/A/D 11/15/2007. Mr. Fox has more than 50 years of real estate experience and is the founder and president of ACF Property Management, Inc. (“ACF”), a real estate management company. Founded in 1968, ACF currently manages more than 4.2 million square feet of retail space in 12 states across more than 39 neighborhood shopping centers with a more significant concentration in the Denver, Phoenix, Dallas, and Kansas City retail markets.

Alan C. Fox has been involved in several lawsuits alleging misrepresentation of acquisition costs pertaining to real estate investments, tort and investment valuation disputes. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Preliminary Prospectus. Additionally, Mr. Fox has been involved in loan foreclosures, unrelated to the Shoppes at Bedford Property. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Shoppes at Bedford Property is managed by ACF Property Management, Inc., an affiliate of one of the non-recourse carveout guarantors, Alan C. Fox (see “The Borrower Sponsors” above).

Escrows and Reserves. As of the date of origination of the Shoppes at Bedford Mortgage Loan, the borrowers were required to deposit (i) $105,063 in a real estate tax reserve account, (ii) $250,000 in a general leasing reserve, (iii) $3,346,275 in an existing TI/LC reserve for tenants Bay State Physical Therapy, Playa Bowls, Key Nails, Bohemian Boutique, World Market, TableTop Tycoon and Ledyard Financial Group and (iv) $220,300 in an existing gap and free rent reserve for tenants TableTop Tycoon and World Market, (v) $63,000 in an existing gap rent reserve for Bay State Physical Therapy and (vi) $59,319 in an existing gap rent reserve for Ledyard Financial Group. Certain reserves may have been drawn upon between the origination date and the Cut-off Date.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $35,021).

Insurance Reserve – The Shoppes at Bedford Mortgage Loan documents do not require ongoing monthly insurance reserve deposits as long as (i) no event of default is continuing; (ii) the Shoppes at Bedford Property is covered under a blanket or umbrella policy reasonably acceptable to the lender; (iii) the borrowers provide the lender with evidence of renewal of such policies; and (iv) the borrowers provide the lender with paid receipts for payment of the insurance premiums by no later than ten business days prior to the policy expiration dates. As of the Cut-off Date, an acceptable blanket insurance policy was in place covering the Shoppes at Bedford Property.

Replacement Reserve – The Shoppes at Bedford Mortgage Loan documents require ongoing monthly replacement reserve deposits of $4,015, which the lender may require the borrowers to increase (not more than once per year) upon 30 days’ notice to the borrowers if the lender reasonably determines such increase is necessary to maintain the proper operation of the Shoppes at Bedford Property.

Leasing Reserve – The Shoppes at Bedford Mortgage Loan documents require ongoing monthly general tenant improvements and leasing commissions reserves of $16,729. Deposits into the leasing reserve (exclusive of any pending disbursements therefrom) will be capped at $750,000 as long as no Cash Trap Event Period (as defined below) or event of default is continuing. During the continuance of a Cash Trap Event Period or event of default, no cap will apply on the leasing reserve.

Lockbox / Cash Management. The Shoppes at Bedford Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents of the Shoppes at Bedford Property to be transmitted directly by the tenants into a lockbox account. During the continuance of a Cash Trap Event Period, all funds in the deposit account are required to be swept periodically to a lender-controlled cash management account. If the borrowers or property manager receive any rents or income directly, each is required to deposit such amounts into the deposit account within one

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Shoppes at Bedford

business day of receipt. So long as a Cash Trap Event Period is in effect, all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such a Cash Trap Event Period is continuing, provided, however, that during a Cash Trap Event Period caused solely by a Kohl’s Rating Downgrade Event (as defined below), and provided that no other Cash Trap Event Period subsequently commences or is continuing, such sweep will be subject to a cap of $1,250,000 (such funds being swept into a lease sweep leasing reserve account), with all excess over $1,250,000 being disbursed back to the borrowers.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.20x (tested quarterly);
(iii)	the net cash flow debt yield (“NCF Debt Yield”) falling below 8.75% (tested quarterly); or
(iv)	a Lease Sweep Period (as defined below), provided, however, if the borrowers have delivered cash and cash equivalents or a letter of credit in an amount equal to (A) $1,000,000 with respect to the Kohl’s lease, (B) $300,000 with respect to the Marshalls lease or (C) $200,000 with respect to the Staples lease, no Lease Sweep Period will be deemed to have occurred.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default and the lender’s acceptance of such cure;
●	with regard to clause (ii), the NCF DSCR being equal to or greater than 1.25x for two consecutive calendar quarters;
●	with regard to clause (iii), the NCF Debt Yield being equal to or greater than 9.00% for two consecutive calendar quarters; or
●	with regard to clause (iv), a Lease Sweep Period Cure (as defined below).

A “Lease Sweep Period” will commence upon any of the following with respect to Kohl’s, Marshalls or Staples, as well as their respective successors and assigns, and any replacement tenant for all or a portion of such tenant’s space (individually or collectively, as applicable, “Lease Sweep Tenant”):

(i)	the earliest to occur of a Lease Sweep Tenant (A) failing to give notice of its exercise of a renewal option when required or (B) giving notice of its intention not to renew or extend its lease;
(ii)	(A) a Lease Sweep Tenant surrendering, cancelling, terminating any material portion of its lease prior to its then current expiration date or (B) the borrowers or property manager receiving written notice from any Lease Sweep Tenant of its intent to surrender, cancel or terminate any material portion of its applicable lease prior to its then current expiration date;
(iii)	a Lease Sweep Tenant discontinuing its business (i.e. “going dark”), vacating or ceasing occupancy in any material portion of its space at the Shoppes at Bedford Property or giving written notice that it intends to do any of the foregoing;
(iv)	upon a monetary default under a Lease Sweep Tenant’s lease by the Lease Sweep Tenant that continues beyond any applicable notice and cure period;
(v)	the occurrence of a Lease Sweep Tenant Party Insolvency Proceeding (as defined below); or
(vi)	the date Kohl’s (or Kohl’s direct or indirect parent company) has its senior unsecured credit rating withdrawn or downgraded below “B+” by S&P or its equivalent by any other rating agency (“Kohl’s Rating Downgrade Event”).

A “Lease Sweep Period Cure” will occur upon:

●	solely with regards to clause (i) through (vi) above, an Acceptable Lease Sweep Lease Event (as defined below) having occurred;
•	solely with regards to clause (ii)(B) above, such Lease Sweep Tenant having irrevocably revoked in writing such notice of surrender, cancellation or termination;
•	solely with regards to clause (iii) above, such Lease Sweep Tenant having re-commenced operations at its space during normal business hours, in accordance with the terms of its lease, for a period of six consecutive months following such cure;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Shoppes at Bedford
●	solely with regards to clause (iv) above, the subject default having been cured and no other default under the related lease having occurred for a period of six consecutive months following such cure;
•	solely with regards to clause (v) above, the applicable Lease Sweep Tenant Party Insolvency Proceeding having terminated for a period of at least two consecutive calendar quarters and such Lease Sweep Tenant’s lease having been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; or
●	solely with regards to clause (vi) above, (x) the date on which the senior unsecured credit rating of Kohl’s (or Kohl’s direct or indirect parent company), as the case may be, having been restored to at least “B+” or higher by S&P or its equivalent by each other rating agency that had withdrawn or downgraded its rating below such equivalent rating, as applicable, and such rating having been maintained for a period of at least two consecutive calendar quarters thereafter or (y) the date on which $1,250,000 will have accumulated in the lease sweep reserve account solely as a result of the continuance of such Lease Sweep Period.

An “Acceptable Lease Sweep Lease Event” will occur upon the lender receiving satisfactory evidence in the form of an officer’s certificate confirming (including, without limitation, a satisfactory tenant estoppel at the lender’s option) that (i) all of the applicable Lease Sweep Tenant space at the Shoppes at Bedford Property has been leased to one or more satisfactory replacement tenants, each pursuant to a satisfactory qualified replacement lease; (ii) the applicable tenant(s) have accepted possession of the premises demised under such qualified lease(s), (iii) the applicable tenant(s) are in occupancy of all of the space demised under such qualified lease(s) and are open for business and paying regularly scheduled payments of base rent in accordance with the qualified lease(s) without right of abatement, offset or credit and any free rent periods, if any, have expired, (iv) the applicable tenant(s) (or its corporate parent(s)) is/are not the subject of any insolvency proceeding or similar action, (v) the tenant improvements described in such qualified lease(s) have been constructed in accordance with the plans and specifications therefor and have been accepted by the applicable tenant(s), (vi) all construction costs and/or allowances required to be paid by the borrowers as landlord under such qualified lease(s), have been paid in full or reserved for in reserve funds held by the lender pursuant to the Shoppes at Bedford Mortgage Loan documents, (vii) all contingencies under all such qualified lease(s) to the effectiveness of such qualified lease(s) have been satisfied, and (viii) all leasing commissions payable in connection with any such qualified lease(s) have been paid in full and all tenant improvement obligations, or allowances, concessions or rebates or other landlord obligations of an inducement nature have been completed and paid in full.

A “Lease Sweep Tenant Party Insolvency Proceeding” will mean (A) the admission in writing by any Lease Sweep Tenant (or its direct or indirect parent company (if any) or the lease guarantor, collectively a “Lease Sweep Tenant Party”) of its inability to pay its debts generally, or the making of a general assignment for the benefit of creditors, or the instituting by any Lease Sweep Tenant Party of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, or the taking advantage by any Lease Sweep Tenant Party of any insolvency law, or the commencement by any Lease Sweep Tenant Party of a case or other proceeding naming it as debtor under any insolvency law or the instituting of a case or other proceeding against or with respect to any Lease Sweep Tenant Party under any insolvency law or (B) the instituting of any proceeding against or with respect to any Lease Sweep Tenant Party seeking liquidation of its assets or the appointment of (or if any Lease Sweep Tenant Party consents to or acquiesce in the appointment of) a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Corona Hills Marketplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Corona Hills Marketplace

S. PROMENADE AVE
Applebee's
HENG GUANG, DDS
JAPANESE SUSHI & CUISINE WASABI
VONS
SALLY BEAUTY
HOWARD'S
PETSMART
RICHEY STREET
SUNSHINE CLEANERS
Great Cuts
WaBa Grill
FLAMING GRILL BUFFET
CROWN BOARDSHOP
VERSACI NAILS SPA
MCKINLEY STREET
AutoZone
Phenix Salon Suites
Moore's SEWING & VACUUM
S. PROMENADE AVE
Anchor / Major
Inline
Vacant
Not Part of Collateral
N
Walmart

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

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No. 8 – Corona Hills Marketplace

Ontario
Mira Loma
Jurupa Valley
Eastvale
Limonite Ave
Vernola Marketplace
Jurupa Springs
Paradise Knolls GC
Jurupa Hills CC
Santa Ana River Regional Park
Goose Creek GC
Santa Ana River
Jurupa Ave
Archibald St
Hamner Ave
Citrus St
Arlington Ave
Riverside Municipal Airport
Collins Aerospace
Van Buren Plaza
Colorado Ave
California Ave
La Sierra Hills
La Sierra Ave
RIVERSIDE
Sixth St
Fifth St
Fourth St
Ontario Fwy
Norco Dr
Norco Towne Center
Norco College
Norco
Hidden Valley GC
World Museum of Natural History
La Sierra University
Wells Ave
Tyler St
Van Buren Blvd
West Plaza
Galleria at Tyler
Second St
Corydon Ave
River Rd
Norco Hills
Kaiser Permanente Riverside Medical Ctr.
Tyler Village
Corona Municipal Airport
Gateway Town Center
Hidden Valley Plaza
Hidden Valley Pkwy
Riverside Fwy
La Sierra
North Main Plaza
Fender Musical Instruments
Lincoln Business Center
Circle K West Coast Office
Cresta Verde GC
Corona Hills Plaza
Pierce Plaza
Riverside Business Center
Metrolink
La Sierra South
West Corona
N. Main Corona
McKinley Crossroads II
Indiana Ave
Smith Village Shopping Center
Corona Reg. Medical Center
Amazon Distribution Center
Corona Hills Marketplace
529-591 North McKinley Street
Corona, CA 92879
El Sobrante
Anaheim 21 miles
Corona
Temescal Village Plaza
Lincoln Ave
Riverside County
E. Ontario Ave
Magnolia Ave
El Sobrante Rd
Cleveland National Forest
Freeway Business Center
La Sierra Ave
Lake Mathews
Corona Cerrito Plaza
El Cerrito
California Ave
Cajalco Rd
The Crossings at Corona
Corona Fwy
Weisel
Shops at Dos Lagos
Temescal Valley
Eagle Glen GC
Santa Ana Mountains
Palmdale
Victorville
Apple Valley
Hesperia
Glendale
Pasadena
Glendora
Upland
Rancho Cucamonga
Rialto
San Bernardino
Los Angeles
El Monte
West Covina
Ontario
Fontana
Pomona
Colton
Redlands
Yucaipa
Downey
Chino Hills
Chino
Riverside
Fullerton
Yorba Linda
Corona
Moreno Valley
Anaheim
Long Beach
Garden Grove
Orange
Perris
Santa Ana
Huntington Beach
Costa Mesa
Irvine
Hemet
Menifee
Pacific Ocean
Newport Beach
Aliso Viejo
Mission Viejo
Murrieta
Laguna Beach
Temecula
San Clemente
15
91

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Structural and Collateral Term Sheet	BMO 2025-C12
No. 8 – Corona Hills Marketplace
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	3.1%	Net Rentable Area (SF):	148,805
Loan Purpose:	Refinance	Location:	Corona, CA
Borrowers:	GKT Corona Hills LW, L.L.C. and GKT Corona Hills TMI, L.L.C.	Year Built / Renovated:	1993 / NAP
Borrower Sponsor:	E. Stanley Kroenke	Occupancy:	95.0%
Interest Rate:	6.17000%	Occupancy Date:	10/17/2024
Note Date:	2/14/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	3/6/2035	3rd Most Recent NOI (As of):	$1,766,566 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,427,695 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$2,213,769 (TTM 9/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,524,900
Call Protection:	L(23),YM1(93),O(4)	UW Expenses:	$1,111,847
Lockbox / Cash Management:	Springing	UW NOI:	$2,413,053
Additional Debt:	No	UW NCF:	$2,316,330
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$43,500,000 / $292
Additional Debt Type:	N/A	Appraisal Date:	11/1/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$134
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$134
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	46.0%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV:	46.0%
TI / LC Reserve:	$0	Springing	$372,013	UW NCF DSCR:	1.85x
				UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	86.8%	Loan Payoff	$22,808,934	99.0%
Sponsor Equity	3,029,835	13.2	Closing Costs	220,901	1.0
Total Sources	$23,029,835	100.0%	Total Uses	$23,029,835	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The eighth largest mortgage loan (the “Corona Hills Marketplace Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $20,000,000 and is secured by the borrower’s fee interest in an anchored retail shopping center located in Corona, California (the “Corona Hills Marketplace Property”). The Corona Hills Marketplace Mortgage Loan was originated on February 14, 2025 by LMF Commercial, LLC (“LMF”) and proceeds, along with approximately $3.0 million of equity contributed by the borrower sponsor, were used to pay off existing debt of approximately $22,808,934 and pay closing costs. The Corona Hills Marketplace Mortgage Loan accrues interest at a fixed rate of 6.17000% per annum on an Actual/360 basis, has a 10-year original term and is interest-only for the full term. The scheduled maturity date of the Corona Hills Marketplace Mortgage Loan is March 6, 2035.

The Property. The Corona Hills Marketplace Property is a 148,805 square foot grocery-anchored retail center located in Corona, California. The Corona Hills Marketplace Property was originally constructed in 1993 and is anchored by Vons Companies, Inc. and junior anchored by PetSmart, Inc. and Howard's Appliances, Inc. Other prominent tenants include AutoZone Development Corporation and Sally Beauty Supply, LLC. In addition to the collateral tenants, the Corona Hills Marketplace Property is shadow anchored by Walmart Supercenter. The Corona Hills Marketplace Property is improved with three retail buildings; one standalone AutoZone Development Corporation building, one building consisting of Vons Companies, Inc. with five other retail spaces, and one building consisting of PetSmart, Inc. and Howard’s Appliances, Inc. with 9 other retail spaces, all located on a 12.28 acre site.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Structural and Collateral Term Sheet	BMO 2025-C12
No. 8 – Corona Hills Marketplace

As of October 17, 2024, the Corona Hills Marketplace Property was 95.0% occupied by 16 tenants, including a cell tower tenant and a parking tenant. No single tenant represents more than 25.5% of underwritten base rent and no single tenant (other than Vons Companies, Inc., which represents 37.4% of the net rentable area) represents more than 16.5% of the net rentable area. The Corona Hills Marketplace Property contains 705 parking spaces yielding a parking ratio of approximately 4.74 spaces per 1,000 square feet of net rentable area.

Major Tenants. The three largest tenants based on underwritten base rent are Vons Companies, Inc. (“Vons”), PetSmart, Inc. (“PetSmart”) and Huan Keng Pan & Li Hua Zhang, d/b/a Flaming Grill & Buffet (“Flaming Grill & Buffet”).

Vons Companies, Inc. (55,650 square feet; 37.4% of NRA; 25.5% of underwritten base rent, Moody’s/S&P/Fitch: Ba2/BB+/NR). Vons operates as a banner of Albertsons Companies (Ba2/BB+/NR), one of the largest food and drug retailers in the nation with over 2,200 stores in 34 states and the District of Columbia. Vons has operated at the Corona Hills Marketplace Property since 1992 and has a lease expiring in December 2028, with two, five-year lease renewal options remaining. Vons’ current base rent is $11.79 per square foot on a NNN basis and will remain the same until the end of the current term. Additionally, Vons pays its pro rata share of real estate taxes, insurance, and common area maintenance expenses. Vons also pays 1.5% of gross sales as percentage rent if 1.5% of gross sales is greater than annual fixed rent and tenant’s share of property taxes. Vons has an exclusive right to sell meats and meat products, fish, poultry, fruits, vegetables and delicatessen products at the Corona Hills Marketplace Property. Additionally, Vons has a go-dark option in its lease; provided, (i) if Vons ceases to operate a supermarket for 9 consecutive months, the borrower has the right to terminate the Vons lease and (ii) if less than 30,000 square feet of the premises is used for a supermarket, the borrower has the right to issue a termination notice that will become effective unless Vons recommits to using at least 30,000 square feet of the premises as a supermarket within 180 days. Vons reported sales of $28.6 million ($515 per square foot) in 2022.

PetSmart, Inc. (24,515 square feet; 16.5% of NRA; 10.3% of underwritten base rent, Moody’s/S&P/Fitch: B2/B+/NR). PetSmart provides a broad range of pet food and products, and offers pet services including training, pet grooming, boarding, PetSmart Doggie Day Camp and in-store pet adoptions. PetSmart operates more than 1,680 pet stores in the United States, Canada and Puerto Rico as well as more than 200 in-store PetsHotel dog and cat boarding facilities. PetSmart has operated at the Corona Hills Marketplace Property since 1994 and has a lease expiring in February 2029, with one, five-year lease renewal option remaining. PetSmart’s current base rent is $10.81 per square foot on a NNN basis and will remain the same until the end of the current term. In addition, PetSmart pays its pro rata share of real estate taxes, insurance, and common area maintenance expenses. Per a February 2003 lease amendment, PetSmart has an ongoing early termination right if gross sales for any consecutive 12-month period are less than 90% of gross sales from the preceding 12-month period. PetSmart pays 1.4% of gross sales over the break point (amount by which the percentage of gross sales for the previous fiscal year exceeds the sum of rent and additional rent) as percentage rent. PetSmart has an exclusive right to sell pets, pet grooming, veterinary and other pet services, pet food, pet accessories and other pet products at the Corona Hills Marketplace Property. Additionally, PetSmart has a go-dark option in its lease; provided, if PetSmart ceases to open for business for (i) 120 consecutive days or (ii) 60 consecutive days and removes substantially all of its inventory, the borrower has the right to issue a termination notice to PetSmart that will become effective no sooner than 30 days from the date of such notice unless PetSmart, within such 30-day period, provides written notice of its intent to resume business within 120 days (in which case the lease will not terminate unless PetSmart fails to resume operations within such 120-day period). PetSmart reported sales of $9.6 million ($391 per square foot) in 2023.

Flaming Grill & Buffet (9,000 square feet; 6.0% of NRA; 10.0% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR). Flaming Grill & Buffet is a family-oriented buffet style restaurant, offering many kid-friendly food items. Flaming Grill & Buffet has operated at the Corona Hills Marketplace Property since 2022 and has a lease expiring in January 2032, with two, five-year lease renewal options remaining. Flaming Grill & Buffet’s current base rent is $27.81 per square foot on a NNN basis and will increase by 3.0% on an annual basis. In addition, Flaming Grill & Buffet pays its pro rata share of real estate taxes, insurance, and common area maintenance expenses. Flaming Grill & Buffet is also required to pay 6.0% of gross sales over a natural break point as percentage rent and report monthly sales within 30 days after the close of each calendar month and annually within 45 days after the close of each lease year. Flaming Grill & Buffet does not have a go-dark option in its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Structural and Collateral Term Sheet	BMO 2025-C12
No. 8 – Corona Hills Marketplace

The following table presents certain information relating to the historical and current occupancy at the Corona Hills Marketplace Property:

Historical and Current Occupancy(1)
2022	2023	Current(2)
90.0%	97.0%	95.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated October 17, 2024.

Appraisal. According to the appraisal, the Corona Hills Marketplace Property had an “as-is” appraised value of $43,500,000 as of November 1, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$43,500,000	6.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated November 6, 2024, there was no evidence of any recognized environmental conditions at the Corona Hills Marketplace Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Structural and Collateral Term Sheet	BMO 2025-C12
No. 8 – Corona Hills Marketplace

The following table presents certain information relating to the major tenants by net rentable area (of which, certain tenants may have co-tenancy provisions) at the Corona Hills Marketplace Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF	Occ. Costs		Lease Expiration Date
Vons(3)(4)(5)	Ba2/ BB+/NR	55,650	37.4%	$11.79	$656,360(6)	25.5%	$515(7)	3.4%	(7)	12/31/2028
PetSmart(8)(9)(10)(11)	B2/B+/NR	24,515	16.5	$10.81	265,007(12)	10.3	$391(13)	4.7%	(13)	2/28/2029
Howard’s Appliances, Inc.(14)(15)	NR/NR/NR	15,120	10.2	$16.23	245,322	9.5	$217(16)	11.0%	(16)	5/31/2029
Flaming Grill & Buffet(17)(18)	NR/NR/NR	9,000	6.0	$28.64	257,760	10.0	NAV	NAV		1/31/2032
Corona Hills Phenix Salon, LLC(19)(20)	NR/NR/NR	6,800	4.6	$28.22	191,923	7.4	NAV	NAV		12/31/2028
Ghassen Hazmi, d/b/a Crown Boardshop	NR/NR/NR	4,500	3.0	$22.51	101,296	3.9	NAV	NAV		MTM
Moore’s Sewing & Vacuum	NR/NR/NR	4,000	2.7	$26.30	105,200	4.1	$394(21)	8.8%	(21)	1/31/2027
Sally Beauty Supply, LLC(22)	NR/NR/NR	2,000	1.3	$29.00	58,000	2.2	NAV	NAV		9/30/2026
Corona Waba Grill, Inc.(23)	NR/NR/NR	2,000	1.3	$36.01	72,024	2.8	NAV	NAV		5/31/2025
Gen Group, LLC, Great Cuts Hair Care	NR/NR/NR	1,950	1.3	$32.58	63,531	2.5	$109(24)	33.4%	(24)	5/31/2029
Top Ten Tenants		125,535	84.4%	$16.06	$2,016,423	78.2%

Non Top Ten Tenants		15,770	10.6	$35.60	561,391	21.8

Occupied Collateral Total / Wtd. Avg.		141,305	95.0%	$18.24	$2,577,814	100.0%

Vacant Space		7,500	5.0

Collateral Total		148,805	100.0%

(1)	Based on the underwritten rent roll dated October 17, 2024 including rent steps totaling $19,381 through October 2025.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Vons has two, five-year lease renewal options remaining.
(4)	Vons has an exclusive right to sell meats and meat products, fish, poultry, fruits, vegetables and delicatessen products at the Corona Hills Marketplace Property.
(5)	Vons has a go-dark provision in its lease.
(6)	Vons is required to pay 1.5% of gross sales as percentage rent if 1.5% of gross sales is greater than the annual fixed rent and tenant’s share of property taxes.
(7)	Vons Sales PSF and Occ. Costs represent fiscal year 2022.
(8)	PetSmart has one, five-year lease renewal option remaining.
(9)	PetSmart has an ongoing early termination right if gross sales for any consecutive 12-month period are less than 90% of gross sales from the preceding 12-month period.
(10)	PetSmart has an exclusive right to sell pets, pet grooming, veterinary and other pet services, pet food, pet accessories and other pet products at the Corona Hills Marketplace Property.
(11)	PetSmart has a go-dark provision in its lease.
(12)	PetSmart pays percentage rent equal to 1.4% of gross sales over the breakpoint.
(13)	PetSmart’s Sales PSF and Occ. Costs represent fiscal year 2023.
(14)	Howard’s Appliances, Inc. has two, five-year lease renewal options remaining.
(15)	Howard’s Appliances, Inc. has the exclusive right to sell major appliances, TV's and related electronic audio and video equipment, mattresses and other accessories at the Corona Hills Marketplace Property.
(16)	Howard’s Appliances, Inc. Sales PSF and Occ. Costs represent fiscal year 2023.
(17)	Flaming Grill & Buffet has two five-year lease renewal options remaining.
(18)	Flaming Grill & Buffet is required to pay 6.0% of gross sales over natural break point as percentage rent and further report monthly sales within 30 days after the close of each calendar month and annually within 45 days after the close of each lease year.
(19)	Corona Hills Phenix Salon, LLC has two, five-year lease renewal options remaining.
(20)	Corona Hills Phenix Salon, LLC has the exclusive right to operate the salon suite concept at the Corona Hills Marketplace Property.
(21)	Moore’s Sewing & Vacuum’s Sales PSF and Occ. Costs represent fiscal year 2023.
(22)	Sally Beauty Supply, LLC’s lease provides that a co-tenancy violation will occur if Vons or a national or regional replacement tenant is closed for a continuous period of 90 days, excluding closures as a result of force majeure, a casualty, condemnation, renovations, alterations or repairs (such renovations, alterations or repairs not to exceed 30 days). In the event that Sally Beauty Supply, LLC was open and operating for business during a co-tenancy violation and not in default under any of the terms or conditions of its lease, then Sally Beauty Supply, LLC has the right to send a 90 day written notice and exercise its right to pay substitute rent (as defined in its lease) to the landlord.
(23)	Corona Waba Grill, Inc. has two, five-year lease renewal options remaining.
(24)	Gen Group, LLC, Great Cuts Hair Care’s Sales PSF and Occ. Costs represent fiscal year 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Structural and Collateral Term Sheet	BMO 2025-C12
No. 8 – Corona Hills Marketplace

The following table presents certain information relating to the lease rollover schedule at the Corona Hills Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	7,500	5.0%	NAP	NAP	7,500	5.0%	NAP	NAP
2025 & MTM	3	7,940	5.3	$216,434	8.4%	15,440	10.4%	$216,434	8.4%
2026	1	2,000	1.3	58,000	2.2	17,440	11.7%	$274,434	10.6%
2027	2	5,500	3.7	177,064	6.9	22,940	15.4%	$451,498	17.5%
2028	4	67,490	45.4	1,053,879	40.9	90,430	60.8%	$1,505,377	58.4%
2029	5	49,375	33.2	814,676	31.6	139,805	94.0%	$2,320,054	90.0%
2030	0	0	0.0	0	0.0	139,805	94.0%	$2,320,054	90.0%
2031	0	0	0.0	0	0.0	139,805	94.0%	$2,320,054	90.0%
2032	1	9,000	6.0	257,760	10.0	148,805	100.0%	$2,577,814	100.0%
2033	0	0	0.0	0	0.0	148,805	100.0%	$2,577,814	100.0%
2034	0	0	0.0	0	0.0	148,805	100.0%	$2,577,814	100.0%
2035	0	0	0.0	0	0.0	148,805	100.0%	$2,577,814	100.0%
2036 & Beyond	0	0	0.0	0	0.0	148,805	100.0%	$2,577,814	100.0%
Total	16	148,805	100.0%	$2,577,814	100.0%
(1)	Based on the underwritten rent roll dated October 17, 2024 including rent steps totaling $19,381 through October 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Structural and Collateral Term Sheet	BMO 2025-C12
No. 8 – Corona Hills Marketplace

The following table presents certain information relating to the operating history and underwritten cash flows at the Corona Hills Marketplace Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents In Place	$2,165,864	$2,518,103	$2,444,843	$2,558,433	$17.19	69.7%
Vacancy Gross Up	0	0	0	117,000	0.79	3.2
Rent Steps(3)	0	0	0	19,381	0.13	0.5
Reimbursements	567,347	829,842	774,510	973,902	6.54	26.5
Net Rental Income	$2,733,211	$3,347,945	$3,219,353	$3,668,716	$24.65	100.0%
(Vacancy/Credit Loss)	0	0	0	(183,436)	(1.23)	(5.0)
Other Income(4)	436	3,172	102	39,620	0.27	1.1
Effective Gross Income	$2,733,647	$3,351,117	$3,219,455	$3,524,900	$23.69	96.1%

Real Estate Taxes	386,735	411,410	411,510	418,816	2.81	11.9
Insurance	52,009	55,108	60,598	62,758	0.42	1.8
Other Expenses	528,337	456,904	533,578	630,274	4.24	17.9
Total Expenses	$967,081	$923,422	$1,005,686	$1,111,847	$7.47	31.5%

Net Operating Income	$1,766,566	$2,427,695	$2,213,769	$2,413,053	$16.22	68.5%

Total TI/LC(5)	0	0	0	74,403	0.50	2.1
Capex/RR	0	0	0	22,321	0.15	0.6

Net Cash Flow	$1,766,566	$2,427,695	$2,213,769	$2,316,330	$15.57	65.7%
(1)	TTM represents the trailing 12-month period ending September 30, 2024.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Underwritten Rent Steps totaling $19,381 through October 2025.
(4)	Other Income includes cell tower income of approximately $30,000 annually and parking income of approximately $9,500 annually.
(5)	Tenant improvements and leasing commissions are underwritten based on $0.25 per square foot each, respectively.

The Market. The Corona Hills Marketplace Property is located in Corona, California. The Corona Hills Marketplace Property is situated approximately 51 miles southeast of Downtown Los Angeles, California and approximately 12 miles southwest of Riverside, California. According to the appraisal, the Corona Hills Marketplace Property is located in the Corona/Eastvale retail submarket within the Inland Empire retail market.

According to the appraisal, the Inland Empire retail market had inventory of approximately 203 million square feet, a vacancy rate of approximately 5.8% and average asking rent of $22.39 per square foot as of the third quarter of 2024. Additionally, according to the appraisal, the Corona/Eastvale retail submarket had inventory of approximately 11.4 million square feet, a vacancy rate of approximately 4.1% and average asking rent of $23.29 per square foot as of the third quarter of 2024.

According to the appraisal, within a one-, three- and five-mile radius of the Corona Hills Marketplace Property, the estimated 2024 population is 22,783, 105,924 and 279,274, respectively. Within the same radii, the estimated 2024 average annual household income is $118,214, $116,961 and $122,988, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Structural and Collateral Term Sheet	BMO 2025-C12
No. 8 – Corona Hills Marketplace

The following table presents certain information relating to comparable retail centers for the Corona Hills Marketplace Property:

Competitive Property Summary(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Total Occupancy	Distance to Subject	Tenant Name
Corona Hills Marketplace 529-591 North McKinley Street Corona, CA	1993 / NAP	148,805(2)	95.0%(2)	-	Vons Companies, Inc. PetSmart, Inc. Howard’s Appliances, Inc.
Temescal Village Plaza 1181-1199 Magnolia Avenue Corona, CA	1983 / 1989	63,606	NAV	3.3 miles	Stater Bros CVS
Sportsman’s Warehouse 2430 Tuscany Street Corona, CA	1985 / NAP	18,000	NAV	7.3 miles	Bath & Body Works, LLC Daiso USA, LLC
1255 Magnolia Avenue 1255 Magnolia Avenue Corona, CA	2004 / NAP	4,680	NAV	3.1 miles	NAV
3840-3848 North McKinley Street 3840-3848 North McKinley Street Corona, CA	1980 / NAP	19,773	NAV	0.7 miles	NAV
13100 Magnolia Avenue 13100 Magnolia Avenue Corona, CA	1986 / NAP	19,500	NAV	1.0 miles	NAV
Confidential NAV NAV	NAV / NAV	79,000	NAV	NAV	Confidential
1931 North Campus Avenue 1931 North Campus Avenue Upland, CA	NAV / NAV	31,125	NAV	25.4 miles	Macy’s
31685 Temecula Parkway 31685 Temecula Parkway Temecula, CA	NAV / NAV	17,347	NAV	42.9 miles	Harbor Freight
Van Buren Boulevard & Rutile Street Van Buren Boulevard & Rutile Street Jurupa Valley, CA	NAV / NAV	50,000	NAV	11.2 miles	Vallarta
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of October 17, 2024.

The Borrowers. The borrowers are GKT Corona Hills LW, L.L.C. and GKT Corona Hills TMI, L.L.C., as tenants-in-common with respect to the Corona Hills Marketplace Mortgage Loan. Each borrower is a Missouri limited liability company and special purpose entity with one independent director.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is E. Stanley Kroenke. E. Stanley Kroenke has extensive real estate experience and is the owner and chairman of Kroenke Sports & Entertainment and The Kroenke Group. Kroenke Sports & Entertainment owns professional sports teams, including the Los Angeles Rams of the National Football League, Denver Nuggets of the National Basketball Association, Colorado Avalanche of the National Hockey League, Colorado Rapids of Major League Soccer and the Colorado Mammoth of the National Lacrosse League. The Kroenke Group is a national, privately held real estate development, investment and property management company focused on developing and managing large retail power centers across the country.

Property Management. The Corona Hills Marketplace Property is managed by TKG Management, Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were not required to escrow any reserves.

Tax Escrows – On each payment date during the occurrence of a Cash Management Trigger Event Period (as defined below) or a Cash Sweep Event Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $34,901. Notwithstanding the foregoing, the borrowers are not required to escrow taxes with respect to any portion of the Corona Hills Marketplace Property for which a tenant is required under its lease to pay applicable taxes directly to the taxing authority so long as (i) the applicable lease is in full force and effect, (ii) the terms of such lease require the tenant to pay all taxes due with respect to its leased premises at the Corona Hills Marketplace Property, (iii) the applicable tenant timely pays all such taxes and, upon request by the lender,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Corona Hills Marketplace

promptly provides to the lender evidence of such payment reasonably acceptable to the lender, and (iv) an event of default is not continuing.

Insurance Escrows – On each payment date during the occurrence of a Cash Management Trigger Event Period or a Cash Sweep Event Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $5,230. Notwithstanding the foregoing, the borrowers are not required to make monthly insurance escrow deposits so long as the Corona Hills Marketplace Property is covered under a blanket or umbrella policy acceptable to the lender. The Corona Hills Marketplace Property is currently covered under a blanket or umbrella policy acceptable to the lender.

Replacement Reserve – On each payment date during the occurrence of a Cash Management Trigger Event Period or a Cash Sweep Event Period, the borrowers are required to make monthly replacement reserve deposits of approximately $1,860.

TI / LC Reserve – On each payment date during the occurrence of a Cash Management Trigger Event Period or a Cash Sweep Event Period, the borrowers are required to make monthly TI/LC reserve deposits of approximately $6,200, provided that such monthly deposits are not required at any time that the balance in the TI/LC reserve account exceeds $372,013.

Critical Tenant TI/LC Reserve – If a Critical Tenant Trigger Event (as defined below) occurs, and until such time the applicable Critical Tenant Trigger Event has been cured, the borrowers are required to deposit with the lender all excess cash flow, which will be held by the lender as additional security for the Corona Hills Marketplace Mortgage Loan.

Lockbox / Cash Management. The Corona Hills Marketplace Mortgage Loan is structured with a springing lockbox and springing cash management. Within five business days after the occurrence of a Cash Management Trigger Event Period, the borrowers or the property manager is required to deliver a notice to all tenants at the Corona Hills Marketplace Property directing them to remit any rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. During the occurrence of any Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender controlled cash management account and applied (i) to make required deposits (if any) into the tax reserve subaccount, (ii) to make required deposits (if any) into the insurance reserve subaccount, (iii) to make required deposits (if any) to the debt service reserve subaccount, (iv) deposit funds sufficient to pay fees and expenses for the cash management bank into the cash management fee subaccount, (v) deposit funds sufficient to pay monthly capital expenditures into the capital expenditure reserve subaccount, (vi) deposit funds sufficient to pay the monthly rollover deposit into the rollover reserve subaccount and (vii) deposit funds sufficient to pay any interest accruing at the default rate, late payment charges and any other amount due and payable under the Corona Hills Marketplace Mortgage Loan documents into the delinquency subaccount. To the extent that no Cash Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Cash Management Trigger Event Period” will commence upon any of the following: (i) the occurrence of an event of default under the Corona Hills Marketplace Mortgage Loan documents; (ii) the borrowers’ second failure in any consecutive twelve month period to pay a monthly debt service payment amount on a payment date; (iii) the bankruptcy of the borrowers; (iv) the bankruptcy of the guarantor; (v) the bankruptcy of the property manager; (vi) a Cash Management DSCR Trigger Event (as defined below); or (vii) a Critical Tenant Trigger Event.

A Cash Management Trigger Event Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) with regard to clause (ii), upon the timely payment of monthly debt service on twelve consecutive payment dates; (c) with regard to clause (iii), upon the bankruptcy action being discharged, stayed or dismissed within 60 days of such filing; (d) with regard to clause (iv), upon the bankruptcy action being discharged, stayed or dismissed within 60 days of such filing; (e) with regard to clause (v), upon the bankruptcy action being discharged, stayed or dismissed within 120 days of such filing; (f) with regard to clause (vi), upon the debt service coverage ratio being at least 1.10x for two consecutive calendar quarters; and (g) with regard to clause (vii), on the date the applicable Critical Tenant Trigger Event is cured.

A “Cash Sweep Event Period” will commence upon any of the following: (i) the occurrence of an event of default under the Corona Hills Marketplace Mortgage Loan documents; (ii) the bankruptcy of the borrowers; (iii) the bankruptcy of the guarantor; (iv) the bankruptcy of the property manager; (v) a Cash Sweep DSCR Trigger Event (as defined below); or (vi) a Critical Tenant Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A Cash Sweep Event Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) with regard to clause (ii), upon the bankruptcy action being discharged, stayed or dismissed within 90 days of such filing; (c) with regard to clause (iii), upon the bankruptcy action being discharged, stayed or dismissed within 90 days of such filing; (d) with regard to clause (iv), upon the bankruptcy action being discharged, stayed or dismissed within 120 days of such filing; (e) with regard to clause (v), upon the debt service coverage ratio being at least 1.10x for two consecutive calendar quarters; and (f) with regard to clause (vi), on the date the applicable Critical Tenant Trigger Event is cured.

A “Critical Tenant Trigger Event” will commence upon any of the following with respect to any Critical Tenant Lease (as defined below): (i) the applicable Critical Tenant (as defined below) gives notice of its intention to terminate or not to extend or renew the applicable Critical Tenant Lease or the applicable Critical Tenant Lease is otherwise terminated; (ii) on or prior to the date that is twelve months prior to the then applicable expiration date under its lease, the related Critical Tenant fails to give irrevocable notice of its election to renew its lease; (iii) on or prior to the date by which the related Critical Tenant is required under its lease to notify the landlord of its election to renew its lease, such Critical Tenant fails to give such notice; (iv) a material non-monetary or monetary event of default occurs under such Critical Tenant Lease; (v) the bankruptcy of the related Critical Tenant or any guarantor of such Critical Tenant Lease occurs; (vi) the related Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease; or (vii) the related Critical Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs); provided, however, that notwithstanding the foregoing provisions, a Critical Tenant Trigger Event will not be deemed to have occurred so long as E. Stanley Kroenke remains the guarantor under the Corona Hills Marketplace Mortgage Loan.

A Critical Tenant Trigger Event will end: (a) with regard to clauses (i), (ii) and (iii) above, on the date that (1) a Critical Tenant Lease Extension (as defined below) is duly executed and delivered by the borrowers and the applicable Critical Tenant for all of the applicable Critical Tenant Space (as defined below) and all tenant improvement costs, leasing commissions and other material costs and expenses related thereto have been satisfied or an amount sufficient to cover any such costs and expenses, as reasonably determined by the lender, has been deposited into the critical tenant TI/LC account or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred with respect to the applicable Critical Tenant Space; (b) with regard to clause (iv), upon a cure of the applicable event of default; (c) with regard to clause (v), when such Critical Tenant ceases to be a debtor in the applicable bankruptcy action or upon the affirmation of the applicable Critical Tenant Lease in the applicable bankruptcy action, provided that in each case the Critical Tenant is actually paying all rents and other amounts due under the applicable Critical Tenant Lease; (d) with regard to clause (vi), when the applicable Critical Tenant re-commences the payment of full unabated rent; or (e) with regard to clause (vii), when the applicable Critical Tenant re-commences its normal business operations at the applicable Critical Tenant Space or a Critical Tenant Space Re-tenanting Event has occurred.

A “Cash Management DSCR Trigger Event” means, any date on which the lender determines the debt service coverage ratio based on the trailing twelve month period immediately preceding the date of such determination is less than 1.10x; provided, however, that a Cash Management DSCR Trigger Event will not be deemed to have occurred if, within five days of written notification to the borrowers, the borrowers deliver to the lender one or more master leases that result in a minimum debt service coverage ratio of 1.25x.

A “Cash Sweep DSCR Trigger Event” means, any date on which the lender determines the debt service coverage ratio based on the trailing twelve month period immediately preceding the date of such determination is less than 1.10x; provided, however, that a Cash Sweep DSCR Trigger Event will not be deemed to have occurred if, within five days of written notification to the borrowers, the borrowers deliver to the lender one or more master leases that result in a minimum debt service coverage ratio of 1.25x.

A “Critical Tenant” means each of (i) PetSmart and (ii) Vons, together with their respective successors and assigns, and any other tenant hereafter occupying all or a portion of the Critical Tenant Space.

A “Critical Tenant Space” means the space demised under a Critical Tenant Lease.

A “Critical Tenant Lease” means each of (i) the PetSmart lease, (ii) the Vons lease, and (iii) any lease entered into pursuant to which a Critical Tenant leases all or a portion of the Critical Tenant Space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A “Critical Tenant Lease Extension” means (i) the exercise by a Critical Tenant of the five year extension right in accordance with the provisions currently set forth in the applicable Critical Tenant Lease or, (ii) if a Critical Tenant Lease contains no such extension right, then the execution by the Critical Tenant and the borrowers of an extension or renewal of such Critical Tenant Lease in accordance with the terms set forth in the Corona Hills Marketplace Mortgage Loan documents for an extended term of not less than five years and otherwise on terms and conditions reasonably acceptable to lender.

A “Critical Tenant Space Re-tenanting Event” means the date upon which all of the following conditions have been satisfied with respect to a Critical Tenant Lease: (i) at least 75% of the related Critical Tenant Space has been leased to one or more replacement tenants for a term of at least five years, at total annual rent equal to or in excess of the total annual rent in effect pursuant to the related Critical Tenant Lease at the time of such Critical Tenant Trigger Event, and otherwise on terms and conditions reasonably acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the related Critical Tenant Space has been paid in full, and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant Space.

Subordinate and Mezzanine Debt. Not permitted.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Plymouth Meeting Executive Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Plymouth Meeting Executive Campus

Plymouth Meeting Executive Campus
1 660 West Germantown Pike Plymouth Meeting, PA
2 620 West Germantown Pike Plymouth Meeting, PA
3 630 West Germantown Pike Plymouth Meeting, PA
4 600 West Germantown Pike Plymouth Meeting, PA
5 610 West Germantown Pike Plymouth Meeting, PA
Norristown
Phoenixville
Collegeville
Trappe
Audubon
King of Prussia
Chesterbrook
Berwyn
Malvern
Wayne
Newtown Township
Broomall
Drexel Hill
Upper Darby
Media
Springfield
Camden
Horsham
Willow Grove
Wyndmoor
Conshohocken
Gladwyne
Ardmore
Haverford
PHILADELPHIA
PENILYN
Cedarbrook Country Club
SEPTA
Bluestone Country Club
School Rd
PA Tpke Northeast Ext.
Blue Bell
Ambler
Skippack Pike
Walton Rd
Wings Field
Broad Axe Shopping Center
The Highlands Park
The Highlands Mansion and Gardens
Broad Axe
Butler Pike
Stenton Ave
Township Line Rd
Pediatric Associates of Plymouth
Norristown Farm Park
Suburban Community Hospital
Northtowne Plaza
Norriton Square
Swede Rd
DeKalb Pike
Germantown Pike
New Hope St
Norristown
Bartasch Park
Fornance St
The 1912 Club
ELM ST.
MAIN ST.
NORRISTOWN TC
Harriet Wetherill Park
Fort Washington State Park
Sunnybrook Golf Course
Philadelphia Cricket Club
Plymouth Meeting Mall
John F. Kennedy Park
Williams
Flourtown Rd
Plymouth Meeting
Pennsylvania Tpke
SEPTA
BRIDGEPORT
Bridgeport
Metroplex Mall
Ridge Pike
Germantown Pike
MONTGOMERY COUNTY
NORRISTOWN
Schuylkill River
IKEA North American Headquarters
Plymouth Square
Whitemarsh Shopping Center
Green Valley Country Club
Whitemarsh Valley Country Club
Chestnut Hill College
Lafayette Hill
Kline Park
King of Prussia
River Rd
Conshohocken Rd
Butler Pike
HUGHES PARK
Sutcliffe Park
Gulph Mills GC
Glaxo Smith Kline
Conshohocken
SPRING MILL
Ridge Pike
Fairmount Park
Union League Liberty Hill
CONSHOHOCKEN
GULPH MILLS
Gulph Mills
West Conshohocken
Schuylkill Expwy
Riverbend Environmental Education Ctr.
SEPTA
Conshohocken Station
Woodmont
PHILADELPHIA
Philadelphia Country Club
MATSON-FORD
Phila. Intl. Airport 20 miles
Gladwyne
MIQUON
PHILADELPHIA COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Plymouth Meeting Executive Campus
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.1%	Net Rentable Area (SF):	521,288
Loan Purpose:	Acquisition	Location:	Plymouth Meeting, PA
Borrower:	PM Properties1, LLC	Year Built / Renovated(4):	Various / Various
Borrower Sponsors:	Harry Adjmi and Carolyn Dayon	Occupancy:	NAP
Interest Rate(2):	7.80138888888890%	Occupancy Date:	NAP
Note Date:	9/26/2024	4th Most Recent NOI (As of):	$9,467,128 (12/31/2022)
Maturity Date:	10/6/2034	3rd Most Recent NOI (As of):	$7,946,431 (12/31/2023)
Interest-only Period:	16 months	2nd Most Recent NOI (As of):	$8,123,356 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$7,678,219 (3/31/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	67.5%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$12,621,708
Call Protection:	L(32),D(81),O(7)	UW Expenses:	$5,463,157
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,158,551
Additional Debt:	Yes	UW NCF:	$6,501,978
Additional Debt Balance(1):	$16,000,000 / $5,000,000	Appraised Value / Per SF(3):	$69,300,000 / $133
Additional Debt Type:	Pari Passu / B-Note	Appraisal Date(3):	7/11/2024

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$69
Taxes:	$122,917	$122,917	N/A	Maturity Date Loan / SF:	$61
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.9%
Replacement Reserves:	$0	$10,860	N/A	Maturity Date LTV:	45.6%
TI / LC Reserve:	$5,000,000	Springing	$5,000,000	UW NCF DSCR:	2.02x
HKR Free Rent Reserve:	$760,670	$0	N/A	UW NOI Debt Yield:	19.9%
Auxilior Free Rent Reserve:	$0	$20,403	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$36,000,000	48.6%	Purchase Price	$65,500,000	88.5%
Borrower Sponsor Equity	17,552,162	23.7	Upfront Reserves	5,883,588	7.9
Other Sources(5)	15,500,000	20.9	Closing Costs	2,668,574	3.6
Subordinate Debt(2)	5,000,000	6.8
Total Sources	$74,052,162	100.0%	Total Uses	$74,052,162	100.0%
(1)	The Plymouth Meeting Executive Campus Mortgage Loan (as defined below) is part of the Plymouth Meeting Executive Campus Whole Loan (as defined below), which is evidenced by two pari passu senior promissory notes and one junior promissory note with an aggregate principal balance of $41,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Plymouth Meeting Executive Campus Whole Loan.
(2)	The Plymouth Meeting Executive Campus loan was modified to split the $41.0 million loan into an A Note of $36.0 million and a B Note of $5.0 million in May 2025. The coupon on the A Note is 7.80138888888890% and B Note is 0.0%.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	See “Portfolio Summary” below.
(5)	See “Permitted Preferred Equity” below.

The Loan. The eighth largest mortgage loan (the “Plymouth Meeting Executive Campus Mortgage Loan”) is part of a fixed rate whole loan (the “Plymouth Meeting Executive Campus Whole Loan”) with an aggregate principal balance of as of the Cut-off Date of $41,000,000, which is secured by the borrower’s fee interest in five office properties, totaling 521,288 square feet, all located in Plymouth Meeting, Pennsylvania (each, a “Plymouth Meeting Executive Campus Property” and collectively, the “Plymouth Meeting Executive Campus Properties”). The Plymouth Meeting Executive Campus Whole Loan was originated on September 26, 2024 by Goldman Sachs Bank USA (“GSBI”) and is comprised of (i) one noncontrolling senior note designated as note A-1 with a principal balance as of the Cut-off Date of $20.0 million, (ii) one noncontrolling senior note designated as note A-2 with a principal balance as of the Cut-off Date of $16.0, and (ii) one controlling subordinate note designated as note B with an outstanding principal balance as of the Cut-off Date of $5.0 million

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(the “Plymouth Meeting Executive Campus Subordinate Companion Loan”) as detailed in the “Whole Loan Summary” table below. Only the Plymouth Meeting Executive Campus Mortgage Loan will be included in the mortgage pool for the BMO 2025-C12 mortgage trust.

The table below identifies the promissory notes that comprise the Plymouth Meeting Executive Campus Whole Loan. The Plymouth Meeting Executive Campus Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 trust securitization. The relationship between the holders of the Plymouth Meeting Executive Campus Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece(2)
Senior Notes
A-1	$20,000,000	$20,000,000	BMO 2025-C12	No
A-2(1)	$16,000,000	$16,000,000	GSBI	No
Junior Note
B	$5,000,000	$5,000,000	GSBI	Yes
Whole Loan	$41,000,000	$41,000,000
(1)	Expected to be contributed to one or more future securitization(s).
(2)	For so long as no Plymouth Meeting Executive Campus control appraisal period is continuing, the holder of the majority (by principal balance) of the subordinate companion loan evidenced by note B and (ii) for so long as a Plymouth Meeting Executive Campus control appraisal period is continuing, the holder of [Note A-1].

The Plymouth Meeting Executive Campus Whole Loan has an initial term of 120 months, is interest only for the first 60 months of the 120-month term, has a remaining term of 114 months (54 of which are interest-only) as of the Cut-Off Date and accrues interest on an Actual/360 basis at a rate of 6.850% per annum.

Loan proceeds, alongside preferred equity, sponsor equity, and a seller reserve credit, were used to acquire the Plymouth Meeting Executive Campus Properties for $65.5 million (62.6% loan-to-purchase price), fund upfront reserves and cover closing costs.

Brandywine, the seller of the Plymouth Meeting Executive Campus Properties, provided seller financing in the form of a $15.5 million preferred equity investment (the “PE Investment”). The PE Investment has a 10-year term with a fixed current-pay coupon of 8.25%, stepping to 9.5% in year 6 and to 11.0% in year 8, and in the final 3 years the PE Investment will amortize on a 25-year schedule. The PE Investment is freely pre-payable at any time.]

The Properties. The Plymouth Meeting Executive Campus Properties are comprised of five office properties in Plymouth Meeting, Pennsylvania, totaling 521,288 square feet. Currently the campus is 69.2% occupied, serving as the headquarters for Auxilior Capital Partners, a commercial finance company, and three public life sciences companies: Harmony Biosciences Holdings, Inc., Accolade, Inc., and Inovio Pharmaceuticals, Inc. The Plymouth Meeting Executive Campus Properties are positioned approximately 20 miles northwest of downtown Philadelphia at the intersection of the Blue Route (I-476) and the Pennsylvania Turnpike (I-276), with a direct connection to the Schuylkill Expressway (I-76). The Plymouth Meeting Executive Campus Properties were originally developed in phases from 1986 through 1990 and have since been renovated with the latest being completed in 2022. Currently all the amenities for the Plymouth Meeting Executive Campus Properties, the gym, game room, and conference center, are located at the 660 West Germantown Pike building, on the north campus. The borrower sponsors are planning to refresh the amenity offerings by building a golf simulator, conference center, fitness center, and eatery in the 620 building to better serve the southern campus, and to refresh and update the fitness center and game room in the 660 building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following information presents certain information relating to the Plymouth Meeting Executive Campus Properties:

Portfolio Summary(1)
Property Name	Year Built / Renovated	SF	% of SF	Occupancy	Appraised Value	Largest Tenant	Largest Tenant %	Largest Tenant Expiration
660 West Germantown Pike	1987 / 2014	161,521	31.0%	89.7%	$24,800,000	Accolade	55.6%	6/30/2027
620 West Germantown Pike	1990 / 2022	90,183	17.3%	81.2%	$12,800,000	Auxilior Capital Partners, Inc.	25.2%	8/31/2031
630 West Germantown Pike	1988 / 2022	89,870	17.2%	60.4%	$11,400,000	Harmony Biosciences, LLC	39.8%	MTM
600 West Germantown Pike	1986 / 2022	89,626	17.2%	34.3%	$10,300,000	American Executive Centers, Inco	16.7%	5/31/2028
610 West Germantown Pike	1986 / 2022	90,088	17.3%	52.1%	$9,900,000	Horst Krekstein	23.2%	8/31/2035
Total		521,288	100.0%		$69,300,000
(1)	Based on the in-place rent roll dated March 2025, inclusive of rent steps through February 2026.

The following information presents certain information relating to the historical and current occupancy of the Plymouth Meeting Executive Campus Properties:

Historical and Current Occupancy(1)
2021(2)	2022	2023	2024	Current(2)
84.5%	86.7%	77.8%	[_]	67.5%
(1)	Historical occupancies represent estimated weighted averages for each respective year, unless otherwise noted.
(2)	Current occupancy is based on the economic occupancy.

Appraisal. According to the appraisals, the Plymouth Meeting Executive Campus Properties had an aggregate “as-is” appraised value of $69,300,000 as of July 11, 2024.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$69,300,000	9.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated July 18, 2024, there was no evidence of any recognized environmental conditions at the Plymouth Meeting Executive Campus Properties.

Major Tenants. The three largest tenants by underwritten base rent at the Plymouth Meeting Executive Campus Property are Accolade, Harmony Biosciences, LLC and Inovio.

Accolade (89,878 square feet; 17.2% of NRA; 28.0% of underwritten base rent): Accolade provides personalized, technology-enabled solutions that help people understand, navigate, and utilize the healthcare system and their workplace benefits. Its customers are primarily employers that use Accolade products to provide employees and their families with a single place to turn for their health, healthcare, and benefits needs. Accolade was acquired by Transcarent in January 2025. The acquisition was finalized in May 2025. Per direct conversations and public reporting Transcarent plans to keep some presence, inclusive of senior executives, at the Plymouth Meeting Executive Campus. At this time there is no exact headcount or SF sizing. The Accolade space had been listed for sublease before the acquisition but have not confirmed any intentions. The tenant has no termination options.

Harmony Biosciences, LLC (35,781 square feet; 6.9% of NRA; 9.8% of underwritten base rent): Harmony Biosciences, LLC is a United States commercial-stage pharmaceutical company dedicated to developing and commercializing therapies for people living with rare neurological disorders who have unmet medical needs. The tenant has no termination options.

Inovio (22,755 square feet; 4.4% of NRA; 7.1% of underwritten base rent): Inovio is a clinical stage biotechnology company that develops and commercializes deoxyribonucleic acid (DNA) medicines to help treat and protect people from

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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diseases associated with human papillomavirus (HPV), cancer, and infectious diseases. The tenant has no termination options.

The following table presents certain information relating to the major tenants at the Plymouth Meeting Executive Campus Properties:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total Base Rent	Lease Exp. Date
Accolade	NR/NR/NR	89,878	17.2%	$35.51	$3,191,568	28.0%	6/30/2027
Harmony Biosciences, LLC(2)	NR/NR/NR	35,781	6.9%	$31.39	$1,123,166	9.8%	6/30/2025
Inovio(2)	NR/NR/NR	22,755	4.4%	$35.51	$808,030	7.1%	12/31/2029
Auxilior Capital Partners, Inc.	NR/NR/NR	22,727	4.4%	$35.33	$802,945	7.0%	8/31/2031
Horst Krekstein	NR/NR/NR	20,884	4.0%	$32.70	$682,889	6.0%	8/31/2035
American Executive Centers, Inco	NR/NR/NR	14,958	2.9%	$30.24	$452,330	4.0%	5/31/2028
Bio-Medical Applications of Penns	NR/NR/NR	11,624	2.2%	$33.56	$390,101	3.4%	6/30/2026
Nationwide Mutual Insurance Company	NR/NR/NR	10,160	1.9%	$36.26	$368,402	3.2%	10/31/2025
Aerotek	NR/NR/NR	7,997	1.5%	$35.55	$284,293	2.5%	11/30/2027
ConcertAI LLC	NR/NR/NR	8,109	1.6%	$34.63	$280,815	2.5%	4/30/2029
Major Tenants		244,873	47.0%	$34.24	$8,384,538	73.4%
Other Tenants		105,229	20.2%	$28.81	$3,031,527	26.6%
Occupied Collateral		350,102	67.2%	$32.61	$11,416,065	100.0%
Vacant Space (Owned)		171,186	32.8%
Total		521,288	100.0%
(1)	Based on the in-place rent roll dated March 2025, inclusive of rent steps through February 2026.
(2)	Harmony Biosciences, LLC is having active discussions to renew its lease. We cannot assure you that the tenant will renew.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Plymouth Meeting Executive Campus

The following table presents certain information relating to the lease rollover schedule at the Plymouth Meeting Executive Campus Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	171,186	32.8%	NAP	NAP	171,186	32.8%	NAP	NAP
2025 & MTM	5	61,329	11.8%	$1,878,791	16.5%	232,515	44.6%	$1,878,791	16.5%
2026	9	46,594	8.9%	$1,323,858	11.6%	279,109	53.5%	$3,202,649	28.1%
2027	10	116,811	22.4%	$4,119,306	36.1%	395,920	76.0%	$7,321,955	64.1%
2028	3	27,273	5.2%	$816,723	7.2%	423,193	81.2%	$8,138,678	71.3%
2029	7	45,524	8.7%	$1,584,427	13.9%	468,717	89.9%	$9,723,105	85.2%
2030	3	6,216	1.2%	$207,126	1.8%	474,933	91.1%	$9,930,231	87.0%
2031	1	22,727	4.4%	$802,945	7.0%	497,660	95.5%	$10,733,176	94.0%
2032	0	0	0.0%	$0	0.0%	497,660	95.5%	$10,733,176	94.0%
2033	0	0	0.0%	$0	0.0%	497,660	95.5%	$10,733,176	94.0%
2034	0	0	0.0%	$0	0.0%	497,660	95.5%	$10,733,176	94.0%
2035	1	20,884	4.0%	$682,889	6.0%	518,544	99.5%	$11,416,065	100.0%
2036 & Beyond	6	2,744	0.5%	$0	0.0%	521,288	100.0%	$11,416,065	100.0%
Total	45	521,288	100.0%	$11,416,065	100.0%
(1)	Based on the underwritten rent roll dated March 2025, inclusive of rent steps through February 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C12
No. 9 – Plymouth Meeting Executive Campus

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Plymouth Meeting Executive Campus Properties:

Historical Operating Performance and Underwritten Net Cash Flow(1)
	2020	2021	2022	2023	2024	TTM March 31, 2025	Underwritten(2)	PSF(3)	%(3)
Base Rental Revenue	$12,863,344	$12,241,629	$13,155,301	$12,196,627	$12,393,465	$12,113,552	$11,416,065	$21.90	61.1%
Credit Tenant Rent Steps	$0	$0	$0	$0	$0	0	$11,691	$0.02	0.1%
Total Commercial Reimbursement Revenue	$1,439,557	$1,402,819	$1,770,931	$1,367,044	$1,333,370	1,117,716	$1,157,686	$2.22	6.2%
Market Revenue from Vacant Units	$0	$0	$0	$0	$0	0	$6,064,139	$11.63	32.5%
Other Revenue	$225,637	$100,246	$357,470	$52,157	$142,367	226,142	$36,266	$0.07	0.2%
Potential Gross Revenue	$14,528,538	$13,744,694	$15,283,702	$13,615,828	$13,869,202	$13,457,410	$18,685,847	$35.85	100.0%
Vacancy Loss	$0	$0	$0	$0	$0	$0	($6,064,139)	($11.63)	-48.0%
Effective Gross Revenue	$14,528,538	$13,744,694	$15,283,702	$13,615,828	$13,869,202	$13,457,410	$12,621,708	$24.21	100.0%
Real Estate Taxes	1,245,017	1,282,681	1,321,265	1,360,723	1,434,875	1,429,392	1,432,853	$2.75	11.4%
Insurance	62,164	69,576	75,428	80,699	133,847	167,530	198,693	$0.38	1.6%
Utilities	845,558	878,000	1,046,877	923,901	876,271	892,389	817,842	$1.57	6.5%
Repairs & Maintenance	511,696	536,389	531,356	521,538	503,694	574,841	586,413	$1.12	4.6%
Janitorial	58,128	54,633	65,294	71,609	597,088	389,333	58,980	$0.11	0.5%
Management Fee	465,863	467,027	487,177	499,017	586,347	655,792	378,651	$0.73	3.0%
Payroll (Office, Security, Maintenance)	432,623	355,943	353,884	367,779	434,126	453,085	42,166	$0.08	0.3%
General and Administrative - Direct	613,384	701,237	686,288	579,785	569,225	426,560	347,946	$0.67	2.8%
Other Expenses	1,222,515	1,250,449	1,249,005	1,264,346	610,373	790,269	1,599,613	$3.07	12.7%
Total Expenses	$5,456,948	$5,595,935	$5,816,574	$5,669,397	$5,745,846	$5,779,191	$5,463,157	$10.48	43.3%
Net Operating Income	$9,071,590	$8,148,759	$9,467,128	$7,946,431	$8,123,356	$7,678,219	$7,158,551	$13.73	56.7%
Replacement Reserves	0	0	0	0	0	0	130,322	$0.25	1.0%
TI/LC	0	0	0	0	206,143	718,313	526,252	$1.01	4.2%
Net Cash Flow	$9,071,590	$8,148,759	$9,467,128	$7,946,431	$7,917,213	$6,959,906	$6,501,978	$12.47	51.5%
(1)	Based on the underwritten rent roll dated March 2025, inclusive of rent steps through February 2026.
(2)	PSF is based on 521,288 SF.
(3)	% column represents percent of Potential Gross Revenue for revenue lines and percent of Effective Gross Income for all remaining fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C12
No. 9 – Plymouth Meeting Executive Campus

The Market. The Plymouth Meeting Executive Campus Properties are located in the Plymouth Mtg/Blue Bell office submarket of the greater Philadelphia market. According to a third-party report, submarket vacancy was 19.5% and Market Rent PSF was $27.45, as of Q2 2025 in the Plymouth Mtg/Blue Bell office submarket.

The following table presents certain information regarding competitive sales of the Plymouth Meeting Executive Campus Properties:

Comparable Sales(1)
Property Name	City / State	SF	Built / Renovated	Sale Date	Stabilized Sale Price	Occupancy	Cap Rate
Plymouth Meeting Executive Campus	Plymouth Meeting, PA	521,288	Various / Various	NAP	NAP	67.5%	NAP
One, Two and Three Bala Plaza	Bala Cynwyd, PA	1,122,154	1967 / 1982	November 2023	$185,000,000	91%	8.35%
One Tower Bridge	Conshohocken, PA	271,215	1989 / NAP	March 2023	$76,750,000	92%	7.98%
The Forge	King Of Prussia, PA	156,862	1981 / 2020	January 2023	$28,000,000	93%	10.01%
440-460 E Swedesford Road	Wayne, PA	150,466	1978 / 2019	October 2022	$36,820,000	95%	8.42%
980 at Blue Bell	Blue Bell, PA	149,476	1985 / 2019	February 2022	$36,500,000	87%	7.30%
(1)	Source: Appraisal.

The Borrower. The borrower is PM Properties1, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Plymouth Meeting Executive Campus Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Harry Adjmi and Carolyn Dayon.

Property Management. The Plymouth Meeting Executive Campus Properties are managed by PMEM, LLC, which is wholly owned and managed by Carolyn Dayon, one of the borrower sponsors and non-recourse carveout guarantors.

Escrows and Reserves. At loan origination, the borrower deposited (i) approximately $122,917 into a tax reserve, (ii) $5,000,000 into a tenant improvement and leasing commission reserve, and (iii) approximately $760,670 into an unfunded obligations reserve in connection with free rent and abated rent for Horst Krekstein & Runyon LLC, a tenant at the Plymouth Meeting Executive Campus Properties.

Tax Reserve - On each payment date, the borrower is required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $119,404).

Insurance Reserve - On each payment date, the borrower is required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $16,558); provided, however, such insurance reserve will be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Plymouth Meeting Executive Campus Whole Loan documents, there is no continuing event of default and the borrower provides timely evidence of payment of the applicable premiums. At origination, there was no such blanket policy in place.

Capital Expenditure Reserve - On each payment date, the borrower is required to fund a capital expenditure reserve in the amount of approximately $10,860.

TI / LC Reserve - If at any time during the term of the Plymouth Meeting Executive Campus Whole Loan, the amount on deposit in the tenant improvement and leasing commission reserve (excluding amounts deposited therein in respect of termination proceeds pursuant to the Plymouth Meeting Executive Campus Whole Loan documents) is less than $4,000,000, on each payment date thereafter, the borrower is required to fund the tenant improvement and leasing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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commission reserve in the amount of approximately $65,161; provided, however, that so long as no event of default or Plymouth Meeting Executive Campus Critical Tenant Trigger Event (as defined below) is continuing, the borrower is only required to continue funding the tenant improvement and leasing commission reserve until the balance therein is equal to or greater than $5,000,000.

Unfunded Obligations Reserve - Commencing on the payment date occurring in November 2024 and continuing thereafter, on each payment date through and including October 2025, the borrower is required to deposit equal monthly installments of $20,402.69 into the unfunded obligations account in connection with free and abated rent for Auxilior Capital Partners, Inc., a tenant at the Plymouth Meeting Executive Campus Properties.

Critical Tenant Reserve – Following the occurrence of a Plymouth Meeting Executive Campus Critical Tenant Trigger Event and while the related Plymouth Meeting Executive Campus Trigger Period continues (and provided no other Plymouth Meeting Executive Campus Trigger Period then exists), all excess cash flow after payment of debt service, required reserves and budgeted operating expenses must be deposited into a critical tenant reserve in accordance with the Plymouth Meeting Executive Campus Whole Loan documents.

In addition, the borrower will have the option, but not the obligation, in its sole discretion, within 10 business days of receipt of notice from the lender of the occurrence of a Plymouth Meeting Executive Campus Critical Tenant Trigger Event or any time thereafter during the existence of a Plymouth Meeting Executive Campus Trigger Period resulting from a Plymouth Meeting Executive Campus Critical Tenant Trigger Event, to deposit into the critical tenant reserve Plymouth Meeting Executive Campus Security (as defined below) without the obligation to pay a prepayment fee or penalty (based on the yield maintenance premium or otherwise) or to complete a partial defeasance. Any such Plymouth Meeting Executive Campus Security is required to be held in the critical tenant reserve or with the lender, as applicable, and, to the extent timely made, a Plymouth Meeting Executive Campus Trigger Period will not commence as a result of a Plymouth Meeting Executive Campus Critical Tenant Trigger Event and, to the extent made following the commencement and during the existence of a Plymouth Meeting Executive Campus Trigger Period resulting solely from a Plymouth Meeting Executive Campus Critical Tenant Trigger Event, such Plymouth Meeting Executive Campus Trigger Period will no longer be deemed to exist. To the extent the borrower fails to timely make any of the deposits when required in the Plymouth Meeting Executive Campus Whole Loan documents, a Plymouth Meeting Executive Campus Trigger Period will immediately commence and excess cash flow will be deposited in the critical tenant reserve in accordance with the Plymouth Meeting Executive Campus Whole Loan documents, provided, to the extent the cash management account has not yet been established as of any payment date during the continuance of any related Plymouth Meeting Executive Campus Trigger Period, the borrower is required to deposit into the Plymouth Meeting Executive Campus Critical Tenant Account, as of such payment date, all excess cash flow which would otherwise be deposited into this critical tenant reserve as described in the Plymouth Meeting Executive Campus Whole Loan documents, as evidenced by the monthly operating statements delivered to the lender in accordance with such documents.

“Plymouth Meeting Executive Campus Security” means any combination of (i) one or more letters of credit, and/or (ii) cash collateral posted by the borrower to a collateral account designated by the lender.

Lockbox and Cash Management. The Plymouth Meeting Executive Campus Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants of each Plymouth Meeting Executive Campus Property to directly deposit all rents into one or more lender-controlled lockbox accounts. In addition, the borrower is required to cause all revenues relating to the Plymouth Meeting Executive Campus Properties and all other money received by the borrower or the property manager with respect to the Plymouth Meeting Executive Campus Properties (other than tenant security deposits) to be deposited into such lockbox accounts or a lender-controlled cash management account (to the extent there is a continuing cash management period) within one business day of receipt thereof. On each business day that no Plymouth Meeting Executive Campus Trigger Period or event of default is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Plymouth Meeting Executive Campus Trigger Period or event of default is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a Plymouth Meeting Executive Campus Trigger Period or an event of default, all amounts on deposit in the cash management account after payment of debt service, required reserves (including the critical tenant reserve following the occurrence of a Plymouth Meeting Executive Campus Critical Tenant Trigger Event as described above under “Escrows and Reserves” above, and including monthly distributions owed in connection with any Permitted

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Plymouth Meeting Executive Campus

Preferred Equity (as defined below) as described under “Permitted Preferred Equity” below) and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Plymouth Meeting Executive Campus Whole Loan.

A “Plymouth Meeting Executive Campus Trigger Period” means each period (a) (i) commencing when the debt yield (as calculated under the Plymouth Meeting Executive Campus Whole Loan documents), determined as of the first day of any fiscal quarter, is less than 14.50%, and (ii) ending when the debt yield (as calculated under the Plymouth Meeting Executive Campus Whole Loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter is equal to or greater than 14.50%, (b) (i) commencing if the financial reports required under the Plymouth Meeting Executive Campus Whole Loan documents are not delivered to the lender as and when required, and (ii) ending when such reports are delivered and they indicate, in fact, that no Plymouth Meeting Executive Campus Trigger Period is ongoing, (c) (i) commencing upon the occurrence of an event of default under any Permitted Preferred Equity (inclusive of any applicable notice and cure or grace period), and (ii) ending when such event of default under any Permitted Preferred Equity is cured or waived by the holder of such Permitted Preferred Equity, and (d) (i) commencing upon the occurrence of a Plymouth Meeting Executive Campus Critical Tenant Trigger Event, and the failure of the borrower to timely post security with respect to the critical tenant reserve as described the Plymouth Meeting Executive Campus Whole Loan documents and (ii) ending upon the earlier to occur of (A) the satisfaction of the applicable Plymouth Meeting Executive Campus Critical Tenant Trigger Event disbursement conditions or (B) the amount on deposit in the critical tenant reserve, as a result of the related Plymouth Meeting Executive Campus Critical Tenant Trigger Event, is equal to or greater than the Plymouth Meeting Executive Campus Critical Tenant Deposit Amount (as defined below).

“Plymouth Meeting Executive Campus Critical Tenant Deposit Amount” means an amount equal to 35 times the rentable square feet of the Plymouth Meeting Executive Campus Critical Tenant Space (as defined below) which is subject to the Plymouth Meeting Executive Campus Critical Tenant Trigger Event.

A “Plymouth Meeting Executive Campus Critical Tenant Trigger Event” means each period: (i) (a) commencing on the date of a bankruptcy filing by or against any Plymouth Meeting Executive Campus Critical Tenant (as defined below) or the guarantor under its Plymouth Meeting Executive Campus Critical Tenant Lease (as defined below) or any such Plymouth Meeting Executive Campus Critical Tenant or guarantor is deemed legally insolvent or otherwise makes a general assignment for the benefit of creditors (unless the lender has received reasonable satisfactory evidence, in the case of a bankruptcy, that the applicable Plymouth Meeting Executive Campus Critical Tenant has affirmed its Plymouth Meeting Executive Campus Critical Tenant Lease in bankruptcy and such Plymouth Meeting Executive Campus Critical Tenant Lease is in full force and effect, and such Plymouth Meeting Executive Campus Critical Tenant is paying unabated rent under such Plymouth Meeting Executive Campus Critical Tenant Lease), and (b) ending when either (1) any bankruptcy case is dismissed, the Plymouth Meeting Executive Campus Critical Tenant thereunder is paying normal monthly rent and otherwise is in compliance with the terms of its Plymouth Meeting Executive Campus Critical Tenant Lease and has provided an updated estoppel certificate acceptable to the lender, (2) such Plymouth Meeting Executive Campus Critical Tenant affirms its Plymouth Meeting Executive Campus Critical Tenant Lease or assumes its Plymouth Meeting Executive Campus Critical Tenant Lease during the bankruptcy proceeding and the related Plymouth Meeting Executive Campus Critical Tenant is paying normal monthly rent and is otherwise in compliance with the terms of its Plymouth Meeting Executive Campus Critical Tenant Lease and has provided an updated estoppel certificate acceptable to the lender or (3) the applicable Plymouth Meeting Executive Campus Critical Tenant Lease is terminated, and (i) at least 50% of the equivalent and previously unoccupied square footage at the Plymouth Meeting Executive Campus Properties is leased to one or more approved substitute leases (as defined in the Plymouth Meeting Executive Campus Whole Loan documents), and (ii) the debt yield (as calculated under the Plymouth Meeting Executive Campus Whole Loan documents) is greater than 14.50% (collectively, the satisfaction of the conditions set forth in this clause (3) is the "Releasing Condition"); (ii) (a) commencing on the date that any Plymouth Meeting Executive Campus Critical Tenant either (1) gives notice of an intent to terminate its Plymouth Meeting Executive Campus Critical Tenant Lease or vacate at least 30% of its Plymouth Meeting Executive Campus Critical Tenant Space or (2) goes dark, discontinues its operations or business in at least 30% of its Plymouth Meeting Executive Campus Critical Tenant Space, vacates or is otherwise not in occupancy of at least 70% of its Plymouth Meeting Executive Campus Critical Tenant Space, excluding any temporary discontinuance of its business (a “Plymouth Meeting Executive Campus Critical Tenant Vacating Trigger Event”), and (b) ending when either (1) in connection with clause (ii) (a) (1) above, such Plymouth Meeting Executive Campus Critical Tenant has withdrawn any notice of termination or vacation or, in connection with clause (ii) (a) (2) above, such Plymouth Meeting Executive Campus Critical Tenant has recommenced its business and operations in at least 50% of its Plymouth Meeting Executive Campus Critical Tenant Space; provided, however, if the Plymouth Meeting Executive Campus Critical Tenant recommences its operations in less than

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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100% of its Plymouth Meeting Executive Campus Critical Tenant Space, the amount reserved with the lender as described under “Critical Tenant Reserve” above, as a result of the related Plymouth Meeting Executive Campus Critical Tenant Trigger Event, is not less than the Plymouth Meeting Executive Campus Critical Tenant Deposit Amount and in the case of either scenario set forth in this subsection (b)(1), the applicable Plymouth Meeting Executive Campus Critical Tenant is paying full monthly rent and has provided an updated estoppel certificate reasonably satisfactory to the lender, or (2) the applicable Plymouth Meeting Executive Campus Critical Tenant Lease is terminated and the Releasing Condition is satisfied; or (iii) (a) commencing on the date of the occurrence of a monetary event of default or material non-monetary event of default by a Plymouth Meeting Executive Campus Critical Tenant under any Plymouth Meeting Executive Campus Critical Tenant Lease beyond any applicable cure or grace period, and (b) ending when either (1) such event of default has been cured, as determined in the reasonable discretion of the lender, and no other monetary event of default exists under the applicable Plymouth Meeting Executive Campus Critical Tenant Lease for a consecutive period of not less than three calendar months or (2) the applicable Plymouth Meeting Executive Campus Critical Tenant Lease has been terminated and the Releasing Condition is satisfied.

A “Plymouth Meeting Executive Campus Critical Tenant” means (i) Accolade and/or (ii) any future tenant (whether one or more) which is subject to a Plymouth Meeting Executive Campus Critical Tenant Lease.

“Plymouth Meeting Executive Campus Critical Tenant Space” means the leased premises occupied by any Plymouth Meeting Executive Campus Critical Tenant pursuant to its Plymouth Meeting Executive Campus Critical Tenant Lease.

A “Plymouth Meeting Executive Campus Critical Tenant Lease” means (i) the Accolade lease and/or (ii) any future lease (whether one or more) that accounts for 15% or more of the annual revenues generated by the Plymouth Meeting Executive Campus Properties.

Subordinate and Mezzanine Debt. The Plymouth Meeting Executive Campus Subordinate Companion Loan has an outstanding principal balance as of the Cut-off Date of $5.0 million, and accrues interest at a fixed rate of 0.0% per annum. For additional information, see “Description of the Whole Pool—The Whole Loans—The Serviced AB Whole Loans— Plymouth Meeting Executive Campus Whole Loan” in the Preliminary Prospectus.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Permitted Preferred Equity. The Plymouth Meeting Executive Campus Whole Loan documents permit [future] preferred equity in the maximum amount of $15,500,000 subject to the satisfaction of certain conditions (the “Permitted Preferred Equity”) including, among others, (i) no event of default exists, (ii) the lender's reasonable pre-approval of the language to be contained in the sole member's organizational documents and any other documentation as evidence of the Permitted Preferred Equity and the rights of the holder in relation thereto, including those provisions which detail the holder's ability to assume ownership control of the borrower, (iii) the holder is not permitted at any time the Plymouth Meeting Executive Campus Whole Loan remains outstanding to sell or transfer its rights in the Permitted Preferred Equity except as otherwise permitted pursuant to the Plymouth Meeting Executive Campus Whole Loan documents and any other documents entered in relation thereto with or in favor of the lender, (iv) if required by the lender, the holder of the Permitted Preferred Equity and the lender enter into and execute a recognition agreement in form and substance reasonably acceptable to the lender, (v) the holder of the Permitted Preferred Equity may not exercise its rights in relation thereto without satisfying the requirements under the Plymouth Meeting Executive Campus Whole Loan documents, (vi) the outside redemption date for such Permitted Preferred Equity is 10 years from the origination date, (vii) the maximum return rate for such Permitted Preferred Equity is (a) 8.25% for years 1 through 5, (b) 9.5% for years 6 and 7, and (c) during years 8 through 10, an amount equivalent to principal and interest payments that would be due based upon an 11% interest rate, and an amortization schedule of 25 years, (viii) as a condition to exercising any right to cause a change in control of the borrower, there is an assumption of guaranties and indemnities made in relation to the Plymouth Meeting Executive Campus Whole Loan by a party acceptable to the lender in its sole discretion (it being understood that the borrower sponsors’ (a) guaranty of the Recourse Portion (as defined in the Plymouth Meeting Executive Campus Whole Loan documents), and (b) their covenants and obligations to the lender under the guaranty will survive any such assumption of ownership control of the borrower by the holder of any Permitted Preferred Equity), (ix) the repayment of the Permitted Preferred Equity and the rights which may be exercised in relation thereto will be expressly subordinate to the Plymouth Meeting Executive Campus Whole Loan, and (x) delivery of a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C12
No. 9 – Plymouth Meeting Executive Campus

Partial Release. The borrower may obtain the release of one or more individual Plymouth Meeting Executive Campus Properties from the lien of the Plymouth Meeting Executive Campus Whole Loan upon satisfaction of the terms and conditions set forth in the Plymouth Meeting Executive Campus Whole Loan documents (any such event being a "Partial Release Event"), which include but are not limited to: (i) no event of default exists, unless the completion of such Partial Release Event will result in the cure of all events of default, as applicable and in each case, as determined by the lender in its reasonable discretion, (ii) the borrower either prepays the Plymouth Meeting Executive Campus Whole Loan in accordance with the Plymouth Meeting Executive Campus Whole Loan documents or, after the expiration of the Plymouth Meeting Executive Campus Lockout Period (as defined below), partially defeases the Plymouth Meeting Executive Campus Whole Loan, in each case in an amount equal to the applicable release price for the applicable individual Plymouth Meeting Executive Campus Property, (iii) the borrower delivers a REMIC opinion and a rating agency confirmation, (iv) the borrower delivers evidence, satisfactory to the lender, such that after giving effect to such Partial Release Event, the in-place occupancy of the remaining Plymouth Meeting Executive Campus Properties is 85% or greater as of the date of the proposed Partial Release Event, (v) after giving effect to such Partial Release Event, (a) the debt service coverage ratio for the remaining Plymouth Meeting Executive Campus Properties is no less than the greater of (1) the debt service coverage ratio as of origination or (2) the debt service coverage ratio of the Plymouth Meeting Executive Campus Properties immediately prior to such Partial Release Event, (b) the debt yield for the remaining Plymouth Meeting Executive Campus Properties is no less than the greater of (1) the debt yield as of origination or (2) the debt yield immediately prior to such Partial Release Event, (vi) the borrower has paid all reasonable costs and out-of-pocket expenses of the lender actually incurred in connection with the Partial Release Event and (vi) satisfaction of customary REMIC requirements.

“Plymouth Meeting Executive Campus Lockout Period” means the period from the Plymouth Meeting Executive Campus Whole Loan origination date to but excluding the first payment date following the earlier to occur of (i) September 26, 2027 and (ii) the second anniversary of the date on which the entire Plymouth Meeting Executive Campus Whole Loan (including any subordinated interest therein) has been securitized pursuant to a securitization or series of securitizations.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

Cress Creek Square Shopping Center
702-764 Royal Saint George Drive
Naperville, IL 60563
Wheaton
Warrenville
Lisle
Aurora
Naperville
Bolingbrook
Fermilab
St. James Farm Preserve
Blackwell Forest Preserve
Danada Square West
Rice Lake Square
Danada Square East
Butterfield Rd
Batavia Rd
Ellison Technologies
Arrowhead Golf CLub
Danada Forest Preserve
Winfield Rd
Herrick Rd
Naperville Rd
Leask Ln
Herrick Lake Forest Preserve
Warrenville Rd
Nokia (Formerly Alcatel-Lucent: Bell Labs)
Ferry Rd
Exelon Generation Reg. HQ
BP Company Headquarters
Fuel Tech
International Motors
Chicago 25 miles
Reagan Memorial Tollway
Northwestern Medicine
Egen
Wilton Industries Corporate Office
Diehl Rd
Nalco Company HQ
The Hartford
McDowell Grove Forest Preserve
Country Lakes Golf Course
Iroquois Center
Brookdale Rd
Raymond Dr
DU PAGE COUNTY
Cress Creek Country Club
Mill St
Washington St
METRA BNSF LINE
Sea Lion Aquatic Park
Ogden Ave
Aurora Rd.
Route 59
RiverWest Plaza
Naperville
Maple Ave
Naperville Country Club
Burlington Park
DOWNTOWN NAPERVILLE
North Central College
Green Trails Shopping Center
Benedictine University
Jefferson Ave
Chicago Ave
Centennial Park
Millennium Carillon
Naperville City Hall
Wentz Concert Hall & Fine Arts Center
Seven Bridges Golf Club
Westridge Court
Pacifica Square
Aurora Ave
Olesen Dr
Naper Blvd
College Rd
Naper West Plaza
Fox Valley Mall
Walter Payton Mem. Hwy
West St
Edward Hospital
Hobson Rd
Aurora Marketplace
Springbrook Prairie Pavilion
Rickert Dr
Market Meadows Shopping Center
75th St
Weinrll Rd
Springbrook Prairie Forest Preserve
87th St
E. 87th St
Lisson Rd
WILL COUNTY
Royce Rd
Knoch Knolls Rd
Royce Homestead Park
Rivercrest Estates Park
95th St
Maple Park Place
Two Rivers Plaza
Boughton Rd
Lake Michigan
CHICAGO
Elgin
Schaumburg
St. Charles
Wheaton
Aurora
Naperville
Bolingbrook
Cicero
Oswego
Romeoville
Palatine
Skokie
Evanston
Oak Park
Berwyn
Elmhurst
Lombard
Burbank
Oak Lawn
Orland Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,000,000	Title:	Fee
Cut-off Date Principal Balance:	$19,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.9%	Net Rentable Area (SF):	144,447
Loan Purpose:	Refinance	Location:	Naperville, IL
Borrower:	Cress Creek L.L.C.	Year Built / Renovated:	1987 / NAP
Borrower Sponsor:	Arthur Goldner	Occupancy:	97.8%
Interest Rate:	6.83000%	Occupancy Date:	3/24/2025
Note Date:	4/30/2025	4th Most Recent NOI (As of):	$1,943,650 (12/31/2022)
Maturity Date:	5/6/2035	3rd Most Recent NOI (As of):	$1,985,399 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,948,004 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$1,945,628 (TTM 2/28/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$2,907,993
Call Protection:	L(11),YM1(102),O(7)	UW Expenses:	$741,400
Lockbox / Cash Management:	Springing	UW NOI:	$2,166,592
Additional Debt:	No	UW NCF:	$2,051,035
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$31,800,000 / $220
Additional Debt Type:	N/A	Appraisal Date:	4/4/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$132
Taxes:	$102,776	$24,471	N/A	Maturity Date Loan / SF:	$124
Insurance:	$47,600	$4,121	N/A	Cut-off Date LTV:	59.7%
Replacement Reserve:	$0	$1,806	N/A	Maturity Date LTV:	56.5%
TI / LC Reserve:	$0	$7,824	N/A	UW NCF DSCR:	1.38x
Immediate Repairs:	$40,438	$0	N/A	UW NOI Debt Yield:	11.4%
Other Reserve(2):	$0	$8,333	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,000,000	100.0%	Loan Payoff	$14,149,689	74.5%
			Return of Equity	3,987,843	21.0%
			Closing Costs	671,654	3.5
			Upfront Reserves	190,813	1.0%
Total Sources	$19,000,000	100.0%	Total Uses	$19,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Other reserves of $8,333 monthly represent critical tenant rollover reserves for Binny’s Liquors and Fresh Thyme.

The Loan. The tenth largest mortgage loan (the “Cress Creek Square Shopping Center Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $19,000,000 and is secured by the borrower’s fee interest in an anchored retail shopping center located in Naperville, Illinois (the “Cress Creek Square Shopping Center Property”). The Cress Creek Square Shopping Center Mortgage Loan was originated on April 30, 2025 by LMF Commercial, LLC (“LMF”) and proceeds were used to pay off existing debt of approximately $14,149,689, pay closing costs of approximately $671,654, fund upfront reserves totaling $190,813 and return equity to the borrower of approximately $3,987,843.

The Cress Creek Square Shopping Center Mortgage Loan accrues interest at a fixed rate of 6.83000% per annum on an Actual/360 basis, has a 10-year original term and is interest only for the first five years and thereafter, the Cress Creek Square Shopping Center Mortgage Loan becomes amortizing on a 30 year schedule for the final five years. The scheduled maturity date of the Cress Creek Square Shopping Center Mortgage Loan is May 6, 2035.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

The Property. The Cress Creek Square Shopping Center Property is a 144,447 square foot grocery-anchored retail community center located in Naperville, Illinois. The Cress Creek Square Shopping Center Property was originally constructed in 1987 and is improved with two, single-story buildings, situated on a 19.05 acre site. The Cress Creek Square Shopping Center Property is anchored by Binny’s Liquors and Fresh Thyme. Other prominent tenants include UFC Gym Naperville, Hartland Medical Naperville, X-Golf Naperville LLC, Edward Health Ventures and CFG Naperville LLC.

As of March 24, 2025, the Cress Creek Square Shopping Center Property was 97.8% occupied by 25 tenants. No single tenant represents more than 20.2% of underwritten base rent and only Binny’s Liquors occupies more than 19.8% of the net rentable area. The Cress Creek Square Shopping Center Property contains 575 parking spaces yielding a parking ratio of approximately 3.98 spaces per 1,000 square feet of rentable area.

Major Tenants. The three largest tenants based on underwritten base rent are Binny’s Liquors, Fresh Thyme and UFC Gym Naperville.

Binny’s Liquors (29,922 square feet; 20.7% of NRA; 14.4% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR). Established in 1948 by Harold Binstein as Gold Standard Liquors near Wrigley Field, Binny’s Liquors has grown to become the Midwest's largest retailer of wine, spirits, beer, and cigars. Binny’s Liquors has operated at the Cress Creek Square Shopping Center Property since 1993 and has a lease expiring in May 2030, with eight, five-year lease renewal options remaining. Binny’s Liquors current base rent is $11.00 per square foot on a NNN basis and will remain the same until the end of the current term. Additionally, Binny’s Liquors pays its pro rata share of insurance, common area maintenance expenses with 10.0% administrative fees and its share of real estate taxes. Binny’s Liquors has an exclusive right to sell packaged alcoholic beverages and cigars at the Cress Creek Square Shopping Center Property (except to the extent alcoholic beverages are sold by a general grocery store exceeding 25,000 square feet and provided the alcoholic beverage display and sales area does not exceed 1,500 square feet of total floor space). Binny’s Liquors is required to report sales within 60 days after the end of each lease year. The lease to Binny’s Liquors is guaranteed by Gold Standard Enterprises, Inc.

Fresh Thyme (28,655 square feet; 19.8% of NRA; 20.2% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR). Headquartered in Downers Grove, Illinois, Fresh Thyme is a grocery store offering a wide selection of fresh, local, and organic produce and meat alongside a variety of national brands and local favorites. Fresh Thyme operates approximately 70 stores across the United States, located in several states such as Illinois, Indiana, Kentucky, Michigan, Minnesota, Missouri, Nebraska, Ohio, and Pennsylvania, among others. Meijer Companies, Ltd. is the lease guarantor and has an ownership interest in Fresh Thyme which officially operates as Lakes Venture, LLC. Meijer Companies, Ltd. operates approximately 240 grocery stores and 200 gas stations throughout the United States. Fresh Thyme has operated at the Cress Creek Square Shopping Center Property since 2015 and has a lease expiring in September 2030, with three, five-year lease renewal options remaining. Fresh Thyme’s current base rent is $14.75 per square foot on a NNN basis and will increase to $16.12 per square foot in October 2025. In addition, Fresh Thyme pays its pro rata share of insurance, common area maintenance expenses with 7.0% administrative fees and its share of real estate taxes. Fresh Thyme has the right to operate a grocery store, meat or seafood market, produce market, natural or health food store, vitamin and supplements store, health or beauty products store, wine, beer and/or liquor store, or a full-service bakery or delicatessen at the Cress Creek Square Shopping Center Property. Further, Fresh Thyme has the option to go dark at any time and the landlord has the right (if Fresh Thyme is dark for more than 90 consecutive days excluding periods of inoperation due to “Exempted Discontinuance” as defined in its lease) to terminate the lease upon a 60 day written notice to Fresh Thyme.

UFC Gym Naperville (11,979 square feet; 8.3% of NRA; 6.6% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR). UFC Gym Naperville is a fitness facility that offers a variety of classes and amenities, including HIIT sessions, boxing conditioning, Brazilian Jiu-Jitsu, personalized coaching, and recovery services such as cryotherapy and HydroMassage chairs. UFC Gym Naperville has operated at the Cress Creek Square Shopping Center Property since 2017 and has a lease expiring in August 2029, with one five-year lease renewal option remaining. UFC Gym Naperville’s current base rent is $11.50 per square foot on a NNN basis and will increase to $12.50 per square foot in September 2025, $13.50 per square foot in September 2026, $13.77 per square foot in September 2027, and $14.05 per square foot in September 2028. In addition, UFC Gym Naperville pays its pro rata share of insurance, common area maintenance expenses with 10.0% administrative fees and its share of real estate taxes. UFC Gym Naperville is required to report annual gross sales. Additionally, UFC Gym Naperville has an exclusive right to run a martial arts studio at the Cress Creek Square Shopping Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

The following information presents certain information relating to the historical occupancy of the Cress Creek Square Shopping Center Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
90.0%	95.0%	92.0%	97.8%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of March 24, 2025.

Appraisal. According to the appraisal, the Cress Creek Square Shopping Center Property had an “as-is” appraised value of $31,800,000 as of April 4, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$31,800,000	7.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated April 10 2025, GRS Group, identified a controlled recognized environmental condition related to a One Hour Cleaners located at 790 Royal St George Drive - Suite 109, which is within the Cress Creek Square Shopping Center Property. According to a review of records, a Focused Subsurface Site Investigation & Remediation Objectives Report was submitted in 2006 associated with the drycleaning operation. Based on the documents reviewed, a focused No Further Remediation (NFR) Letter was issued for the dry cleaner unit. The Illinois Environmental Protection Agency (IEPA) implemented an on-site groundwater use restriction, concrete engineered barrier, industrial/commercial land use restriction and Construction Worker notification. A NFR Inspection Evaluation Document dated August 28, 2017 by IEPA was reviewed by GRS Group with IEPA reporting the site is in compliance. No further action was required. See “Description of the Mortgage Pool-Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

The following table presents certain information relating to the major tenants by net rentable area at the Cress Creek Square Shopping Center Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Binny’s Liquors(2)(3)	NR/NR/NR	29,922	20.7%	$11.00	$329,142	14.4%	5/31/2030
Fresh Thyme(4)(5)(6)	NR/NR/NR	28,655	19.8	$16.12	461,919	20.2	9/30/2030
UFC Gym Naperville(7)(8)	NR/NR/NR	11,979	8.3	$12.50(9)	149,738	6.6	8/31/2029
Hartland Medical Naperville(10)(11)	NR/NR/NR	9,575	6.6	$8.90	85,207	3.7	1/31/2030
X-Golf Naperville LLC(12)	NR/NR/NR	7,000	4.8	$12.99(13)	90,930	4.0	6/30/2029
Edward Health Ventures	NR/NR/NR	4,868	3.4	$22.50(14)	109,530	4.8	12/31/2031
CFG Naperville LLC	NR/NR/NR	4,239	2.9	$21.45	90,927	4.0	4/30/2028
Royal BFD	NR/NR/NR	4,219	2.9	$17.87(15)	75,394	3.3	1/31/2032
East India Company, Inc.	NR/NR/NR	4,101	2.8	$25.30(16)	103,755	4.5	1/31/2028
Plaques Plus Inc.	NR/NR/NR	3,903	2.7	$19.35	75,509	3.3	MTM
Warrior’s Edge Martial Arts	NR/NR/NR	3,901	2.7	$22.29	86,953	3.8	12/31/2025
Two Tortugas LLC	NR/NR/NR	3,883	2.7	$12.50(17)	48,538	2.1	7/31/2027
Major Tenants		116,245	80.5%	$14.69	$1,707,539	74.7%
Other Tenants		25,090	17.4	$23.03	577,791	25.3
Occupied Collateral Total		141,335	97.8%	$16.17	$2,285,330	100.0%
Vacant Space		3,112	2.2
Collateral Total		144,447	100.0%

(1)	Based on the underwritten rent roll as of March 24, 2025 with rent steps totaling $72,534 through February 2026.
(2)	Binny’s Liquors has eight, five-year lease renewal options remaining.
(3)	Binny’s Liquors has the exclusive right to sell packaged alcoholic beverages and cigars at the Cress Creek Square Shopping Center Property (except to the extent alcoholic beverages are sold by a general grocery store exceeding 25,000 square feet and provided the alcoholic beverage display and sales area does not exceed 1,500 square feet of total floor space).
(4)	Fresh Thyme has three, five-year lease renewal options remaining.
(5)	Fresh Thyme has the right to operate a grocery store, meat or seafood market, produce market, natural or health food store, vitamin and supplements store, health or beauty products store, wine, beer and/or liquor store, or a full-service bakery or delicatessen at the Cress Creek Square Shopping Center Property.
(6)	Fresh Thyme has a go-dark provision in its lease.
(7)	UFC Gym Naperville has one, five-year lease renewal option remaining.
(8)	UFC Gym Naperville has the exclusive right to run a martial arts studio at the Cress Creek Square Shopping Center Property.
(9)	UFC Gym Naperville’s rent will increase to $12.50 per square foot in September 2025, $13.50 per square foot in September 2026, $13.77 per square foot in September 2027, and $14.05 per square foot in September 2028.
(10)	Hartland Medical Naperville has the exclusive right to sell medical supplies at the Cress Creek Square Shopping Center Property.
(11)	Hartland Medical Naperville has a go-dark provision in its lease.
(12)	X-Golf Naperville LLC has a go-dark provision in its lease.
(13)	X-Golf Naperville LLC’s rent will increase to $12.99 per square foot in December 2025, $13.25 per square foot in December 2026, $13.51 per square foot in December 2027, and $13.78 per square foot in December 2028.
(14)	Edward Health Ventures’ rent will increase to $22.50 per square foot in January 2026 and $23.00 per square foot in January 2027.
(15)	Royal BFD’s rent will increase to $17.87 per square foot in February 2026 and $18.23 per square foot in February 2027.
(16)	East India Company, Inc.’s rent will increase to $25.30 per square foot in February 2026 and $26.06 per square foot in February 2027.
(17)	Two Tortugas LLC’s rent will increase to $12.50 per square foot in August 2025 and $13.00 per square foot in August 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

The following table presents certain information relating to the lease rollover schedule at the Cress Creek Square Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	3,112	2.2%	NAP	NAP	3,112	2.2%	NAP	NAP
2025 & MTM	3	9,392	6.5	$195,985	8.6%	12,504	8.7%	$195,985	8.6%
2026	0	0	0.0	0	0.0	12,504	8.7%	$195,985	8.6%
2027	5	14,303	9.9	287,394	12.6	26,807	18.6%	$483,379	21.2%
2028	4	11,162	7.7	266,018	11.6	37,969	26.3%	$749,397	32.8%
2029	4	22,857	15.8	333,058	14.6	60,826	42.1%	$1,082,455	47.4%
2030	5	71,049	49.2	949,896	41.6	131,875	91.3%	$2,032,351	88.9%
2031	1	4,868	3.4	109,530	4.8	136,743	94.7%	$2,141,881	93.7%
2032	1	4,219	2.9	75,394	3.3	140,962	97.6%	$2,217,275	97.0%
2033	0	0	0.0	0	0.0	140,962	97.6%	$2,217,275	97.0%
2034	2	3,485	2.4	68,055	3.0	144,447	100.0%	$2,285,330	100.0%
2035	0	0	0.0	0	0.0	144,447	100.0%	$2,285,330	100.0%
2036 & Beyond	0	0	0.0	0	0.0	144,447	100.0%	$2,285,330	100.0%
Total	25	144,447	100.0%	$2,285,330	100.0%
(1)	Based on the underwritten rent roll as of March 24, 2025, with rent steps of $72,534 through February 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

The following table presents certain information relating to the historical operating results and underwritten cash flows of the Cress Creek Square Shopping Center Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,042,223	$1,971,002	$2,045,935	$2,093,091	$2,212,796	$15.32	72.3%
Vacancy Gross Up	0	0	0	0	74,394	0.52	2.4
Rent Steps(3)	0	0	0	0	72,534	0.50	2.4
Reimbursements	672,453	796,160	684,040	681,152	698,163	4.83	22.8
Other Income(4)	0	0	0	0	3,000	0.02	0.1
Gross Potential Income	$2,714,675	$2,767,162	$2,729,975	$2,774,243	$3,060,887	$21.19	100.0%
(Vacancy)	0	0	0	0	(152,894)	(1.06)	(5.0)
Effective Gross Income	2,714,675	$2,767,162	$2,729,975	$2,774,243	$2,907,993	$20.13	95.0%
Real Estate Taxes	320,796	321,820	305,345	328,485	293,647	2.03	10.1
Insurance	39,398	52,532	49,359	49,359	49,454	0.34	1.7
Other Operating Expenses	410,831	407,411	427,267	450,771	398,299	2.76	13.7
Total Expenses	$771,025	$781,763	$781,971	$828,616	$741,400	$5.13	25.5%
Net Operating Income	$1,943,650	$1,985,399	$1,948,004	$1,945,628	$2,166,592	$15.00	74.5%
Capital Expenditures	0	0	0	0	21,667	0.15	0.8
TI/LC(5)	0	0	0	0	93,891	0.65	3.2
Net Cash Flow	$1,943,650	$1,985,399	$1,948,004	$1,945,628	$2,051,035	$14.20	70.5%
(1)	TTM represents the trailing 12-month period ending February 28, 2025.
(2)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Represents rent steps through February 2026.
(4)	Other Income includes income for a seasonal tenant in December for a Christmas tree lot (Swan’s Christmas Trees).
(5)	Tenant improvements and leasing commissions are underwritten based on $0.33 per square feet each, respectively.

The Market. The Cress Creek Square Shopping Center Property is located in Naperville, Illinois. The Cress Creek Square Shopping Center Property is situated approximately 31 miles west of Downtown Chicago, Illinois and approximately 10 miles east of Aurora, Illinois. The neighborhood surrounding the Cress Creek Square Shopping Center Property consists primarily of mixed-use developments with residential, ground floor retail and restaurants, and mall developments situated along major arterials. Fox Valley Mall, a 1.5 million square feet shopping mall, is located approximately 4 miles southwest of the Cress Creek Square Shopping Center Property. According to the appraisal, the Cress Creek Square Shopping Center Property is located in the Western East/West Corridor retail submarket within the Chicago retail market.

According to the appraisal, the Chicago retail market had inventory of approximately 635 million square feet, a vacancy rate of approximately 4.6% and quoted rental rate of $17.54 per square foot as of the fourth quarter of 2024. Additionally, according to the appraisal, the Western East/West Corridor retail submarket had inventory of approximately 57.5 million square feet, a vacancy rate of approximately 5.9% and quoted rental rate of $19.24 per square foot as of the fourth quarter of 2024.

According to the appraisal, within a one-, three- and five-mile radius of the Cress Creek Square Shopping Center Property, the estimated 2024 population is 13,136, 86,729 and 212,812, respectively. Within the same radii, the estimated 2024 average annual household income is $162,437, $169,747 and $170,993, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Cress Creek Square Shopping Center

The following table presents certain information relating to comparable retail centers for the Cress Creek Square Shopping Center Property:

Competitive Property Summary(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Total Occupancy	Distance to Subject	Tenant Name
Cress Creek Square Shopping Center 702-764 Royal Saint George Drive Naperville, IL	1987 / NAP	144,447(2)	97.8%(2)	-	Binny’s Liquors Fresh Thyme UFC Gym Naperville
Prairie Crossings Shopping Center 11043-11185 West Lincoln Highway Frankfort, IL	2004 / NAP	109,079	100.0%	32.3 miles	Whole Foods
I Heritage Square 7603-7605 Highway 311 Sellersburg, IN	1987 / 2020	54,913	100.0%	310.0 miles	Jay C Food Stores
Aldi 1680 East Apple Avenue Muskegon, MI	2023 / 2024	28,156	100.0%	210.0 miles	Aldi
Metro Market 1010 North Rochester Street Mukwonago, WI	1990 / 2018	63,303	100.0%	92.2 miles	Roundy’s Supermarket
Market at McKnight 9594 Manchester Road St. Louis, MO	2007 / NAP	54,618	100.0%	288.0 miles	Aldi
Fabyan Randall Plaza 1902-1980 West Fabyan Parkway Batavia, IL	2001 / NAP	91,415	100.0%	15.4 miles	The Paper Store
Randall Commons 1596 South Randall Road Geneva, IL	1998 / NAP	227,229	81.7%	16.0 miles	Bullfrog International
Mosaic Crossing 1851-1892 North Neltnor Boulevard West Chicago, IL	1988 / NAP	100,242	NAV	11.2 miles	Kids Empire
Dundee Point 86 West Dundee Road Buffalo Grove, IL	1965 / 2002	31,409	NAV	33.1 miles	Midway America Slot Car
Sangamon Center North 1861 East Sangamon Avenue Springfield, IL	1972 / 1996	139,392	NAV	179.0 miles	Planet Fitness
Forest Plaza 6125 East State Street Rockford, IL	1985 / 1994	439,471	90.7%	65.9 miles	Buckle
Grand/Thatcher Plaza 8330-8368 West Grand Avenue River Grove, IL	1970 / NAP	49,050	100.0%	24.0 miles	NVA
3300 W Belmont Avenue 3300 West Belmont Avenue Chicago, IL	1978 / 2007	82,500	100.0%	34.3 miles	SpinXpress 2
Nantucket Square 1023 South Roselle Road Schaumburg, IL	1980 / NAP	53,720	79.9%	20.4 miles	Bricks and Minifigs
5251 West 95th Street 5251 West 95th Street Oak Lawn, IL	2008 / NAP	17,669	100.0%	29.3 miles	Confidential
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of March 24, 2025.

The Borrower. The borrower is Cress Creek, L.L.C., an Illinois limited liability company and single purpose entity with no independent directors.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Arthur Goldner. Arthur Goldner is the founder of Arthur Goldner & Associates, Inc (“AGA”). AGA has sponsored over 100 partnerships or limited liability companies to acquire various assets and real estate in six states. AGA has completed transactions totaling approximately $1.1 billion dollars over 166 transactions covering approximately 7.95 million square feet over the past 42 years. AGA currently manages over 2 million square feet of real estate valued at over $184 million. Services provided by AGA include asset management, commercial and investment brokerage and tenant/landlord representation.

Property Management. The Cress Creek Square Shopping Center Property is managed by Arthur Goldner & Associates, Inc., an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Cress Creek Square Shopping Center

Escrows and Reserves. At origination, the borrower deposited (i) approximately $102,776 for tax reserves, (ii) approximately $47,600 for insurance reserves and (iii) approximately $40,438 for immediate repair reserves.

Tax Escrows – The borrower is required make monthly deposits equal to 1/12th of the annual estimated tax payments during the next ensuing 12 months, currently estimated at $24,471.

Insurance Escrows – The borrower is required make monthly deposits equal to 1/12th of the annual estimated insurance payments that lender estimates will be payable for the renewal of coverages, currently estimated at $4,121.

Replacement Reserve – The borrower is required make monthly deposits equal to $1,806 for replacement reserves.

TI / LC Reserve – The borrower is required make monthly deposits equal to $7,824 for TI/LC reserves.

Critical Tenant Rollover Reserve – The borrower is required make monthly deposits equal to $8,333 for critical tenant rollover reserves.

Lockbox / Cash Management. The Cress Creek Square Shopping Center Mortgage Loan is structured with a springing lockbox and springing cash management. Within five business days after the occurrence of a Cash Sweep Event (as defined below), the borrower or the property manager is required to deliver a notice to all tenants at the Cress Creek Square Shopping Center Property directing them to remit any rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. If the borrower or any agent of the borrower at any time after the occurrence of a Cash Sweep Event receives from any tenant or any other party any rents or other charges related to the Cress Creek Square Shopping Center Property, the borrower is required to immediately, and in any event within one business day, remit or cause its agent to remit such receipts to the lockbox account bank. During the occurrence of any Cash Sweep Event, funds deposited in the lockbox account are required to be swept on each business day into a lender controlled cash management account and applied (i) to make required deposits (if any) into the tax reserve subaccount, (ii) to make required deposits (if any) into the insurance reserve subaccount, (iii) to make required deposits (if any) to the debt service reserve subaccount, (iv) to deposit funds sufficient to pay fees and expenses for the cash management bank into the cash management fee subaccount, (v) to deposit funds sufficient to pay monthly capital expenditures into the capital expenditure reserve subaccount, (vi) to deposit funds sufficient to pay the monthly rollover deposit into the rollover reserve subaccount and (vii) to deposit funds sufficient to pay any interest accruing at the default rate, late payment charges and any other amount due and payable under the Cress Creek Square Shopping Center Mortgage Loan documents into the delinquency subaccount. To the extent that no Cash Sweep Event Period is continuing, all excess cash flow is required to be disbursed to the borrower.

A “Cash Sweep Event” will commence upon any of the following: (i) the occurrence of an event of default under the Cress Creek Square Shopping Center Mortgage Loan documents; (ii) bankruptcy of the borrower; (iii) bankruptcy of the guarantor; (iv) bankruptcy of the property manager; (vi) a Cash Sweep DSCR Trigger Event (as defined below); or (vii) a Critical Tenant Trigger Event (as defined below).

A Cash Sweep Event will end: (a) with regard to clause (i), upon the cure of the event of default; (b) with regard to clause (ii), upon the bankruptcy action against the borrower being discharged, stayed or dismissed within 60 days of such filing; (c) with regard to clause (iii), upon the bankruptcy action against the guarantor being discharged, stayed or dismissed within 60 days of such filing; (d) with respect to clause (iv), (a) if the borrower replaces the property manager with a new property manager acceptable to the lender or (b) if the bankruptcy action against the property manager is discharged, stayed or dismissed within 120 days of such filing; (e) with respect to clause (v), once the trailing twelve month debt service coverage ratio is greater than 1.15x for two consecutive quarters; and (f) with respect to clause (vi), on the date which the Critical Tenant Trigger Event is cured.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A “Cash Sweep DSCR Trigger Event” means, any date on which the lender determines the debt service coverage ratio based on the trailing twelve-month period immediately preceding the date of such determination is less than 1.10x.

A “Critical Tenant Trigger Event” means any of the following with respect to any Critical Tenant Lease (as defined below): (i) the applicable Critical Tenant (as defined below) gives notice of its intention to terminate or not to extend or renew the applicable Critical Tenant Lease or the applicable Critical Tenant Lease is otherwise terminated; (ii) on or prior to twelve months prior to the then applicable expiration date under its lease, the related Critical Tenant fails to give irrevocable notice of its election to renew its lease; (iii) on or prior to the date by which the related Critical Tenant is required under its lease to notify the landlord of its election to renew its lease, such Critical Tenant fails to give such notice; (iv) an event of default occurs under such Critical Tenant Lease; (v) bankruptcy of the related Critical Tenant or any guarantor of such Critical Tenant Lease occurs; (vi) the related Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease; or (vii) the related Critical Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs).

A Critical Tenant Trigger Event will end: (a) with regard to clauses (i), (ii) and (iii) above, on the date that (1) a Critical Tenant Lease Extension (as defined below) is duly executed and delivered by the borrower, such Critical Tenant Lease Extension covers all of the applicable Critical Tenant space, all tenant improvement costs, leasing commissions and other material costs and expenses related thereto have been satisfied or an amount sufficient to cover any such costs and expenses as reasonably determined by the lender, has been deposited into the critical tenant TI/LC account or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred with respect to the applicable Critical Tenant space; (b) with regard to clause (iv), upon a cure of the applicable event of default; (c) with regard to clause (v), when such Critical Tenant ceases to be a debtor in the applicable bankruptcy action or upon the affirmation of the applicable Critical Tenant Lease in the applicable bankruptcy action, provided that in each case the Critical Tenant is actually paying all rents and other amounts due under the applicable Critical Tenant Lease; (d) with regard to clause (vi), when the applicable Critical Tenant re-commences the payment of full unabated rent; or (e) with regard to clause (vii), when the applicable Critical Tenant re-commences its normal business operations at the applicable Critical Tenant space or a Critical Tenant Space Re-tenanting Event has occurred.

A “Critical Tenant” means each of (i) Binny’s Liquors and (ii) Fresh Thyme, together with their respective successors and assigns, and any other tenant hereafter occupying all or a portion of the related Critical Tenant space.

A “Critical Tenant Lease” means each of (i) the Binny’s Liquors lease, (ii) the Fresh Thyme lease, and (iii) any lease entered into pursuant to which a tenant leases all or a portion of the related Critical Tenant space.

A “Critical Tenant Lease Extension” means (i) the exercise by a Critical Tenant of the five-year extension right in accordance with the provisions currently set forth in the applicable Critical Tenant Lease.

A “Critical Tenant Space Re-tenanting Event” means the date upon which all of the following conditions have been satisfied with respect to such Critical Tenant Lease: (i) the related Critical Tenant space has been leased to one or more replacement tenant(s) for a term of at least five years and otherwise on terms and conditions reasonably acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the related Critical Tenant space has been paid in full, and (iii) the replacement tenant(s) is conducting normal business operations at the related Critical Tenant space.

Subordinate and Mezzanine Debt. Not permitted.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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